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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United Continental Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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April 29, 2016

Dear Stockholder:

        On behalf of our Board of Directors, we are pleased to invite you to the 2016 Annual Meeting of Stockholders of United Continental Holdings, Inc. (the "Company") to be held on June 8, 2016. A notice of the 2016 Annual Meeting and proxy statement follows. Please read the enclosed information and our 2015 Annual Report carefully before voting your proxy.

        This year, we will continue to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the 2016 Annual Meeting.

        Your vote is important. Even if you plan to attend the Annual Meeting in person, please authorize your proxy or direct your vote by following the instructions on each of your voting options described in the proxy statement and the Notice of Internet Availability. You may vote your shares by Internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. We encourage you to use the first option and vote by Internet.

        Thank you for your continued support of United. We look forward to seeing you at the 2016 Annual Meeting.

Sincerely,

Oscar Munoz President and Chief Executive Officer

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2016

DATE:	Wednesday, June 8, 2016
TIME:	9:00 a.m., Central Time
PLACE:	Willis Tower
233 South Wacker Drive
Chicago, Illinois 60606

RECORD DATE:	April 21, 2016

MATTERS TO BE VOTED ON:

  1.
  Election of nominees to the Board of Directors, as follows:

  •
  Twelve directors, to be elected by the holders of Common Stock;

  •
  One ALPA director, to be elected by the holder of Class Pilot MEC Junior Preferred Stock; and

  •
  One IAM director, to be elected by the holder of Class IAM Junior Preferred Stock.

  2.
  Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2016.

  3.
  An advisory resolution approving the compensation of the Company's named executive officers as presented in the proxy statement.

  4.
  Any other matters that may be properly brought before the Annual Meeting.

Jennifer L. Kraft Deputy General Counsel and Secretary

Chicago, Illinois
April 29, 2016

Even if you plan to attend the Annual Meeting in person, please authorize your proxy or direct your vote as promptly as possible. You may vote your shares by Internet, telephone or mail pursuant to the instructions included on the Notice of Internet Availability, proxy card or voting instruction card. If you mail the proxy or voting instruction card using the envelope provided, no postage is required if mailed in the United States. If you attend the Annual Meeting in person and want to withdraw your proxy, you may do so as described in the attached proxy statement and vote in person on all matters properly brought before the Annual Meeting.

        You can find detailed information regarding voting in the section entitled "General Information" in the attached proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2016. The Company's Notice of Annual Meeting, Proxy Statement and 2015 Annual Report to Stockholders are available on the Internet at http://www.envisionreports.com/ual.

PROXY STATEMENT

i

FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements that reflect the expectations and beliefs of United Continental Holdings, Inc. (the "Company") with respect to certain current and future events, including its future plans with respect to share repurchases, anticipated changes to its fleet, its plans to drive ancillary revenue and its anticipated financial and operating performance. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in Part I, Item 1A., "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Form 10-K"), as well as other risks and uncertainties set forth from time to time in the reports the Company files with the U.S. Securities and Exchange Commission (the "SEC"). All forward-looking statements in this proxy statement are based upon information available to the Company on the date on which this proxy statement was filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

ii

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 8, 2016

GENERAL INFORMATION

Purpose, Place, Date and Time

        This proxy statement is furnished to you by the board of directors (the "Board") in connection with the solicitation of your proxy to be voted at the 2016 annual meeting of stockholders of United Continental Holdings, Inc., which we refer to as the "Annual Meeting," to be held on Wednesday, June 8, 2016, at 9:00 a.m., Central Time, at the Willis Tower, 233 South Wacker Drive, Chicago, Illinois 60606. This proxy statement and the accompanying proxy card are being made available to you on approximately April 29, 2016.

        In this proxy statement, the terms "we," "our," "us," "UAL" and the "Company" refer to United Continental Holdings, Inc. The Company became the parent company of Continental Airlines, Inc. (together with its consolidated subsidiaries, "Continental") upon the closing of a merger transaction (the "Merger") on October 1, 2010. As part of the Merger integration, on March 31, 2013, the Company merged its two operating subsidiaries, Continental and United Air Lines, Inc. ("United Air Lines"), with Continental continuing as the surviving corporation and as a wholly-owned subsidiary of the Company. Upon the closing of this transaction on March 31, 2013, Continental's name was changed to "United Airlines, Inc." ("United Airlines").

Internet Availability of Proxy Materials

        We will continue to take advantage of the "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), which allow public companies to deliver a "Notice of Internet Availability of Proxy Materials" and provide Internet access to proxy materials and annual reports to their stockholders. The use of Notice and Access generates cost savings for the Company and reduces the environmental impact of the Annual Meeting. In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a "Notice of Internet Availability." The Notice of Internet Availability will include instructions on accessing and reviewing our proxy materials and annual report to stockholders on the Internet, and will provide instructions on submitting a proxy on the Internet. If you would like to receive paper or email copies of our proxy materials and annual report, please follow the instructions on the Notice of Internet Availability for requesting paper or email copies of our proxy materials and annual report.

Householding

        The rules of the SEC allow us to deliver a single Notice of Internet Availability or set of proxy materials and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability or set of proxy materials and annual report to multiple stockholders who share an address, unless we have received different instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice of Internet Availability or set of proxy materials and annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. ("Broadridge") by telephone at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        If you are currently a stockholder sharing an address with another stockholder and are receiving multiple copies of our Notice of Internet Availability or proxy materials and wish to receive only one copy of future Notices of Internet Availability or proxy materials and annual reports for your household, please contact Broadridge at the above telephone number or address.

Voting Rights and Proxy Information

Who is entitled to vote?

        If you are a stockholder with shares of our voting stock, including our common stock, $0.01 par value per share ("Common Stock"), registered in your name with Computershare Investor Services ("Computershare"), the Company's transfer agent and registrar, then you are considered a "stockholder of record." Stockholders of record at the close of business on April 21, 2016, which is known as the "record date" for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

        The following chart shows the number of shares of each class of our voting stock outstanding as of the record date, the number of record holders of each class as of the record date entitled to vote at the Annual Meeting, the votes per share for each class for all matters on which the shares vote, and the directors each class is entitled to elect. The aggregate number of votes to which a class is entitled is equal to the number of shares outstanding of such class.

Title of Class	Shares Outstanding	Holders of Record(a)	Votes per Share	Voting for Directors
Common Stock	335,699,674	8,785	1	Class elects 12 directors
Class Pilot MEC Junior Preferred Stock	1	1	1	Class elects 1 director
Class IAM Junior Preferred Stock	1	1	1	Class elects 1 director

(a)
The holder of record of Class Pilot MEC Junior Preferred Stock is the United Airlines Pilots Master Executive Council of Air Line Pilots Association, International ("ALPA"). The holder of record of Class IAM Junior Preferred Stock is the International Association of Machinists and Aerospace Workers ("IAM").

How do I vote if I am a stockholder of record?

        If you are a stockholder of record that holds shares as of the record date, you have three options for delivering your proxy to vote your shares:

  •
  Vote by Internet

        You can vote via the Internet by logging onto http://www.envisionreports.com/ual and following the prompts using the control number located on your Notice of Internet Availability or proxy card. This vote will be counted immediately, and there is no need to mail your proxy card.

  •
  Vote by Telephone

        To use the telephone voting procedure, dial (800) 652-8683 and listen for further directions. You must use a touch-tone telephone in order to respond to the questions. This vote will be counted immediately, and there is no need to mail your proxy card.

  •
  Vote by Mail

        Shares eligible to be voted, and for which a properly signed proxy card is returned, will be voted in accordance with the instructions specified on the proxy card.

        Proxies submitted by Internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, June 7, 2016, the day before the Annual Meeting.

        Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. If you vote in person at the Annual Meeting, your previously submitted proxy will be disregarded, but simply attending the Annual Meeting will not revoke a previously submitted proxy. See "Can I attend the Annual Meeting?" below for information regarding how to attend the Annual Meeting.

  We encourage you to vote by Internet as instructed on the Notice of Internet Availability or proxy card.

How are my shares voted if I do not indicate how to vote on the proxy card?

        If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board, including FOR the election of each of the nominees for director (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2016 (Proposal No. 2) and FOR the advisory vote to approve the compensation of the Company's named executive officers (Proposal No. 3).

How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?

        If you hold your shares in an account at a broker, bank, trust or other nominee, you are considered the "beneficial owner" of shares held in "street name," and you should have received a Notice of Internet Availability or a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the Notice of Internet Availability or voting instruction card and the voting instructions that you receive. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, trust or other nominee. Follow the instructions from your broker, bank, trust or other nominee included with the Notice of Internet Availability or proxy materials, or contact your broker, bank, trust or other nominee, to request a legal proxy.

How do I vote my shares if I participate in one of the United 401(k) plans?

        If you hold shares in an account under the United Airlines Ground Employee 401(k) Plan, the United Airlines Flight Attendant 401(k) Plan or the United Airlines Management and Administrative 401(k) Plan (each a "Plan," and collectively, the "United 401(k) Plans"), Computershare is sending you the Company's Notice of Internet Availability or proxy materials directly, including the voting instruction card. You may direct the trustee of the United 401(k) Plans, Evercore Trust Company, N.A., on how to vote your Plan shares by directing the voting of your Plan shares by Internet, telephone or mail pursuant to the instructions included on the Notice of Internet Availability or proxy card. Please note that, in order to permit the trustee for the United 401(k) Plans to tally and vote all of the shares of Common Stock held in the United 401(k) Plans, your instructions, whether by Internet, telephone or proxy card, must be completed and received prior to 5:00 a.m., Central Time, on Monday, June 6, 2016. You may not change your vote related to such Plan shares after this deadline.

        If you do not provide voting instructions to the trustee, your Plan shares will be voted by the trustee in the same proportion that it votes shares in other Plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of each Plan and trust agreement.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability or proxy cards that you receive.

Who counts the votes?

        Representatives of Computershare will tabulate the votes and act as Inspector of Election at the Annual Meeting.

How is a quorum determined?

        A quorum is necessary for conducting a valid Annual Meeting. The presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Where a separate vote of a class or series of stock is required, the presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares of such class or series is necessary to constitute a quorum thereof entitled to take action with respect to such separate vote.

What are "broker non-votes"?

        Under the rules of the New York Stock Exchange ("NYSE"), brokers, banks, trusts or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain "routine" matters even if they do not receive timely voting instructions from the beneficial owner. With respect to "non-routine" matters, the broker, bank, trust or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions.

        A broker non-vote occurs when a beneficial owner of shares held by a broker, bank, trust or other nominee fails to provide the record holder with specific instructions concerning how to vote on any "non-routine" matters brought to a vote at a stockholders meeting. At the Annual Meeting, brokers will have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), which is the only "routine" matter presented at the Annual Meeting. If brokers exercise this discretionary voting authority on Proposal No. 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting (Proposal Nos. 1 and 3), which are considered "non-routine."

How are abstentions and broker non-votes treated for quorum purposes, and how do they impact the voting results?

        Abstentions are counted for purposes of determining whether a quorum is present. Abstentions will have the effect of a vote against the matters presented for a vote of the stockholders, other than the election of directors. Abstentions have no effect with respect to the election of directors (Proposal No. 1).

        As explained above under "What are 'broker non-votes?,"' if brokers exercise their discretionary voting authority on Proposal No. 2, such shares will be considered present at the meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the meeting (Proposal Nos. 1 and 3), which are considered "non-routine." Broker non-votes will have no impact on the voting results on the election of directors (Proposal No. 1) or the advisory resolution approving the compensation of the named executive officers (Proposal No. 3).

        If you are a beneficial owner of shares held by a broker, bank, trust or other nominee holding shares on your behalf, we urge you to submit your voting instructions to your broker, bank, trust or other nominee in advance of the Annual Meeting. Please see "How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?" above for a discussion of the procedures.

What classes of stock vote on each proposal, and what is the vote required?

        The holders of Common Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock will vote together as a single class on all proposals presented at the Annual Meeting other than the election of directors (Proposal No. 1).

  Election of Directors (Proposal No. 1)

        Each director will be elected by vote of a majority of the votes cast with respect to that director's election in person or represented by proxy and entitled to vote on the election of directors. "Majority of the votes cast" means that the number of shares voted FOR a director exceeds the number of shares voted AGAINST that director (with abstentions and broker non-votes not counted as a vote cast either FOR or AGAINST that director's election). Any incumbent director who is not reelected in an election in which majority voting applies is required to tender his or her resignation promptly following certification of the stockholders' vote. The Nominating/Governance Committee will then consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board is expected to act on the recommendation within 120 days following certification of the stockholders' vote and will promptly disclose its decision regarding whether to accept the director's resignation offer. The director who tenders his or her resignation will not participate in the recommendation of the Nominating/Governance Committee or the decision of the Board with respect to his or her resignation.

  Proposal Nos. 2 and 3

        The affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to approve the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) and the advisory resolution approving the compensation of the named executive officers (Proposal No. 3).

How does the proxy voting process work?

        If you vote using the Internet or telephone procedures specified in the Notice of Internet Availability or proxy card, or your proxy card is properly dated, signed and returned by mail, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by it (or if there are no such instructions, then in accordance with the recommendation of the Board).

        If a quorum is not present at the time the Annual Meeting is convened for any particular purpose, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the Annual Meeting with the vote of the stockholders then present.

How do I revoke a proxy?

        Any proxy may be revoked by the person giving it at any time before it is voted (except as discussed above with respect to shares in a United 401(k) Plan account). A proxy may be revoked by a later proxy delivered using the Internet or telephone voting procedures or by written notice mailed to the Secretary prior to the Annual Meeting. If you hold your shares through a broker, bank, trust or other nominee, you should follow their instructions as to how you can revoke a proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a holder of Common Stock who is in attendance and entitled to vote at the Annual Meeting may request a ballot and vote in person, which revokes a previously granted proxy.

How are proxies being solicited and who pays solicitation expenses?

        Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by us. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and voting preferred stock held of record, and we may reimburse these individuals for their reasonable expenses. In addition to mailed proxy materials and proxy materials available over the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. To help assure the presence in person or representation by proxy of the largest number of stockholders possible, we have engaged MacKenzie Partners, Inc. ("MacKenzie"), a proxy solicitation firm, to solicit proxies on our behalf.

        The Company has agreed to pay MacKenzie customary compensation for its solicitation services, including an initial retainer of $60,000 plus reimbursement for reasonable out-of-pocket expenses incurred during the solicitation. MacKenzie has advised us that its total fees are estimated to be $25,000 in connection with the solicitation. The Company has also arranged to indemnify MacKenzie against certain liabilities arising from or in connection with the solicitation.

Can I attend the Annual Meeting?

        Admittance is limited to stockholders of the Company. The following procedures have been adopted to ensure that the Company's stockholders can check in efficiently when entering the Annual Meeting.

  Stockholders of Record

        If you are a stockholder of record on April 21, 2016 (the record date), you (or your duly appointed proxy holder) are entitled to attend the Annual Meeting. If you are a stockholder of record or you own shares through a Plan, there is an admission ticket located on your Notice of Internet Availability or proxy card. You will be asked to present the admission ticket and valid picture identification to obtain admittance to the Annual Meeting.

        If you are a record holder (or a record holder's duly appointed proxy) and you do not bring an admission ticket with you to the Annual Meeting, you will be admitted upon verification of ownership at the stockholders' registration desk. Please be prepared to present valid picture identification.

  Beneficial Owners

        If you are a beneficial owner of Common Stock as of April 21, 2016, you may obtain admittance at the stockholders' registration desk by presenting evidence of your Common Stock ownership. This evidence could be a legal proxy from the institution that is the record holder of your shares, or your most recent account statement from your broker, bank, trust or other nominee that includes the record date, along with valid picture identification. Please note that in order to vote at the Annual Meeting, beneficial owners must present the legal proxy from the record holder.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Nominating/Governance Committee has recommended to the Board, and the Board has unanimously nominated, the individuals named below for election as directors at the Annual Meeting to hold office until the next annual meeting of stockholders, until their successors are elected and qualified, or until their earlier death, resignation or removal. Each of the nominees currently serves as a director of the Company. There is no family relationship between any of the nominees or between any nominee and any executive officer of the Company.

        As previously announced, each of Messrs. Meyer, Walker and Yamarone has notified the Company that he intends to retire from the Board at the end of his current term as director and will, therefore, not stand for reelection to the Board at the Annual Meeting. The Company thanks Messrs. Meyer, Walker and Yamarone for their many years of distinguished service to the Company.

        Shares represented by executed proxy cards will be voted, except where directed otherwise, FOR the election of the 12 nominees. In the event that any nominee is unable to serve or for good cause will not serve, such shares will be voted FOR the election of such substitute nominee as the Board may propose. Each of the nominees has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unable to serve.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

Director Qualifications

        Set forth on the following pages is biographical and other information about each nominee for election as a director. This information includes, but is not limited to, the business experience and directorships on the boards of public companies and registered investment companies held by each nominee during at least the past five years. This information also includes a discussion of the specific experience, qualifications, attributes and skills of each nominee that led to the Board's determination that such nominee is qualified and should serve as a director.

        In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills, the Board believes that all of the nominees have demonstrated certain common attributes that the Board would generally expect any director nominee to possess. Those common attributes include an appropriate level of business, government or professional acumen, the capacity for strategic and critical thinking, leadership capabilities, a reputation for integrity and ethical conduct, and an ability to work collaboratively. Please see "Corporate Governance—Nominations for Directors" below for further discussion of the criteria considered by the Nominating/Governance Committee when identifying director nominees.

Directors to be Elected by the Holders of Common Stock

        Twelve directors are to be elected by the holders of Common Stock. Each current director has served continuously since the date of his or her appointment. On April 19, 2016, the Company entered into an agreement (the "Settlement Agreement") with PAR Capital Management, Inc. ("PAR"), Altimeter Capital Management, LP ("Altimeter") and the other signatories listed on the signature page thereto, pursuant to which the Company, Altimeter and PAR settled a proxy contest for the election of directors. Pursuant to the Settlement Agreement, Messrs. Harford and Shapiro have been nominated for election at the Annual Meeting.

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Carolyn Corvi	(1)	Retired Vice President and General Manager, Airplane Programs, Commercial Airplanes of Boeing Commercial Airplanes (commercial jet aircraft segment) of The Boeing Company ("Boeing") (2005-2008); Various other positions with Boeing for 34 years, including Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, Director of Quality Assurance for the Fabrication Division and Director of Program Management for 737/757 Programs.	64	2010
	(2)	Director—Allegheny Technologies Inc. (2012-present); Hyster-Yale Materials Handling, Inc. (2012-present); Goodrich Corporation (2009-2012); Continental (2009-2010).
	(3)	Ms. Corvi provides extensive management expertise to the Board, having served in key management and operational oversight roles for Boeing during her 34 years of service. She also brings an expertise with respect to the manufacturing of commercial aircraft, which she developed through her management of commercial airplane production for Boeing as Vice President and General Manager, Airplane Programs, Commercial Airplanes, Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, and in the other positions indicated above. Ms. Corvi brings experience to the audit committee function of the Board through her previous service on the Audit Committees of Continental and Goodrich Corporation and her current service on the Audit Committees of Allegheny Technologies Inc. and Hyster-Yale Materials Handling, Inc. Her service on the Continental board of directors provided her with valuable experience in the airline industry.
Jane C. Garvey	(1)	Chairman of Meridiam, North America (infrastructure development fund) (2009-present); Vice President of U.S. Public Private Partnerships in Transportation at JPMorgan Chase (global financial services firm) (2008-2009); Executive Vice President and Chairman of Transportation Practice of APCO Worldwide (public affairs and strategic communications consulting firm) (2003-2008).	72	2009
	(2)	Director—Bombardier Inc. (2007-2008); Skanska (2003-2008).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Ms. Garvey brings extensive management oversight experience to the Board as Chairman of Meridiam, North America. She also provides valuable leadership experience and knowledge of the airline industry from her past role as administrator of the Federal Aviation Administration ("FAA"), where she was the first administrator to serve a five-year term, and as the recipient of the National Air Transportation Association's Distinguished Service Award. Through her various professional responsibilities, Ms. Garvey has also gained experience in a broad range of industries, including infrastructure development, financial services, transportation, construction and consulting.
Barnaby "Barney" M. Harford	(1)	Chief Executive Officer of Orbitz Worldwide, Inc. (online travel company) (2009-2015); multiple roles at Expedia, Inc. (online travel company) (1999-2006), including President of Expedia Asia Pacific (2004-2006).	44	2016
	(2)	Director—Orbitz Worldwide, Inc. (2009-2015); eLong, Inc. (2004-2008).
	(3)	Mr. Harford brings travel industry and ecommerce insight, combined with a successful track record deploying large technology teams, having served as Chief Executive Officer of Orbitz Worldwide, Inc. He also provides experience with international markets, in particular the Asia Pacific region, having led Expedia's entry into China, Australia and Japan. He serves as Non-Executive Chairman of the board of directors of Lola, a chat-based travel planning service, (2016-present) and as a director of LiquidPlanner, Inc., an online project management software company (2007-present). He previously served as a director of GlobalEnglish Corporation (2008 to 2011) and Crystal Orange Hotel Group (formerly Mandarin Holdings) (2009 to 2012).
Walter Isaacson	(1)	President and Chief Executive Officer of The Aspen Institute (international education and leadership institute) (2003-present); Chairman and Chief Executive Officer of CNN (July 2001-January 2003).	63	2006
	(2)	Chairman—CNN (July 2001-January 2003).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Isaacson provides valuable business operations expertise and extensive management knowledge, having served as President and Chief Executive Officer of The Aspen Institute. Prior to that position, he gained leadership experience and strategic development and implementation skills as Chairman and Chief Executive Officer of CNN. Mr. Isaacson has also served as the editor of Time Magazine. In 2009, Mr. Isaacson was appointed by President Obama to be Chairman of the Broadcasting Board of Governors, which runs international broadcasts for the U.S. government. He served in this role until January 2012. Through his various professional positions, Mr. Isaacson has gained experience in a broad range of industries, including education, economics, communications and broadcasting.
James A. C. Kennedy	(1)	President and Chief Executive Officer of T. Rowe Price Group, Inc. ("T. Rowe Price") (global investment management organization) (2007-2015).	62	2016
	(2)	Director—T. Rowe Price (1996-April 2016).
	(3)	Mr. Kennedy brings to the Board a stockholders' perspective and his expertise in management and finance, particularly as result of his tenure as President and Chief Executive Officer of T. Rowe Price, a global investment management organization which provides mutual fund, sub-advisory and institutional asset management. Prior to his appointment as President and Chief Executive Officer of T. Rowe Price, Mr. Kennedy served in roles of increasing responsibility since 1978, including equity analysis, Director of Equity Research as of 1987, and Head of U.S. Equities from 1997-2006. Mr. Kennedy also brings executive compensation experience to the Board, having served as the Chairman of the Management Compensation Committee at T. Rowe Price for nine years.
Robert A. Milton	(1)	Chairman and Chief Executive Officer of ACE Aviation Holdings Inc. (holding company for Air Canada and other aviation interests) (2011-2012); Chairman, President and Chief Executive Officer of ACE Aviation Holdings Inc. (2004-2011); Chairman of Air Canada (2004-2007); President and Chief Executive Officer of Air Canada (1999-2004); Executive Vice-President and Chief Operating Officer of Air Canada (1996-1999); Chairman of the Board of Governors of IATA (The International Air Transport Association) (2005-2006).	55	2016

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(2)	Lead Director—Air Lease Corporation (2010-present); AirAsia Berhad (June 2013-June 2015); Director—US Airways, Inc. (2005-2006).
	(3)	Mr. Milton brings extensive airline industry experience to the Board, providing deep industry experience in management and operations relevant to the Company. Mr. Milton has spent his entire career in the airline industry, most recently as Chairman and Chief Executive Officer of ACE Aviation Holdings Inc., and previously as Chairman, President and Chief Executive Officer of Air Canada. Having joined Air Canada in 1992 in a consulting capacity, Mr. Milton also held previous roles including Senior Director of Scheduling, Vice President, Scheduling and Product Management, Senior Vice President, Marketing and In-Flight Service and Executive Vice President and Chief Operating Officer. Further, Mr. Milton brings corporate governance expertise to the Board, having served as the lead independent director of Air Lease Corporation since 2010. Mr. Milton also brings executive compensation experience and financial expertise to the Board, enhanced by his service on the Audit and Compensation Committees of Air Lease Corporation.
Oscar Munoz	(1)	President and Chief Executive Officer of the Company (Sept. 2015-present); President and Chief Operating Officer of CSX Corporation ("CSX") (railroad and intermodal transportation services company) (Feb. 2015-Sept. 2015); Executive Vice President and Chief Operating Officer of CSX (2012-2015); Executive Vice President and Chief Financial Officer of CSX (2003-2012).	57	2010
	(2)	Director—CSX (Feb. 2015-Sept. 2015); Continental (2004-2010).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Munoz provides valuable expertise in management, finance, accounting and auditing to the Board. He developed this expertise during his more than 25 years of service prior to joining the Company in key executive positions within the telecommunications, beverage and transportation industries. As our President and Chief Executive Officer, Mr. Munoz is responsible for, and has extensive familiarity with, the Company's ongoing operations and management's efforts to implement the strategic priorities identified by the Board. Mr. Munoz is uniquely suited to inform the Board with respect to these matters. Prior to joining the Company, Mr. Munoz served as the President and Chief Operating Officer of CSX from February 2015 until September 2015, with responsibility for managing all aspects of CSX's operations across its 21,000-mile network, including transportation, service design, customer service, engineering, mechanical and technology. In this role, Mr. Munoz also oversaw sales and marketing, human resources and information technology. Immediately prior to this role, Mr. Munoz served as Executive Vice President and Chief Operating Officer of CSX. Mr. Munoz also previously served as Executive Vice President and Chief Financial Officer of CSX, with responsibility for management and oversight of all financial, strategic planning, information technology, purchasing and real estate activities of CSX. In addition, he developed extensive experience in the airline industry during his six years of service on the Continental board of directors.
William R. Nuti	(1)	Chairman, Chief Executive Officer and President of NCR Corporation (global technology) (2007-present); Chief Executive Officer and President of NCR Corporation (2005-2007).	52	2013
	(2)	Director—NCR Corporation (2005-present); Coach, Inc. (2014-present); Sprint Nextel Corporation (2008-2013).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Nuti provides the Board with valuable expertise in management, finance and technology, developed during his years of service in the technology industry. Mr. Nuti has extensive experience in key management and operational oversight roles, including serving as Chairman, Chief Executive Officer and President of NCR Corporation, and President, Chief Executive Officer and Chief Operating Officer of Symbol Technologies. Mr. Nuti also brings to the Board the perspective of an active chief executive officer with primary responsibility for the oversight of all aspects of a publicly traded, global technology company with international operations. Mr. Nuti also brings executive compensation and financial experience to the Board, enhanced by his service on the Compensation Committee of Coach, Inc., having previously served on its Audit Committee and having served on the Compensation and Finance Committees of Sprint Nextel Corporation.
Edward L. Shapiro	(1)	Managing Partner on leave of absence from PAR (investment management firm) (April 25, 2016-present); multiple roles at PAR (1997-April 2016), including Managing Partner (2014-April 25, 2016); Partner (1999-2013); and portfolio manager at PAR (1997-April 25, 2016).	51	2016
	(2)	Chairman—Global Eagle Entertainment, Inc. (2013-present); Director—LodgeNet Interactive Corporation (2010-2012); US Airways (2005-2008).
	(3)	Mr. Shapiro brings to the Board financial expertise and an investor's perspective, having served in various capacities at PAR, an investment management firm specializing in investments in travel, media and Internet-related companies, from 1997 to present. He also currently serves as Chairman of the board of directors of Lumexis Corporation, an in-seat, inflight entertainment company, and is a member of the board of directors of Sonifi Solutions (formerly LodgeNet Interactive Corporation).
Laurence E. Simmons	(1)	Chairman of SCF Partners (private equity investment management) (1989-present).	69	2010
	(2)	Director—Zions Bancorporation (1978-present); Continental (2009-2010); Oil States International, Inc. (2001-2007).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Simmons provides the Board his extensive expertise in finance, corporate strategic transactions and the energy industry. Mr. Simmons is the founder and Chairman of SCF Partners ("SCF"), a firm providing equity capital and strategic growth assistance to build energy service and equipment companies. Mr. Simmons also brings to the Board his experience in both the airline industry and the audit committee function, having served on the Boards of Directors and Audit Committees of Continental and ExpressJet Holdings, Inc. In addition, he serves in leadership roles in a number of civic and community organizations in the Houston area, the location of one of the Company's hub airports.
David J. Vitale	(1)	Chair of the Urban Partnership Bank (2010-present); Chairman of Duff & Phelps Global Utility Income Fund (2011-present), DNP Select Income Fund, Inc. (2009-present), DTF Tax-Free Income Inc. (2015-present) and Duff & Phelps Utility and Corporate Bond Trust (investment companies) (2015-present); President, Chicago Board of Education (education) (2011-2015); Senior Advisor to the Chief Executive Officer of the Chicago Public Schools (education) (2007-2008); Chief Administrative Officer of the Chicago Public Schools (2003-2007).	69	2006
	(2)	Director—Duff & Phelps Global Utility Income Fund (2011-present); DTF Tax-Free Income Inc. (2005-present); Duff & Phelps Utility and Corporate Bond Trust (2005-present); DNP Select Income Fund, Inc. (2000-present); Alion Science & Technology Corporation (2009-2014).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Vitale provides valuable financial and management expertise to the Board through many years of experience in significant business roles. Mr. Vitale served as President of the Chicago Board of Education, with responsibility for the governance, organizational and financial oversight of the Chicago Public Schools. Mr. Vitale has acted both as Chief Administrative Officer of the Chicago Public Schools and Senior Advisor to the Chief Executive Officer of the Chicago Public Schools, where he provided oversight for all educational departments, including finance, operations, human resources, technology and procurement. He brings to the Board expertise on the audit committee function, having served on the Audit Committee of Alion Science & Technology Corporation. He brings additional leadership experience to the Board by serving as Chairman of Duff & Phelps Global Utility Income Fund, DNP Select Income Fund, Inc., DTF Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust. Through his extensive professional roles, Mr. Vitale gained experience in a number of industries, including education, banking, financial services and investment management.
James M. Whitehurst	(1)	President and Chief Executive Officer of Red Hat, Inc. ("Red Hat") (provider of open source enterprise IT products and services) (2008-present); Chief Operating Officer of Delta Air Lines, Inc. ("Delta") (2005-2007); Chief Network and Planning Officer of Delta (2004-2005); Senior Vice President—Finance, Treasury, and Business Development of Delta (2002-2004).	48	2016
	(2)	Director—SecureWorks Corp. (2016-present); DigitalGlobe, Inc. (2009-2016).
	(3)	Mr. Whitehurst provides valuable business expertise in addition to airline industry knowledge to the Board. Prior to Red Hat, Mr. Whitehurst spent six years at Delta, where he managed airline operations and drove significant international expansion as Chief Operating Officer. Mr. Whitehurst helped put the company back on firm footing as it emerged from bankruptcy in 2007. Before Delta, he held several corporate development leadership roles at The Boston Consulting Group, with clients across a wide range of industries.

Directors to be Elected by the Holders of Other Classes of Stock

        The following classes of directors are to be elected by the holders of certain classes of our stock other than Common Stock.

  THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THE FOLLOWING DIRECTORS.

        Each nominee was previously elected or appointed by the holder of the applicable class of our preferred stock and has served continuously as a director since the date of his first election or appointment. If a nominee unexpectedly becomes unavailable before election, or we are notified that a substitute nominee has been selected, votes will be cast pursuant to the authority granted by the proxies from the respective holder(s) for the person who may be designated as a substitute nominee.

  ALPA Director—Elected by the Holder of Class Pilot MEC Junior Preferred Stock

        One director (the "ALPA director") is to be elected by the United Airlines Pilots Master Executive Council of ALPA (the "ALPA MEC"), the holder of our Class Pilot MEC Junior Preferred Stock. The ALPA MEC has nominated and intends to elect Todd M. Insler as the ALPA director. The Board has recommended that the ALPA MEC vote FOR Mr. Insler.

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Todd M. Insler	(1)	Master Executive Council Chairman of ALPA MEC (2016-present); Captain, United Boeing 767 (2015-present); Captain, Airbus A320 Aircraft (2010-2015).	47	2016
	(2)	Not applicable.
	(3)	Captain Insler provides valuable management expertise and knowledge of aviation and airline services to the Board. Captain Insler has served in key labor union management positions within ALPA, including most recently chairman of the MEC Grievance Committee, member of the United Pilots' System Board of Adjustment and member of the ALPA National Information Technology Advisory Committee. In addition, Captain Insler has served as a captain for Boeing 767 aircraft since October 2015 and previously as a captain for Airbus A320 aircraft.

  IAM Director—Elected by the Holder of Class IAM Junior Preferred Stock

        One director (the "IAM director") is to be elected by the IAM, the holder of our Class IAM Junior Preferred Stock. The IAM has nominated and intends to elect Sito Pantoja as the IAM director. The Board has recommended that the IAM vote FOR Mr. Pantoja.

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Sito Pantoja	(1)	General Vice President of the IAM Transportation Department (2012-present); Transportation Department Chief of Staff (2005-2012).	59	2016
	(2)	Not applicable.
	(3)	Mr. Pantoja provides valuable management expertise and knowledge of aviation and airline services to the Board. In addition to his current position, Mr. Pantoja has served in key labor union management positions such as the IAM's representative to the Federal Aviation Administration's Rulemaking Advisory Committee and as a member of the IAM's National Pension Fund's Board of Trustees.

CORPORATE GOVERNANCE

        We are committed to high standards of corporate governance and to conducting our business ethically and with integrity and professionalism. In furtherance of these commitments, the Board has adopted Corporate Governance Guidelines developed and recommended by the Nominating/Governance Committee, which are available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Corporate Governance Guidelines."

Corporate Governance Guidelines

        The Nominating/Governance Committee monitors developments in the laws, regulations and best practices relating to corporate governance and periodically recommends to the Board the adoption of amendments to the Corporate Governance Guidelines to reflect those developments. The current Corporate Governance Guidelines provide for the governance practices described below.

        Independence.    Our Corporate Governance Guidelines require that a majority of the Board be "independent" under the criteria for independence established by the NYSE, and the Board has adopted categorical standards to assist it in determining whether a director has any direct or indirect material relationship with the Company. Please see "Director Independence" below for a discussion of the Board's independence determinations.

        Limitation on Board Service.    None of our directors is permitted to serve on the board of directors of more than four other public companies, and no member of the Company's management is permitted to serve on the board of directors of another company if an independent director of the Company serves as the chairman, chief executive officer or president of such other company.

        Retirement Age for Directors.    No candidate is eligible for election or reelection as a director if at the time of such election he or she is 75 or more years of age, unless the Board affirmatively determines otherwise.

        Changes in Business or Professional Affiliations or Responsibilities.    If a director experiences a substantial change in his or her principal business or professional affiliations or responsibilities from the time such individual was first elected to the Board, the director is required to volunteer to resign from the Board. The Board, through the Nominating/Governance Committee (excluding the director who volunteered to resign, if a member of the Nominating/Governance Committee), will have the opportunity to review the continued appropriateness of the director's Board membership under the particular circumstances, and shall determine whether to accept such resignation.

        Conflicts of Interest.    Our Corporate Governance Guidelines require any director with a potential conflict of interest to disclose the matter to the Chairman of the Board and the Lead Director (if appointed at the time, as defined below) before any decision is made related to the matter. If the Chairman of the Board and the Lead Director, in consultation with legal counsel, determine that a conflict exists, or that the perception of a conflict is likely to be significant, then the director is obligated to recuse himself or herself from any discussion or vote related to the matter.

        Lead Director.    Pursuant to our Corporate Governance Guidelines, in the event that the Chairman of the Board is not an independent director, the independent directors may designate a lead director from among the independent directors (the "Lead Director"). If the independent directors do not designate a Lead Director, then the Chairman of the Nominating/Governance Committee will become the Lead Director on an ex officio basis. The Lead Director's responsibilities include, but are not limited to, the following: consulting with the Chairman of the Board to determine the agenda for Board meetings; presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; serving as liaison between the Chairman of the Board and the independent directors; approving information sent to the Board;

approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the independent directors; coordinating the agenda for moderating sessions of the Board's independent directors; assisting the Board in assuring compliance with and implementation of the Corporate Governance Guidelines; and, if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

        Annual Performance Evaluation of the Board.    The Nominating/Governance Committee develops, recommends to the Board and coordinates the annual performance evaluation of the Board to determine whether the Board is functioning effectively and meeting its objectives and goals. In addition, the Nominating/Governance Committee periodically performs an evaluation of each director's individual performance.

        Annual Meeting Attendance.    Our directors are expected to attend each annual meeting of stockholders absent exceptional reasons. All of our directors then in office at the time attended the 2015 annual meeting of stockholders.

Bylaws, Committee Charters and Other Policies

        In addition to those practices established by our Corporate Governance Guidelines, our Amended and Restated Bylaws (the "Bylaws"), the charters of the Board committees and our other Company policies provide for the following significant corporate governance practices:

  •
  All of the members of the Board are elected annually by our stockholders.

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  Each of the Board and its committees have the authority to retain outside consultants or advisers at the Company's expense as the directors deem necessary or appropriate.

  •
  Pursuant to the February 2016 amendment and restatement of the Bylaws, our stockholders have the right to submit director nominees to the Board to be included in the Company's annual proxy statement, known as "proxy access." The Bylaws permit a stockholder or group of up to 20 stockholders owning 3% or more of the Company's capital stock entitled to vote in the election of directors continuously for at least three years to nominate and include in the Company's proxy materials for an annual meeting of stockholders director candidates constituting up to the greater of two or 20% of the Board elected by the holders of common stock (subject to reduction in certain circumstances), provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Bylaws.

  •
  Our officers and directors are prohibited from engaging in speculative and derivative trading, short-selling, or otherwise hedging or pledging of our securities.

Director Independence

        In connection with the annual determination of director independence, the Board has adopted the following categorical standards as part of the Company's Corporate Governance Guidelines to assist the Board in determining whether a director has any direct or indirect material relationship with the Company.

        Under the categorical standards adopted by the Board, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of the Company, or any of the director's immediate family members is, or has been within the last three years, an executive officer of the Company;

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  The director, or any immediate family member of the director, has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the

    Company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  (i) The director is a current partner or employee of a firm that is the internal or external auditor of the Company; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Company's audit; or (iv) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on the other company's compensation committee; or

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  The director is a current employee, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues.

        The Board has also considered the purchase of the Company's air carrier services in the ordinary course by the employer of any director who is actively employed, and has determined that such purchases are immaterial in amount and significance, and therefore do not preclude a finding of independence for such director.

        For purposes of these categorical standards, (i) an "immediate family member" of a director includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such director's home, and (ii) the "Company" means United Continental Holdings, Inc. and its direct and indirect subsidiaries.

        In connection with the determination of director independence, the Nominating/Governance Committee reviewed the categorical standards adopted by the Board together with the rules of the NYSE and other applicable legal requirements. The Nominating/Governance Committee also reviewed information compiled from the responses to questionnaires completed by each of the directors, information derived from the Company's corporate and financial records and information available from public records.

        Consistent with the recommendation of the Nominating/Governance Committee, the Board has applied these independence tests and standards to each of the current directors and nominees for director. The Board made a determination that: (i) each of Mmes. Corvi and Garvey, and Messrs. Harford, Isaacson, Kennedy, Meyer, Milton, Nuti, Shapiro, Simmons, Vitale, Walker, Whitehurst and Yamarone qualify as "independent" under the applicable independence tests and standards; and (ii) Messrs. Munoz, Insler and Pantoja do not qualify as "independent" under the applicable tests and standards. Mr. Munoz is not independent as he is an executive officer and employee of the Company. Mr. Insler is not independent because he is a current employee of United Airlines. Mr. Pantoja is not independent because he is affiliated with the IAM, a union that represents certain of the Company's employees. Please see "Proposal No. 1 Election of Directors" above for a list of all nominees, together with biographical summaries for the nominees, including each individual's business experience, directorships and qualifications.

        In addition, three directors who have departed the Company but served on the Board during 2015, Messrs. Smisek, Delaney and Heppner, were determined not to be independent. Mr. Smisek was not independent because he served as an executive officer and employee of the Company. Mr. Delaney was not independent because he was a previous employee of the Company. Mr. Heppner was not independent due to his service as an employee of the Company during his service on the Board.

Majority Voting; Resignation Policy

        The Bylaws and the Corporate Governance Guidelines provide that directors will be elected by a majority vote in uncontested elections and a plurality vote in contested elections. When a majority vote standard applies, the Corporate Governance Guidelines require any incumbent director who fails to receive a majority of the votes cast in an uncontested election to immediately tender his or her resignation to the Board. The Nominating/Governance Committee will consider the tendered resignation, and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the recommendation of the Nominating/Governance Committee, and promptly disclose, through a press release, a Current Report on Form 8-K, or other means of public disclosure, its decision regarding whether to accept the director's resignation offer.

Board Meetings

        The Board meets regularly on previously determined dates, and special meetings are scheduled when required. The Board held 11 meetings in 2015. During 2015, each of the directors who served in 2015 attended at least 75% of the total number of meetings of the Board and each committee of which he or she was a member (during the period he or she was a member). As indicated above under "Corporate Governance Guidelines—Annual Meeting Attendance," our directors are also expected to attend each annual meeting of stockholders absent exceptional reasons.

Executive Sessions of Non-Management Directors

        Our non-management directors regularly meet separately in executive session outside the presence of management directors. Our Corporate Governance Guidelines currently provide that the independent Chairman of the Board or Lead Director, as applicable, preside over non-management director executive sessions. In addition, our Corporate Governance Guidelines require our independent directors to meet outside the presence of management and the other directors at least twice per year, with the independent Chairman or Lead Director, as applicable, also presiding over such sessions.

Board Leadership Structure

        The Board has the responsibility for selecting the appropriate leadership structure for the Company. Our Corporate Governance Guidelines state that the offices of the Chairman of the Board and Chief Executive Officer may be either combined or separated, in the Board's discretion.

        The Board is currently led by an independent Chairman, Mr. Meyer. Mr. Meyer is not standing for reelection at the Annual Meeting, and the Board has elected Mr. Milton to serve as Non-Executive Chairman effective immediately following the election of directors at the Annual Meeting. The Board believes that separating the roles of Chief Executive Officer and Chairman of the Board is the most appropriate structure at this time, partly to assist in the effective transition in the leadership of the Company. Mr. Munoz, our Chief Executive Officer, is expected to assume the Chairman role at the Company's 2018 annual meeting of stockholders as contemplated by his amended employment agreement. Having an independent Chairman of the Board at this time is a means to ensure that Mr. Munoz is able to more exclusively focus on his role as Chief Executive Officer before taking on the additional responsibility as Chairman of the Board. The Board also believes that an independent Chairman of the Board can effectively manage the relationship between the Board and the Chief Executive Officer during this transition period.

        It is the Board's expectation that Mr. Munoz will be appointed Chairman of the Board at the Company's 2018 annual meeting of stockholders. Prior to making any such appointment, the Board will reassess whether this leadership structure is the most appropriate at that time. When the roles of Chairman of the Board and Chief Executive Officer are combined, a Lead Director will be selected by the independent directors to ensure that the Board continues to be governed by sufficient independent oversight. For a discussion of the responsibilities of the Lead Director, please see "Corporate Governance Guidelines—Lead Director" above. The Board believes that having a Lead Director as part of its leadership structure provides substantial independent oversight, promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them. The Board believes this leadership model strikes an appropriate balance between consistent leadership and independent oversight.

Board Oversight of Risk Management

        The Board considers effective risk oversight an important priority. As we consider risks in connection with virtually every business decision, the Board discusses risk throughout the year generally and in connection with specific proposed actions. The Board's approach to risk oversight includes understanding the critical risks in the Company's business and strategy, evaluating the Company's risk management processes, allocating responsibilities for risk oversight among the full Board and its committees, and fostering an appropriate culture of integrity and compliance with legal and ethical responsibilities.

        The Board exercises its oversight of our risk management policies and practices primarily through its committees, as described below, which regularly report back to the Board regarding their risk oversight activities.

  •
  The Audit Committee oversees the Company's risk assessment and risk management policies and strategies (taking into account the risk assessment and risk management policies and strategies managed through the Company's Finance Committee), including risks related to the Company's financial statements, the financial reporting process, accounting and certain legal and compliance matters. The Audit Committee also oversees the internal audit function and the Company's ethics and compliance program.

  •
  The Finance Committee oversees the Company's management of certain financial, operating, economic and hazard risks, including the Company's hedging strategies related to fuel, foreign currency and interest rates, various insurance programs, including coverage for property, casualty, fiduciary and political risk and directors and officers liability, and certain legal and regulatory matters that may have a material impact on the Company's financing or risk management activities (taking into account the review of the Company's risk assessment and risk management policies and strategies managed through the Company's Audit Committee).

  •
  The Compensation Committee periodically reviews the potential risks arising from our compensation policies, practices and programs, as well as risk-mitigating features and controls, to determine whether any such risks are material to the Company. In approving the 2015 compensation program design, the Compensation Committee engaged in discussions with its independent compensation consultant and management regarding any potential risks arising from our compensation programs, policies and practices. Compensation risk was assessed in the context of compensation program design, setting of performance targets, certifying performance against targets, compensation risk in the context of overall risk procedures and our broad-based compensation programs. Based on those discussions and a 2015 compensation risk assessment, the Compensation Committee determined that the structure of the Company's compensation policies, practices and programs in place at that time did not create any risks that were reasonably likely to have a material adverse effect on the Company. In reaching this determination, some of our compensation policies, practices and programs that were considered include: oversight by an independent compensation committee; our balance of base pay combined with short- and long-term incentives that reward both absolute and relative performance measures; our incentive awards include a cap on maximum payout opportunities; performance awards occur annually, resulting in overlapping cycles that evens out business cycles and introduces multiple-year incentive horizons; use of multiple performance metrics to create a further balance of rewards; payout timing over multi-year and overlapping performance periods; the use of consistent performance metrics and incentives across performance periods; the inclusion of a profitability gate for the annual incentive and a discretionary gate for the other incentives based on the Company's having an adequate cash balance; inclusion of equity incentives and stock ownership guidelines that discourage short-term risks that disadvantage long-term stock price; the inclusion of clawback provisions in our programs; and securities trading policies that prohibit pledging and hedging of our securities, including our Common Stock, by our officers and directors.

  •
  The Nominating/Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of the Board, its committees and our individual directors. The Nominating/Governance Committee also reviews and oversees the Company's succession planning process for executive officers.

  •
  The Public Responsibility Committee oversees social, political, safety and environmental issues that could pose significant risk to the Company's reputation, business or performance.

        While the Board oversees risk management, the Company's management is charged with identifying and managing the risks. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board about these risks. These include an enterprise risk management program, an enterprise risk management committee, an ethics and compliance program, and comprehensive internal and external audit processes. The Board receives periodic reports on each of these aspects of the Company's risk management process. In addition, the Board, through the Audit and Finance Committees, participates in the enterprise risk management process by providing feedback on management's identification and assessment of the key risks facing the Company.

Communications with the Board

        Stockholders and other interested parties may contact the Board as a whole, or any individual member, including the Lead Director, or the non-management or independent directors as a group, by one of the following means: (i) writing to the Board of Directors, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—233 S. Wacker Drive, Chicago, Illinois 60606; or (ii) emailing the Board at UALBoard@united.com.

        Stockholders may communicate with the Board on an anonymous or confidential basis. The Board has designated the General Counsel and the Corporate Secretary's Office as its agents for receipt of communications. All communications will be received, processed and initially reviewed by the Corporate Secretary's Office. The Corporate Secretary's Office generally does not forward communications that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys and business solicitations. The Corporate Secretary's Office maintains all communications and they are all available for review by any member of the Board at his or her request.

        The Chairman of the Audit Committee is promptly advised of any communication that alleges management misconduct or raises legal, ethical or compliance concerns about Company policies and practices. The Chairman of the Audit Committee receives periodic updates from the Corporate

Secretary's Office on other communications from stockholders and determines which of these communications to review, respond to, or refer to another member of the Board.

Code of Ethics

        The Company has adopted a code of ethics, the "Ethics and Compliance Principles," for directors, officers (including the Company's principal executive officer, principal financial officer and principal accounting officer) and employees. The code serves as a "Code of Ethics" as defined by SEC regulations, and as a "Code of Business Conduct and Ethics" under the Listed Company Manual of the NYSE. The code is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Code of Conduct."

Nominations for Directors

        As described below, our Nominating/Governance Committee identifies and recommends for nomination individuals qualified to be Board members, other than directors elected by holders of preferred stock of the Company (the ALPA director and the IAM director). The Nominating/Governance Committee identifies directors through a variety of means, including suggestions from members of the Nominating/Governance Committee and the Board, as well as suggestions from Company officers, employees and others. The Nominating/Governance Committee may retain a search firm to identify director candidates (other than those elected by holders of preferred stock of the Company). The Nominating/Governance Committee has retained Spencer Stuart, an executive search and leadership consulting firm, to assist with identifying potential director candidates. In addition, the Nominating/Governance Committee considers candidates for director positions suggested by stockholders. Pursuant to the Settlement Agreement, in April 2016, the Board appointed two new directors, Messrs. Harford and Shapiro, to the Board and, under the terms of the Settlement Agreement, the Board has nominated Messrs. Harford and Shapiro for election at the Annual Meeting. In addition, under the Settlement Agreement, the Nominating/Governance Committee, PAR and Altimeter will work together in good faith to identify an additional independent director as promptly as possible who is mutually agreeable to the Board, PAR and Altimeter. Under the terms of the Settlement Agreement, following the identification of the new independent director, the Board will promptly appoint the new independent director to the Board and is obligated to nominate and recommend the new independent director for election at the 2017 annual meeting of stockholders, subject to certain exceptions as set forth in the Settlement Agreement. In March 2016, the Board appointed independently three new directors to the Board, Messrs. Kennedy, Milton and Whitehurst, each of whom was recommended by Spencer Stuart.

        Holders of Common Stock may submit director candidates for consideration (other than those elected by holders of preferred stock of the Company) by writing to the Chairman of the Nominating/Governance Committee, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—233 S. Wacker Drive, Chicago, Illinois 60606. Stockholders must provide the recommended candidate's name, biographical data, qualifications and other information required by Section 2.10 of the Bylaws with respect to director nominations by stockholders.

        A candidate for election as a director of the Board (other than those elected by holders of preferred stock of the Company) should possess a variety of characteristics. Candidates for director recommended by stockholders must be able to fulfill the independence standards established by the Board as set forth in the listing standards of the NYSE, any other applicable rules or regulations, and in the Company's Corporate Governance Guidelines as outlined above under "Director Independence."

        Submissions of candidates who meet the criteria for director nominees approved by the Board will be forwarded to the Chairman of the Nominating/Governance Committee for further review and consideration. The Nominating/Governance Committee reviews the qualifications of each candidate and makes a recommendation to the full Board. The Nominating/Governance Committee considers all potential candidates in the same manner and by the same standards regardless of the source of the recommendation and acts in its discretion in making recommendations to the full Board. Any invitation to join the Board (other than with respect to any director who is elected by holders of preferred stock of the Company) is extended by the entire Board through the Chairman of the Board or the Chairman of the Nominating/Governance Committee.

        In addition to recommending director candidates to the Nominating/Governance Committee, stockholders may also, pursuant to procedures established in the Bylaws, directly nominate one or more director candidates to stand for election at an annual or special meeting of stockholders. For an annual meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the proposed nomination to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. For a special meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the nomination to the Secretary of the Company not earlier than 120 days prior to the date of such special meeting and not later than the close of business on the later of (x) 90 days prior to the date of such special meeting and (y) 10 days following the day on which public announcement is first made of the date of such special meeting. In either case, a notice of nomination submitted by a stockholder must include information concerning the nominating stockholder and the stockholder's nominee(s) as required by the Bylaws.

        In accordance with a February 2016 amendment to the Bylaws, stockholders may also submit director nominees to the Board to be included in the Company's annual proxy statement, known as "proxy access." Stockholders who intend to submit director nominees for inclusion in the Company's proxy materials for the 2017 annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first mailed its proxy materials for the annual meeting of the previous year.

        Although the Company does not have a formal policy on Board diversity, the Board seeks independent directors with diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions he or she can make to the Board and upon his or her willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Nominating/Governance Committee will consider the number of other boards on which the candidate serves and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound business judgment to act in what he or she reasonably believes to be in the best interests of the Company and its stockholders. No candidate is eligible for election or reelection as a director if at the time of such election he or she is 75 or more years of age, unless the Board affirmatively determines otherwise.

Committees of the Board

        The Board has six standing committees: Audit, Compensation, Executive, Finance, Nominating/Governance and Public Responsibility. The Audit Committee, Compensation Committee, Nominating/Governance Committee and Public Responsibility Committee are comprised solely of independent directors. Below is a chart showing the current membership of each committee and a summary of the functions performed by each committee.

COMMITTEE MEMBERSHIP(1)
	AUDIT	COMPENSATION	EXECUTIVE	FINANCE	NOMINATING/ GOVERNANCE	PUBLIC RESPONSIBILITY
Carolyn Corvi	M		M	C		M
Jane C. Garvey			M		M	C
Barney Harford					M
Todd M. Insler
Walter Isaacson		M			M	M
James A.C. Kennedy
Henry L. Meyer III		M	C		C
Robert A. Milton
Oscar Munoz			M	M
William R. Nuti				M		M
Sito Pantoja
Edward L. Shapiro		M
Laurence E. Simmons	M			M	M
David J. Vitale	C		M	M
John H. Walker	M	C	M
James M. Whitehurst
Charles A. Yamarone	M	M

Key:
M = Committee Member

C = Committee Chair

(1)
In addition to the current committee membership shown above: (a) Ms. Corvi served as a member of the Finance Committee from January 1, 2015 to September 8, 2015, when she was named Chair of the Finance Committee and was appointed to the Executive Committee; (b) Mr. Munoz served as Chair of the Audit Committee from January 1, 2015 to September 8, 2015, when he was named the Company's President and CEO and was appointed to the Finance Committee; (c) Mr. Nuti was appointed to the Public Responsibility Committee on June 11, 2015; (d) Mr. Vitale served as a member of the Audit Committee from January 1, 2015 to September 8, 2015, when he was named Chair of the Audit Committee; and (e) Mr. Yamarone served as a member of the Executive Committee from January 1, 2015 to June 11, 2015.

  Audit Committee

        The Audit Committee met eight times during 2015 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Audit" under the heading "Committee Charters." All of the members of the Audit Committee are independent as defined by the applicable NYSE and SEC standards. The Board has determined that each of the Audit Committee members is financially literate, and that each of Messrs. Vitale, Walker and Yamarone qualifies as an "audit committee financial expert" as defined by SEC regulations.

        The purpose of the Audit Committee is to: (i) oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements; (ii) assist the Board in fulfilling its responsibility to oversee (a) the integrity of the Company's financial statements and the adequacy of the Company's system of disclosure controls and internal controls over financial reporting; (b) the Company's compliance with legal and regulatory requirements and ethical standards; (c) the independent auditors' qualifications and independence; and (d) the performance of the Company's internal audit function and independent auditors; (iii) provide an open avenue of communication between the independent auditors, the internal auditors, management and the Board; and (iv) prepare an audit committee report as required by the SEC, which is set forth in this proxy statement under "Audit Committee Report."

        In discharging its duties, the Audit Committee has the authority to conduct or authorize investigations or studies into any matters within the Audit Committee's scope of responsibilities. The Audit Committee can form and delegate authority to subcommittees. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisers as it deems advisable.

  Compensation Committee

        The Compensation Committee met 11 times during 2015 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Compensation" under the heading "Committee Charters." All of the members of the Compensation Committee are independent as defined by the NYSE's applicable listing standards.

        The Compensation Committee is responsible for: (i) overseeing the administration of the Company's compensation plans (other than plans covering only directors of the Company), including the equity-based plans and executive compensation programs of the Company; (ii) discharging the Board's responsibilities relating to the performance evaluation and compensation of the Company's officers, including the Chief Executive Officer; and (iii) preparing the compensation committee report required by the SEC to be included in the annual proxy statement, which is set forth in this proxy statement under "Executive Compensation—Compensation Committee Report." The Compensation Committee also is responsible for reviewing and discussing with management the Compensation Discussion and Analysis ("CD&A"), and based on such discussions, determining whether to recommend to the Board that the CD&A be included in the Company's annual proxy statement or Form 10-K, as applicable. The Compensation Committee also reviews and makes recommendations to the Board with respect to the adoption (or submission to stockholders for approval) or amendment of such executive incentive compensation plans and all equity-based compensation plans for the Company (other than equity-based plans covering only directors of the Company). Furthermore, the Compensation Committee exercises the powers and performs the duties, if any, assigned to it from time to time under any compensation or benefit plan of the Company or any of its subsidiaries.

        The Compensation Committee performs a review, at least annually, of the goals and objectives of the Company and establishes the goals and objectives for the Chief Executive Officer. In addition, the Compensation Committee annually evaluates the performance of the Chief Executive Officer, including evaluating the Chief Executive Officer's performance in light of the goals and objectives relevant to his compensation. The Compensation Committee has the sole authority to set the Chief Executive Officer's compensation based on this evaluation and the Company's compensation philosophy. The Compensation Committee also reviews and approves at least annually the compensation of each other executive officer of the Company. In addition to the Chief Executive Officer, the Compensation Committee oversees the annual performance evaluation process of the other executive officers of the Company.

        The Compensation Committee has delegated to the Chief Executive Officer the authority to grant stock awards to eligible participants (other than executive officers of the Company), the interpretative authority under the Company's incentive compensation plans for interpretations and determinations relating to the grant of stock awards to such eligible participants and the modification of the terms of such a participant's award following termination of employment. Additionally, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the officers who report directly to him. His recommendations are based on input from the Executive Vice President Human Resources and Labor Relations and his staff, and the Compensation Committee's independent compensation consultant. The Compensation Committee has the authority to review, approve and revise these recommendations as it deems appropriate.

        The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser (each, a "compensation adviser"). The Compensation Committee may select a compensation adviser, to the extent required by applicable NYSE rules, only after taking into consideration all factors relevant to the compensation adviser's independence from management, including the factors specified by NYSE rules. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation adviser retained by the Compensation Committee. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers as it deems advisable. The Compensation Committee is responsible for determining the scope of the executive compensation services provided by any consultant, including its fees. The Compensation Committee can also form and delegate authority to subcommittees.

  Role of Compensation Consultant in Determining Executive Compensation

        The Compensation Committee has retained Exequity LLP ("Exequity") as its independent compensation consultant since November 2010. A representative of Exequity regularly attends Compensation Committee meetings, participates in discussions regarding executive compensation issues, and, from time to time and in connection with the setting of incentive compensation targets, makes executive compensation recommendations to the Compensation Committee based on available marketplace compensation data for U.S. peer airlines and certain non-airline companies with comparable revenue and other characteristics. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company other than advice to the Nominating/Governance Committee with respect to director compensation.

        In November 2010, the Compensation Committee adopted a conflict of interest policy governing the relationship with its compensation consultant in order to ensure objectivity and minimize the potential for conflicts of interest in the delivery of executive compensation advice. The policy establishes management's obligation to report periodically to the Compensation Committee the scope and amount of work being performed by the consultant or its affiliates for the Company. The policy also specifies that the consultant reports directly to the Compensation Committee and has direct access to the Compensation Committee through its Chairman (or in the case of services being provided to the Board, through the Chairman of the Board or, as applicable, the Lead Director). The policy prohibits the consultant from soliciting business from the Company other than work on behalf of the Compensation Committee or the Board and requires the consultant to develop policies and procedures to prevent any employee of the consultant who advises the Compensation Committee or the Board from discussing such services with other employees of the consultant who currently provide other services to the Company or who were providing other services during the prior year. The Compensation Committee has assessed the independence of Exequity pursuant to SEC rules and concluded that Exequity's work for the Compensation Committee does not raise any conflict of interest.

  Executive Committee

        The Executive Committee met five times during 2015 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Executive" under the heading "Committee Charters." The Executive Committee is authorized to exercise all of the powers of the Board, subject to certain limitations, in the management of the business and affairs of the Company, excluding any powers granted by the Board, from time to time, to any other committee of the Board. The Executive Committee can also form and delegate authority to subcommittees.

  Finance Committee

        The Finance Committee met six times during 2015 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Finance" under the heading "Committee Charters." The Finance Committee is responsible for, among other things: (i) reviewing financial plans and budgets and cash management policies and activities; (ii) evaluating and advising the Board on any proposed merger or consolidation, or any significant acquisition or disposition of assets; (iii) evaluating and advising the Board on business opportunities and financing transactions; (iv) evaluating capital structure and recommending certain proposed issuances of securities; and (v) reviewing strategies relating to financial, operating, economic or hazard risk. The Finance Committee can also form and delegate authority to subcommittees.

  Nominating/Governance Committee

        The Nominating/Governance Committee met 14 times during 2015 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Nominating/Governance" under the heading "Committee Charters." All of the members of the Nominating/Governance Committee are independent as defined by the NYSE's applicable listing standards.

        The Nominating/Governance Committee is responsible for, among other things: (i) identifying, evaluating and recommending for nomination individuals qualified to be Board members, other than directors appointed by holders of preferred stock of the Company; (ii) developing, recommending and periodically reviewing the Company's Corporate Governance Guidelines and overseeing corporate governance matters; (iii) reviewing and overseeing the Company's succession planning process for executive officers, including the Chief Executive Officer; (iv) overseeing an annual evaluation of the Board and its committees; and (v) reviewing and making recommendations to the Board with respect to director compensation. In discharging its duties, the Nominating/Governance Committee has the authority to conduct or authorize investigations into any matters within the Nominating/Governance Committee's scope of responsibilities. The Nominating/Governance Committee can form and delegate authority to subcommittees.

        The Nominating/Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other terms of engagement. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisers as it deems advisable.

  Public Responsibility Committee

        The Public Responsibility Committee met three times during 2015 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Public Responsibility" under the heading "Committee Charters."

        The Public Responsibility Committee is responsible for oversight of: (i) the Company's policies, positioning and practices concerning broad public policy issues, including those that relate to safety (including workplace safety and security); environmental affairs; political and governmental policies; consumer affairs; civic activities and business practices that impact communities in which the Company does business; and charitable, political, social and educational organizations; (ii) management's identification, evaluation and monitoring of the social, political and environmental trends, issues and concerns, domestic and international, that affect or could affect the Company's reputation, business activities and performance or to which the Company could make a meaningful contribution; and (iii) the Company's general philosophy regarding diversity, including, without limitation, employee diversity and supplier diversity, as it relates to Company policies and practices. The Public Responsibility Committee can also form and delegate authority to subcommittees.

  Special Committee and Subcommittee

        In addition to the standing board committees, on March 2, 2015, the Board established a Special Committee that is currently comprised of Mr. Meyer (Chair), Ms. Corvi, Mr. Isaacson, Mr. Nuti, Mr. Simmons, Mr. Vitale, Mr. Walker and Mr. Yamarone. As disclosed in the first quarter of 2015, the Company and certain of its current and former executive officers and employees received federal grand jury subpoenas requesting records and testimony related to certain individuals formerly associated with the Port Authority of New York and New Jersey and related operations of the Company, and the Company is conducting an internal investigation in response. The Special Committee is overseeing this internal investigation, as well as a related investigation by the SEC. In addition, on March 2, 2015, the Special Committee formed a Subcommittee of the Special Committee, and authorized the Subcommittee to exercise certain authority of the Special Committee with respect to the investigation. The members of the Subcommittee currently are Mr. Meyer (Chair), Ms. Corvi, Mr. Walker and Mr. Vitale. Mr. Munoz served as a member of each of the Special Committee and the Subcommittee from the time of their respective formation until his appointment as President and CEO on September 8, 2015.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently composed of Messrs. Walker, Isaacson, Meyer, Shapiro and Yamarone, each of whom is an independent, non-management director, and no member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers has served as a member of any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time since January 1, 2015.

Certain Relationships and Related Transactions

  Review, Approval or Ratification of Transactions with Related Parties

        The Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interests of its stockholders, the Board has adopted a written policy for the review and approval of any Related Party Transaction (as defined below). It is the policy of the Company that any Related Party Transaction must be approved or ratified by the Audit Committee or, if the Board determines that a transaction should instead be reviewed by all of the disinterested directors on the Board, by a majority of the disinterested directors on the Board. No director is permitted to participate in the review or approval of a Related Party Transaction if such director or his or her immediate family member is a Related Party (as defined below). In reviewing a proposed transaction, the Audit Committee or the disinterested directors, as applicable, must (i) satisfy themselves that they have been fully informed as to the Related Party's relationship and interest and as to the material facts of the proposed transaction,

(ii) consider all of the relevant facts and circumstances available to them, including but not limited to: the benefits to the Company, the impact on a director's independence, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally, and (iii) determine whether or not the proposed transaction is fair to the Company and is not inconsistent with the best interests of the Company and its stockholders.

        If the Company enters into a transaction that (i) the Company was not aware constituted a Related Party Transaction at the time it was entered into but which it subsequently determines is a Related Party Transaction or (ii) did not constitute a Related Party Transaction at the time such transaction was entered into but thereafter becomes a Related Party Transaction, then in either such case the Related Party Transaction shall be presented for ratification by the Audit Committee or a majority of the disinterested directors on the Board. If such Related Party Transaction is not ratified by the Audit Committee or a majority of the disinterested directors, then the Company shall take all reasonable actions to attempt to terminate the Company's participation in the transaction.

        As set forth in the policy, a "Related Party Transaction" is a transaction (including any financial transaction, arrangement or relationship (including an indebtedness or guarantee of indebtedness)), or series of similar transactions, or any material amendment to any such transaction, in which:

  (a)
  the aggregate amount involved exceeds or is expected to exceed $120,000;

  (b)
  a Related Party had, has or will have a direct or indirect material interest (other than solely as a result of being a director, limited partner or less than 10% beneficial owner (together with all other Related Parties) of another entity that is party to the transaction); and

  (c)
  the Company is a participant.

        For purposes of this definition, a "Related Party" means (i) an executive officer of the Company, (ii) a director of the Company or nominee for director of the Company, (iii) a person (including an entity or group) known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, or (iv) an individual who is an immediate family member (as defined below) of an executive officer, director, nominee for director or 5% stockholder of the Company.

        An "immediate family member" includes any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any person (other than a tenant or employee) sharing such person's home.

  Related Party Transactions

        The Company has not entered into any Related Party Transactions (as defined above) since January 1, 2015.

BENEFICIAL OWNERSHIP OF SECURITIES

Certain Beneficial Owners

        The following table shows the number of shares of our voting securities owned by any person or group known to us as of April 28, 2016, to be the beneficial owner of more than 5% of any class of our voting securities.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership	Percent of Class(1)
The Vanguard Group(2)	Common Stock	26,272,623	6.87%
100 Vanguard Blvd.
Malvern, PA 19355
Blackrock Inc.(3)	Common Stock	24,866,767	6.7%
55 East 52nd Street
New York, NY 10055
PRIMECAP Management Company(4)	Common Stock	19,466,000	5.22%
225 South Lake Ave. #400
Pasadena, CA 91101
United Airlines Pilots Master Executive Council, Air Line Pilots Association, International(5)	Class Pilot MEC Junior	1	100%
9550 West Higgins Road, Suite 1000	Preferred Stock
Rosemont, IL 60018
International Association of Machinists and Aerospace Workers(5)	Class IAM Junior	1	100%
District #141	Preferred Stock
900 Machinists Place
Upper Marlboro, MD 20722

(1)
Percentage of class of voting securities as reported in the SEC filings of each beneficial owner.

(2)
Based on Schedule 13G/A (Amendment No. 2) filed on February 11, 2016, in which The Vanguard Group reported sole voting power for 614,527 shares, shared voting power for 9,000 shares, sole dispositive power for 25,655,720 shares and shared dispositive power for 616,903 shares. According to the filing, The Vanguard Group is a registered investment adviser.

(3)
Based on Schedule 13G/A (Amendment No. 3) filed on February 10, 2016, in which BlackRock, Inc. reported sole voting power for 22,289,752 shares and sole dispositive power for 24,866,767 shares. According to the filing, BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).

(4)
Based on Schedule 13G filed on February 12, 2016, in which PRIMECAP Management Company reported sole voting power for 6,375,544 shares and sole dispositive power for 19,466,000 shares. According to the filing, PRIMECAP Management Company is a registered investment adviser.

(5)
Shares of Class Pilot MEC and Class IAM stock elect one ALPA and IAM director, respectively, and have one vote on all matters submitted to the holders of Common Stock other than the election of directors.

  Directors and Executive Officers

        The following table shows the number of shares of our voting securities owned by the named executive officers identified in this proxy statement (including two executive officers who have departed from the Company), our directors and director nominees, and all of our directors and executive officers as a group as of April 28, 2016. The person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

Name of Beneficial Owner	Title of Class	Amount and Nature of Ownership		Percent of Class
Directors
Carolyn Corvi	Common Stock	15,041	(2)(3)	*
Jane C. Garvey	Common Stock	3,788	(2)	*
Barney Harford	Common Stock	100,000		*
Todd M. Insler	Common Stock	0		*
Walter Isaacson	Common Stock	7,638	(2)	*
James A.C. Kennedy	Common Stock	2,900		*
Henry L. Meyer III	Common Stock	36,853	(2)(4)	*
Robert A. Milton	Common Stock	1,000		*
Oscar Munoz(1)	Common Stock	191,105	(2)(4)	*
William R. Nuti	Common Stock	2,638	(2)	*
Sito Pantoja	Common Stock	0		*
Edward L. Shapiro(5)	Common Stock	0		*
Laurence E. Simmons	Common Stock	18,189	(2)(6)	*
David J. Vitale	Common Stock	12,638	(2)	*
John H. Walker	Common Stock	8,638	(2)	*
James M. Whitehurst	Common Stock	10,000		*
Charles A. Yamarone	Common Stock	17,402	(2)(7)	*
Named Executive Officers				*
Michael P. Bonds	Common Stock	52,865		*
James E. Compton	Common Stock	74,556		*
Brett J. Hart(8)	Common Stock	59,579		*
Gregory L. Hart	Common Stock	36,466		*
Gerald Laderman	Common Stock	40,774		*
John D. Rainey(9)	Common Stock	64,934		*
Jeffery A. Smisek(10)	Common Stock	490,030		*
Directors and Executive Officers as a Group (26 persons)	Common Stock	1,295,182		*

*
Less than 1% of outstanding shares.

(1)
Oscar Munoz is also a named executive officer.

(2)
Includes 1,180 shares of Common Stock that will be issued upon the vesting of deferred stock units within 60 days following April 28, 2016.

(3)
Includes 7,875 options to purchase shares of our Common Stock at $17.67 per share.

(4)
Includes 5,250 options to purchase shares of our Common Stock at $22.50 per share, 5,250 options to purchase shares of our Common Stock at $32.48 per share, 7,875 options to purchase shares of our Common Stock at 11.87 per share and 7,875 options to purchase shares of our Common Stock at $8.79 per share.

(5)
Excludes shares owned by PAR Investment Partners, L.P. ("PAR Investment Partners"). PAR is the general partner of PAR Group, L.P., which is the general partner of PAR Investment Partners. Mr. Shapiro is a Managing Partner of PAR but has taken a leave of absence from his role at PAR during his tenure as a director of the Company. The Company has been informed by PAR that Mr. Shapiro has no voting power or investment power with regard to shares owned by PAR Investment Partners.

(6)
Includes 7,875 options to purchase shares of our Common Stock at $14.25 per share.

(7)
Includes 5,250 options to purchase shares of our Common Stock at $22.50 per share and 5,250 options to purchase shares of our Common Stock at $32.48 per share.

(8)
Mr. Hart served as the Company's acting Chief Executive Officer and its principal executive officer from October 19, 2015 until March 14, 2016.

(9)
Mr. Rainey previously served as the Company's Executive Vice President and Chief Financial Officer. Mr. Rainey resigned from these positions effective July 30, 2015. The ownership information for Mr. Rainey is consistent with the information contained in the beneficial ownership reports filed with the SEC on his behalf as of the date of his departure from the Company.

(10)
Mr. Smisek previously served as the Company's Chairman, President and Chief Executive Officer. Mr. Smisek stepped down from these roles with the Company on September 8, 2015. The ownership information for Mr. Smisek is consistent with the information contained in the beneficial ownership reports filed with the SEC on his behalf as of the date of his departure from the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Such executive officers, directors and beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on a review of such reports filed by or on behalf of such persons in this regard and written representations from them, all Section 16(a) reporting requirements were timely fulfilled during 2015.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2015 regarding the number of shares of our Common Stock that may be issued under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
Options	245,999		$29.52
Restricted Stock Units	2,612,228		—

Subtotal	2,858,227	(1)	$2.54	4,298,835	(2)
Equity compensation plans not approved by security holders	78,750	(3)	$18.32	3,315,007	(4)

Total	2,936,977		$2.96	7,613,842

(1)
In addition to this amount, the Company has issued 268,500 restricted shares that were not vested as of December 31, 2015. These unvested restricted shares are included in the total number of outstanding shares at December 31, 2015. All stock-based compensation plans, including the stock-based compensation plans that were not approved by security holders, are discussed in

  Note 5—Share-Based Compensation Plans of the Combined Notes to the Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the 2015 Form 10-K.

(2)
Includes 313,106 shares available under the amended and restated 2006 Director Equity Incentive Plan and 3,985,730 shares available under the 2008 Incentive Compensation Plan.

(3)
Represents shares issuable pursuant to non-employee director stock options assumed in connection with the Merger, including stock options outstanding under the following pre-Merger plans: Continental Airlines, Inc. 1998 Incentive Plan (31,500 shares); Continental Airlines, Inc. Incentive Plan 2000 (31,500 shares); and United Continental Holdings, Inc. Incentive Plan 2010 (the "Incentive Plan 2010") (15,750 shares).

(4)
Represents 3,315,007 shares available under the Incentive Plan 2010.

Incentive Plan 2010

        The Incentive Plan 2010 was adopted by the board of directors of Continental in December 2009 and approved by Continental stockholders in 2010, and was assumed by the Company in connection with the Merger on October 1, 2010. Stock options outstanding prior to the Merger that remain outstanding will vest on their original vesting schedule. The Incentive Plan 2010 provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards, incentive awards and other stock awards. Employees who were employed by United Air Lines prior to the Merger closing date are not eligible to receive grants of equity-based awards under the Incentive Plan 2010.

        The Incentive Plan 2010 is administered by the Compensation Committee with respect to awards made to persons subject to Section 16 of the Exchange Act, and by the Compensation Committee or the Chief Executive Officer with respect to awards made to persons who are not subject to Section 16 of the Exchange Act, unless the Incentive Plan 2010 otherwise specifies that the Compensation Committee will take specific action or the Compensation Committee specifies that it will serve as administrator.

        Subject to adjustment for changes in capitalization, the aggregate number of shares which may be granted under the Incentive Plan 2010 is not to exceed 3,937,500 shares (which reflects the adjustment based on the exchange ratio that applied in connection with the Merger). To the extent that an award lapses, is terminated or is forfeited, or an award is paid in cash such that all or some of the shares of Common Stock covered by the award are not issued to the holder, any such forfeited or unissued shares of Common Stock then subject to such award will be added back to the number of shares available for issuance under the Incentive Plan 2010. No awards may be granted under the Incentive Plan 2010 after November 30, 2019.

        The exercise price for all stock options and SARs under the Incentive Plan 2010 may not be less than the fair market value of a share of Common Stock on the date of grant. Stock options and SARs may not be exercisable after the expiration of 10 years following the date of grant. Performance awards and incentive awards may be granted in the form of restricted stock units or such other form as determined by the plan administrator.

        Vesting and exercisability of awards may be based on continued employment, the satisfaction of certain performance measures, such other factors as the administrator may determine or a combination of such factors. Awards granted under the Incentive Plan 2010 that vest based solely on the continued employment of the holder may not become exercisable or vest in full in less than three years from the date of grant, and awards that are based on the satisfaction of performance measures are subject to a minimum waiting period for vesting or exercise of one year from the date of grant. However, awards that have conditions related to both time and performance measures may vest or become exercisable upon the earlier satisfaction of the performance measures, subject to the one-year waiting period. The exercisability and vesting requirements set forth above are not applicable to: (i) acceleration of exercisability or vesting upon the death, disability or retirement of the holder and upon certain other terminations as provided pursuant to any employment agreement entered into prior to December 1, 2009; (ii) acceleration of exercisability or vesting upon a change in control or certain other corporate changes affecting the Company; and (iii) grants of awards made in payment of other earned cash-based incentive compensation. In addition, the plan administrator has the discretion to grant an award that does not contain the minimum exercisability and vesting requirements provided that the aggregate number of shares that may be subject to such awards may not exceed 5% of the aggregate maximum number of shares that may be issued pursuant to the plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        2015 Results.    We are focused on making United Airlines the best airline for our customers, employees and shareholders. Below are certain 2015 financial and operational highlights, including an explanation of linkages to our compensation programs, and a discussion of some of our recent initiatives and accomplishments.

  •
  We recorded pre-tax income of $4.498 billion for 2015, excluding special items(1). This represents performance in excess of the stretch level under our 2015 Annual Incentive Program awards with respect to the portion of the award based on our financial performance (representing 80% of the total target opportunity). Substantially all of our employees participated in profit sharing plans in 2015 and earned $698 million in profit sharing payments. Profit sharing percentages range from 5% to 20% depending on the work group, and in some cases profit sharing percentages vary above and below certain pre-tax margin thresholds. Our officers and certain other management-level employees are not eligible to receive profit sharing(2).

  •
  Our 2015 customer satisfaction survey results exceeded the target level with respect to the customer satisfaction component of the 2015 Annual Incentive Program awards (representing 20% of the total target opportunity). For 2015, customer satisfaction was measured by monthly improvement over the prior three-month rolling average customer satisfaction survey scores.

  •
  We earned a 21.0% return on invested capital ("ROIC") in 2015(3). Our long-term incentive compensation includes performance-based restricted stock unit ("Performance-Based RSU" or "PB RSU") awards with performance measured based on our ROIC achievement. For the 2013-2015 performance period, our ROIC (14.7%) exceeded the stretch level of performance, which required our ROIC over the performance period to exceed 11.0%. These 2013 awards were settled in cash during the first quarter of 2016.

  •
  We made significant progress during 2015 toward closing the pre-tax margin gap versus our industry peers. However, we did not achieve entry level performance under the long-term relative performance awards granted in 2013 that measure and reward performance based on our pre-tax margin as compared to the peer group and, accordingly, no payments were made for the performance period that ended December 31, 2015. We continue to focus on improvement in our relative pre-tax margin performance. All of our long-term incentive compensation granted in 2015 for the 2015-2017 performance period are in the form of Performance-Based RSU awards or restricted shares and thus are directly linked to our stock price performance. All of our long-term incentives have three-year performance periods.

(1)
See the attached Appendix B for a reconciliation of our 2015 pre-tax income results. See also "Item 6. Selected Financial Data—Reconciliation of GAAP to Non-GAAP Financial Measures" in the 2015 Form 10-K for information on the 2015 special items, which consisted primarily of severance and benefit costs, integration-related costs, impairment of assets, gains (losses) on fuel derivative contracts, loss on debt extinguishment and asset sales, as well as other special charges. Unless otherwise indicated, references to net income and earnings exclude such special items.

(2)
Subject to the terms of the applicable joint collective bargaining agreements, certain workgroups participate in an adjusted profit sharing award pool depending on our pre-tax margin results. Our 2015 results exceeded the required 6.9% pre-tax margin and resulted in enhanced payments for these workgroups.

(3)
See Appendix B for a reconciliation of our 2015 ROIC results.

  •
  In 2015, the Company spent $1.2 billion repurchasing shares, including completing its initial $1 billion authorization and initiating a new $3 billion authorization, which the Company now expects to complete in 2016. As part of the $3 billion authorization, the Company spent approximately $1.5 billion repurchasing shares in the first quarter of 2016.

  •
  In 2015, we continued to strengthen our balance sheet, pre-paying approximately $1.2 billion of debt, lowering our total debt balance by $1.1 billion, and reducing interest expense by $66 million year-over-year from $735 million to $669 million.

  •
  The Company is upgrading our customers' experience with free snacks and premium coffee, providing improved WiFi onboard our aircraft, and modernizing our United Club airport facilities. In first-quarter 2016, the Company announced orders to purchase 65 additional new Boeing 737-700 aircraft and will begin taking delivery of these new aircraft mid-2017. The new 737-700 aircraft enable the Company to continue reducing its reliance on 50-seat aircraft and provide a superior customer experience. The Company also will retire its 747 fleet from scheduled service by the end of 2018. To accommodate the accelerated retirement of the 747s while also meeting the Company's capacity needs, the Company will convert 787 orders originally anticipated for delivery in 2020 and beyond into four 777-300ERs and five 787-9s beginning in 2017. Retiring the 747 fleet and replacing those aircraft with more customer-pleasing, current generation aircraft will create a more reliable and efficient fleet that provides a better overall experience for our customers traveling on long-haul flights. We believe that these and other enhancements are delivering operational benefits as well as continued improvement in customer satisfaction, employee pride, and financial performance.

  •
  Our consolidated passenger revenue per available seat mile decreased 4.4% in 2015 as compared to 2014. We achieved ancillary revenue of $3.2 billion and plan to continue to drive additional ancillary revenue by providing new customer choices, optimizing pricing on existing products and expanding the availability of ancillary products through additional channels.

  •
  Our 2015 consolidated costs per available seat mile (excluding special charges, third-party business expenses, fuel and profit sharing) decreased approximately 0.7% in 2015 (9.54) as compared to 2014 (9.61). Including these items, unit costs decreased approximately 11.9% year-over-year (13.08 in 2015 as compared to 14.85 in 2014).(4) In 2015, the Company achieved $851 million of non-fuel savings as part of its initiative to reduce non-fuel costs by $1 billion annually through increased productivity, reduced sourcing costs, improved maintenance processes and inventory procedures, and optimized distribution methods.

        Notable 2015 Events.    Many of the items discussed in our CD&A and the related executive compensation disclosures are comparable to our discussion related to 2014 given that our compensation elements remain largely similar year-over-year to those that we first implemented post-Merger in 2011. The Company also welcomed our new CEO in September 2015. Our 2015 CD&A and the related tabular disclosures reflect the change in our leadership team during 2015. Items of note to assist with an understanding of our discussion and disclosures regarding our 2015 executive compensation program include the following:

  •
  Our CEO.  The Company named Oscar Munoz as President and Chief Executive Officer effective September 8, 2015. Mr. Munoz provides valuable expertise in management, finance and accounting. He developed this expertise during his more than 25 years of service prior to joining the Company in key executive positions within the telecommunications, beverage and transportation industries. Prior to joining the Company, Mr. Munoz served as the President and Chief Operating Officer of CSX Corporation from February 2015 until September 2015, with

(4)
See "Item 6. Selected Financial Data—Reconciliation of GAAP to Non-GAAP Financial Measures" in the 2015 Form 10-K.

  responsibility for managing all aspects of CSX's operations across its 21,000-mile network, including transportation, service design, customer service, engineering, mechanical and technology. In this role, Mr. Munoz also oversaw sales and marketing, human resources, and information technology. Immediately prior to this role, Mr. Munoz served as Executive Vice President and Chief Operating Officer of CSX. Mr. Munoz also previously served as Executive Vice President and Chief Financial Officer of CSX, with responsibility for management and oversight of all financial, strategic planning, information technology, purchasing and real estate activities of CSX. In addition, he developed extensive experience in the airline industry during his six years of service on the Continental board of directors prior to the Merger and has continued to serve on our Board since the Merger. Please see the "CEO Agreements" section below for a discussion of the agreement entered into with Mr. Munoz relating to his employment with the Company.

  •
  Other Named Executive Officer Positions.  On October 19, 2015, the Company announced that Mr. Munoz was taking a medical leave of absence. In connection with Mr. Munoz's leave of absence, on October 19, 2015, the Board appointed Brett J. Hart as acting Chief Executive Officer. Mr. Hart is included as a named executive officer in our Summary Compensation Table below based on his service as acting CEO during 2015. On March 14, 2016, Mr. Munoz returned to his role as President and Chief Executive Officer on a full-time basis, and Mr. Hart resumed his position as Executive Vice President and General Counsel. Our named executive officer group for 2015 also includes Gerald Laderman, our acting Chief Financial Officer; James E. Compton, our Vice Chairman and Chief Revenue Officer; Gregory L. Hart, our Executive Vice President and Chief Operations Officer; and Michael P. Bonds, our Executive Vice President, Human Resources and Labor Relations. Mr. Laderman was appointed Senior Vice President—Finance and acting Chief Financial Officer of the Company effective August 3, 2015 in connection with the resignation of John D. Rainey, the Company's former Executive Vice President and Chief Financial Officer.

  •
  Departing Officers.  Jeffery A. Smisek stepped down from his roles as Chairman, President and Chief Executive Officer effective September 8, 2015. Please see the "CEO Agreements" section below for a discussion of the agreement entered into with Mr. Smisek relating to his separation from the Company. Mr. Rainey resigned from his role as Executive Vice President and Chief Financial Officer effective July 30, 2015.

        Compensation Philosophy.    A number of the 2015 financial and operational highlights are directly tied to performance under our executive compensation program awards, and specific links to our awards are noted above. Our compensation philosophy continues to be based on achieving the following objectives:

  •
  aligning the interests of our stockholders and executives;

  •
  linking executive pay to Company performance; and

  •
  attracting, retaining and appropriately rewarding our executives in line with market practices.

        The 2015 executive compensation programs were designed to directly link compensation opportunities to the financial and operational performance metrics that we believe are appropriate measures of success in our business: annual pre-tax income, long-term pre-tax margin performance improvement relative to our industry peers, ROIC, stock price performance and customer satisfaction.

        Consideration of Prior Say-on-Pay Vote.    A key objective of our executive compensation program is linking the interests of our executives with the interests of our stockholders, and we place emphasis on maintaining an executive compensation program that addresses and satisfies the key concerns of our stockholders. Our "say-on-pay" proposal received approximately 98% approval from our stockholders at our 2015 annual stockholder meeting. The Committee considers this voting result to be a strong endorsement of our executive pay programs and has not made any changes to the executive compensation program based on the results of the 2015 say-on-pay vote. The Committee considers stockholder interests and concerns relating to executive pay as it designs our executive compensation program and implements specific compensation elements that represent what it believes to be best practices. The Compensation Committee will continue to consider stockholder feedback, including say-on-pay voting results, as part of its decision-making process.

Tight Linkage between Performance and Executive Pay

        The compensation opportunities of our executives are directly tied to the performance of the Company as outlined below. The charts below show the allocation of targeted pay across base salary, annual incentives, and long-term incentives as approved (i) for Mr. Munoz pursuant to his employment agreement, (ii) for Mr. Smisek with respect to his 2015 targeted compensation level (which were unchanged from 2014 levels), and (iii) for the remaining named executive officers with respect to their 2015 targeted compensation levels. For Mr. Munoz, the chart below includes the 2016 targeted pay, as reflected in his employment agreement, and excludes the one-time sign-on bonus and initial equity grant, as discussed below. As reflected in the charts below, the percentages of our named executive officers' target annual compensation represented by annual and long-term incentives that are linked to Company performance are as follows: 91% for Mr. Munoz; 93% for Mr. Smisek; and an average of approximately 77% for our remaining named executive officers.

*
This chart represents the target annual compensation level for Mr. Munoz as reflected under the terms of his employment agreement. Mr. Munoz did not receive any 2015 annual or long-term incentive awards. In addition to annual and long-term incentive levels, the agreement provides Mr. Munoz a one-time sign-on cash payment of $5.2 million and an initial equity award (granted in 2016) with a grant date value of $6.8 million. The sign-on bonus and initial equity award are not included in the compensation pie chart because they represent special one-time awards made in consideration of his commencement of employment and in part to compensate him for incentive and equity compensation forfeited and prospective compensation opportunities at his prior employer. The sign-on cash payment is included in the Bonus column of the 2015 Summary

  Compensation Table and is subject to repayment if Mr. Munoz is terminated for cause or resigns without good reason prior to the one-year anniversary of his commencement date.

*
This chart includes compensation for Mr. B. Hart in his role as Executive Vice President and General Counsel. Although Mr. B. Hart served as acting CEO during 2015, his 2015 targeted compensation was established by the Committee with respect to his role as Executive Vice President and General Counsel. In connection with Mr. B. Hart's appointment to serve as acting CEO and Mr. Laderman's appointment to serve as acting CFO, the Committee approved additional cash payments of $100,000 per month and $40,000 per month, respectively, for the duration of their service in such roles. These special monthly stipends are not included in the compensation pie charts because they represent special assignment compensation expected to be of a limited duration. The 2015 special monthly stipends for Messrs. B. Hart and Laderman are included in the Bonus column of the 2015 Summary Compensation Table.

        We believe that the charts above demonstrate our pay-for-performance philosophy as the compensation opportunities for our executives are directly tied to Company performance. Specifically:

  •
  Long-term incentive compensation continues to represent the single largest component of our named executive officers' targeted pay, representing approximately 74% of the approved annual compensation package for Mr. Munoz, approximately 82% of total targeted pay for Mr. Smisek, and an average of approximately 50% of total targeted pay for our other named executive officers.

  •
  Our 2015 incentive awards are directly tied to Company performance metrics that we believe are appropriate measures of our success and that will lead to value for our stockholders: annual pre-tax income, ROIC, long-term pre-tax margin performance improvement (measured on a relative basis versus our industry peers), stock price performance, and customer satisfaction. Under the terms of his employment agreement, Mr. Munoz will commence participation in our incentive compensation programs in 2016.

  •
  We balance absolute financial goals with a relative performance goal that measures our improvement in long-term pre-tax margin performance as compared to our industry peers. This structure is designed to motivate a focus on performance versus our financial plan and as compared to our peers.

  •
  Two-thirds of our three-prong long-term incentive structure is delivered in the form of performance-based awards linked to absolute and relative financial metrics.

  •
  In 2015, the Committee approved the grant of our long-term relative performance awards in the form of cash-settled Performance-Based RSUs. In prior years, the long-term relative performance awards were granted as cash based awards, which were not linked to our Common Stock. As a result of this change from a purely cash-based award to cash-settled Performance-Based RSUs, all of the targeted value of our 2015 long-term incentive awards is tied to our stock price performance, which links executives' pay directly to the creation of value for our stockholders.

Our Executive Compensation Governance Practices

        Our executive compensation policies and practices include the following features, which we believe illustrate our commitment to corporate governance "best practices" and the program principles stated above:

  •
  Multiple performance metrics aimed at stockholder value.  We utilize multiple performance metrics (pre-tax income, customer satisfaction, ROIC, relative pre-tax margin, and stock price) to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value.

  •
  Focus on both relative and absolute performance goals.  We utilize performance measures that emphasize both relative and absolute performance goals, including relative pre-tax margin (which measures Company performance in comparison to an industry peer group), pre-tax income, ROIC, customer satisfaction, and stock price, which provide the primary links between incentive compensation and the Company's business strategy and financial results.

  •
  Pay is targeted with reference to peer group median levels.

  •
  Balanced peer group companies.  We have maintained the same standards for our peer group since it was established in 2011 following the Merger. Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenue); and the largest U.S.-based airlines (regardless of revenue range).

  •
  "Double-triggers" on change in control.  All long-term incentives have "double-trigger" accelerated vesting provisions. A "double-trigger" means that acceleration of vesting requires two events: first, the transaction that represents the change in control, and second, a qualified termination of service, such as an involuntary termination without "cause."

  •
  No change in control tax indemnity.  Company policy prohibits excise tax indemnity for change in control transactions.

  •
  Stock ownership guidelines.  Our named executive officers are subject to stock ownership guidelines based on a multiple of base salary (CEO—5x base salary; EVP—2x base salary; SVP—1x base salary).

  •
  Prohibition on pledging and hedging.  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

  •
  "Claw-back" provision.  Our programs include claw-back provisions, requiring the return of incentive payments in certain financial restatement situations.

  •
  Profit sharing hurdle.  No annual incentives are paid to officers unless other employees receive a profit-sharing payment for the year.

  •
  Risk mitigation.  Our executive pay program has been designed with features to mitigate against the risk of inappropriate behavior.

  •
  Standardized severance policies.  We maintain standardized severance policies for our officers, other than the CEO. We previously eliminated employment agreements for all officers other than our CEO.

  •
  Annual say-on-pay vote.  We have adopted an annual policy for our say-on-pay vote as recommended by our stockholders at our 2011 annual meeting.

  •
  Communication with investors.  We regularly communicate with our investors regarding our performance that is linked to our incentive awards, particularly the linkage between our compensation program and our ROIC.

  •
  Independent Compensation Committee.  The Compensation Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

  •
  Independent Compensation Consultant.  The Compensation Committee has retained an independent compensation consultant, who provides services directly to the Compensation Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Compensation Committee.

Philosophy and Objectives of Our Executive Compensation Program for 2015

        Aligning the interests of our stockholders and executives.    Our 2015 executive compensation program elements were aligned with the interests of our stockholders by linking our incentive compensation performance metrics to the following key indicators of the Company's financial performance: annual pre-tax income; long-term pre-tax margin performance improvement relative to our industry peers; and our level of ROIC achievement. All of the value of our 2015 long-term incentive awards is in the form of either Performance-Based RSUs or restricted share awards, both of which provide a direct link to our stock value.

        Furthermore, we believe that our executives should have a meaningful financial stake in our long-term success. As described in greater detail below, the Compensation Committee adopted stock ownership guidelines in 2011 that require covered executive officers, including the named executive officers, to maintain a stake in the long-term success of our business. In addition, the Company's Securities Trading Policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers. The policy further prohibits pledging Company securities and hedging transactions with respect to Company securities. We believe these requirements, coupled with our long-term incentive program, effectively align the interests of our executives with those of our stockholders and motivate the creation of long-term stockholder value.

        Our broad-based employee incentive opportunities also are designed to further our objective of aligning the interests of our employees with those of our stockholders and customers. Our profit sharing plans provide eligible employees with incentives that are aligned with the interests of our stockholders through payout opportunities based on our annual pre-tax profit. The Company also rewards employees with an on-time arrival incentive program, a perfect attendance program, and incentives linked to customer satisfaction survey results. The 2015 Annual Incentive Program awards to executives also set 20% of the target opportunity based on improvement in customer satisfaction survey scores. We believe that these programs ensure a focus on operational performance that aligns employee pay with customer satisfaction, enhances our product, and ultimately drives financial performance.

        Linking executive pay to performance.    The 2015 awards to our executives are directly tied to the financial performance metrics that we believe are appropriate measures of success in our business: annual pre-tax income; long-term pre-tax margin performance improvement relative to our industry peers; and our absolute ROIC performance. In addition, all of the targeted value of our 2015 long-term incentive awards is tied to our stock price performance. We believe our compensation programs create strong incentives to align our executives' performance to the successful execution of our strategic plan, as well as longer term shareholder value creation.

        Attracting, retaining and appropriately rewarding our executives in line with market practices.    We seek to continue to attract world-class executives and to retain our existing executives primarily by setting our compensation and benefits at competitive levels relative to companies of similar size, scope and complexity. Because we believe that our senior executives have skills that are transferrable across industries, and because we recruit for talent both within the airline industry and also from a broad spectrum of leading businesses, we compare the overall compensation levels of our executives with the compensation provided to executives of a benchmarking peer group, as discussed in further detail in "Compensation Process and Oversight—Benchmarking" below. Compensation decisions are also considered and balanced in light of an executive's responsibility level within the organization. In prior years, including 2015, the Committee has emphasized a concern for internal pay equity. Compensation and promotion opportunities also take into account each executive's unique skills and capabilities, long-term leadership potential, performance and historic pay levels, and the overall scope of the executive's responsibilities. With regard to Mr. Munoz, consideration included his compensation at his prior employer, including forfeited compensation. In response to encouragement from Mr. Munoz, the Committee is evaluating methods for providing greater reward opportunity and accountability based on individual performance and contributions to the Company's success.

Compensation Process and Oversight

        Compensation Committee Role and Management Participation in Setting Executive Compensation.    Except as noted below regarding Mr. Laderman, all 2015 executive compensation decisions with respect to the named executive officers, including final decisions regarding performance goals, salary levels and annual incentive award opportunity levels, were made by the Compensation Committee, with input from Exequity, the Committee's independent compensation consultant. In 2015, Exequity assisted the Committee in reviewing the CEO compensation package for Mr. Munoz and the compensation for

Messrs. B. Hart and Laderman in their roles as acting CEO and acting CFO, respectively. This review included consideration of Mr. Munoz's compensation at his prior employer, including forfeited compensation and prospective compensation opportunities, and benchmark comparisons related to the Company's peer group. Prior to Mr. Laderman's assumption of the acting CFO role, his 2015 salary level was established and his 2015 incentive awards were granted by Mr. Smisek in his role as the CEO-administrator under the Company's officer incentive programs for persons who are not subject to Section 16 reporting.

        Exequity provides the Compensation Committee with background materials, including preparation of the benchmarking study described below, and participates in Committee meetings to support the Committee's executive compensation decision-making process and to respond to questions. Exequity also assists the Committee in performing an annual compensation risk assessment of the Company's compensation programs. The Compensation Committee retained Exequity as its independent compensation consultant in October 2010. Exequity reports directly to the Committee, and the Committee has the sole authority to retain and terminate Exequity and to review and approve Exequity's fees and other retention terms. The Committee has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy" pursuant to which Exequity is required to provide the Committee with regular reports on any work that it performs for the Company. During 2015, Exequity did not perform any work on behalf of the Company other than the executive compensation services provided to the Committee, and Board compensation services provided to the Nominating/Governance Committee. For additional information concerning the Compensation Committee, including its authority and the independent compensation consultant policy, see "Committees of the Board—Compensation Committee" above.

        The Committee also receives input and recommendations regarding annual executive compensation decisions from management. The Company's Executive Vice President, Human Resources & Labor Relations and members of his human resources team prepare background and supporting materials for Committee meetings. The CEO attends Compensation Committee meetings and the Committee solicits input from the CEO with respect to compensation of the management team other than the CEO. The CFO and other members of the Company's financial planning and analysis group participate in discussions with the Committee relating to the Company's financial plan and proposed performance goals under the executive compensation program, and members of the Company's internal audit group provide special reports to the Committee outlining the review of procedures and calculations relating to the degree of achievement of performance goals and payout of incentives. Management's annual planning process involves preparation of annual financial forecasts, capital expenditure budgets, and the Company's annual business plan. Based on the Company's 2015 planning process and the financial budget approved by the Board, management developed and proposed performance targets under the 2015 incentive compensation programs. These proposals were evaluated by Exequity, in light of compensation trends, benchmarking and compensation risk factors. The Committee established the performance goals and the compensation arrangements of the Company's executive officers following its review and consideration of all recommendations and data it deemed appropriate. The Committee regularly holds executive sessions to discuss executive compensation practices without members of management present.

        Benchmarking.    We recruit executives not only from within the airline industry, but also from across a broad spectrum of leading businesses. In making compensation decisions, we examine the practices of companies in a general comparator group that is representative of the size (in revenue), scope and complexity of the Company's global business operations, and that includes the largest U.S.-based airline companies (regardless of revenue range).

        The Committee believes that the airline industry does not have enough relevant industry peers, given UAL's current size, to establish reliable ranges of competitive market pay for our top executive talent. Accordingly, our benchmarking peer group represents a cross section of the relevant airline peers and comparably sized companies in general industry that the Committee believes are representative of the competitive talent market. The following primary factors are considered in identifying the most appropriate peer companies for compensation benchmarking purposes: well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times the Company's revenues); talent competitors within the Company's geography; and the largest U.S.-based airlines (regardless of revenue range). Using these factors as a guide, the composition of the peer group was reviewed and unchanged for 2015 compensation decisions, except to be updated to reflect the merger of AMR Corporation and US Airways to create American Airlines Group. The competitive benchmarking analysis presented to the Committee in December 2014, in advance of the February and March 2015 compensation decisions, included the 21 comparator companies noted below.

• 3M Company	• Illinois Tool Works Inc.
• Alcoa Inc.	• Johnson Controls, Inc.
• American Airlines Group Inc.	• Lockheed Martin Corporation
• The Boeing Company	• McDonald's Corporation
• Caterpillar Inc.	• Northrop Grumman Corporation
• Cummins Inc.	• Raytheon Company
• Deere & Company	• Southwest Airlines Co.
• Delta Air Lines, Inc.	• Union Pacific Corporation
• FedEx Corporation	• United Parcel Service, Inc.
• General Dynamics Corporation	• United Technologies Corporation
• Honeywell International Inc.

        Compensation data was obtained from the then most recent proxy statements of our peer group companies (in most cases, the 2014 proxy statement, reflecting 2013 pay data). In this review, the peer group had median annual revenue of approximately $37.3 billion and the Company's 2014 annual revenue at the time of the review was estimated at approximately $38.9 billion. The benchmarking review also considered information from Equilar's Executive Compensation Survey, which provides information for top executive roles at each of the participating peer companies. Within the peer group, 13 of the 21 peer companies participated in the Equilar survey, with median annual revenue of approximately $39 billion.

        We compare total compensation opportunities for our executives to the market median (50th percentile) of our peer group. Total compensation for our benchmarking purposes means the sum of base salary, annual cash incentive target, and long-term incentive targets. As is customary in these types of pay studies, retirement benefits were not included in the benchmark comparison. The Exequity benchmarking process compares the Company's executive pay by position in comparison to the most similarly situated executive roles among the peer organizations. Data availability is greater for the CEO and CFO positions, and pay comparisons for these roles were made solely against the CEO and CFO positions among the peer companies. For proxy officers without a direct benchmark role comparison, Exequity considered matching roles based on rank within the proxy and with reference to other officer positions to extrapolate pay trajectories across roles.

        The compensation information for our peer group is one factor utilized in setting total compensation for our executives. The Committee balances the benchmarking results with additional factors, such as each executive's experience, knowledge, skills, roles, and contributions to the Company, as well as consideration for internal parity of compensation among our executives. The Compensation Committee reviews all of these relevant factors, but does not apply a specific weighting to the various factors. Development of the Company's current compensation program involved a convergence of the pay structures in place at the Company and Continental prior to the Merger. The current compensation structure was implemented post-Merger in 2011 and continued substantially the same through 2015. Based on the benchmarking results and with guidance from Exequity, the Committee made adjustments in the 2015 pay allocation by shifting a portion of the total target opportunity from the annual incentive to the long-term incentive opportunity.

        Tally Sheets.    Comprehensive tally sheets covering each of the Company's Section 16 reporting officers are provided to the Committee annually in advance of the meeting at which incentive compensation performance targets and award level opportunities are set and at which compensation levels and annual incentive awards are considered and decisions are made. The tally sheets provide a summary for each executive of total targeted and actual compensation levels over a multi-year period, an accumulated summary of outstanding awards, and estimated total payments under alternative separation scenarios. These tally sheets allow the Committee to make prospective pay decisions that are informed by compensation opportunities and earnings for past periods. The February 2015 tally sheet review included Messrs. B. Hart, Compton, G. Hart, Bonds, Smisek, and Rainey.

Our 2015 Executive Compensation Program

        The following discussion describes our 2015 compensation elements and decisions related to our "named executive officers" or "NEOs." Our 2015 named executive officers consist of:

  •
  Oscar Munoz, President and Chief Executive Officer

  •
  Brett J. Hart, Acting Chief Executive Officer (Executive Vice President and General Counsel)

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  Gerald Laderman, Senior Vice President—Finance and Acting Chief Financial Officer

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  James E. Compton, Vice Chairman and Chief Revenue Officer

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  Gregory L. Hart, Executive Vice President and Chief Operations Officer

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  Michael P. Bonds, Executive Vice President, Human Resources and Labor Relations

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  Jeffery A. Smisek, former Chairman of the Board, President and Chief Executive Officer

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  John D. Rainey, former Executive Vice President and Chief Financial Officer

        The Company named Mr. Munoz as President and CEO effective September 8, 2015. On October 19, 2015, the Company announced that Mr. Munoz was taking a medical leave of absence. In connection with Mr. Munoz's leave of absence, on October 19, 2015, the Board appointed Brett Hart as Acting Chief Executive Officer. On March 14, 2016, Mr. Munoz returned to his role as President and CEO on a full-time basis and Mr. Hart resumed his position as Executive Vice President and General Counsel. Mr. Laderman was appointed Senior Vice President—Finance and Acting Chief Financial Officer effective August 3, 2015 in connection with the resignation on July 30, 2015 of Mr. Rainey, the Company's former Executive Vice President and Chief Financial Officer. Mr. Smisek stepped down from his roles as Chairman, President and CEO effective September 8, 2015.

2015 Key Compensation Components

        The table below summarizes the key components of our 2015 executive compensation program, and detailed descriptions of these components appear below the table. The 2015 salary and incentive compensation award levels were considered and approved by the Compensation Committee through the compensation process described above and with reference to the benchmarking data prepared by and reviewed with Exequity. The salary, compensation opportunities, and employment terms and conditions for Mr. Munoz as reflected in his employment agreement were considered and approved through the compensation process described above and with reference to the benchmarking data described above, reflecting median pay among the peer companies, as well as the specific pay arrangements of chief executive officers of the most relevant airlines peers. In addition, the Compensation Committee considered Mr. Munoz's prospective compensation opportunities at his prior employer and his outstanding incentive awards that would be forfeited upon termination of employment with his prior employer. Exequity assisted in the preparation and review of the compensation analysis, and provided advice in connection with the negotiations pertaining to potential replacement value of outstanding incentives and alignment of the annual pay package with peer practices.

        Mr. Munoz did not receive any incentive compensation awards in 2015, and the discussion below with respect to Mr. Munoz's 2015 compensation is limited to the compensation package as approved under his employment agreement. Prior to Mr. Laderman's assumption of the acting CFO role, his 2015 salary level was established and his 2015 incentive awards were granted by Mr. Smisek in his role as the CEO-administrator under the Company's compensation plans for persons who are not subject to Section 16 reporting.

        There was no change in the 2015 salary or total target incentive award levels for any of the continuing named executive officers as compared to the 2014 salary and total target incentive award levels. However, for 2015, the Committee approved a re-allocation of a portion of the total target level compensation opportunity for the named executive officers, other than Mr. Smisek, from the annual incentive opportunity to the long-term incentive opportunity to align more closely with market practices within our peer group. This shift was made after considering the benchmarking analysis discussed above, which indicated that the Company's total targeted compensation levels for the named executive officers were generally slightly below the 50th percentile of the peer group but that a greater percentage of the named executive officers' total targeted incentives were being delivered in the form of targeted annual bonus opportunities and a lower percentage of the named executive officers' total targeted incentives were being delivered in the form of long-term incentives than was the case among the benchmarking peer companies. Mr. Smisek's 2015 compensation opportunity was evaluated with reference to the benchmarking review presented to the Committee in December 2014 in advance of the February and March 2015 compensation decisions. Mr. Smisek's compensation was set by reference to the median level of the peer group companies and the Committee determined that no changes were necessitated in his 2015 target compensation level or allocations in connection with such benchmarking review.

Compensation Component	Program Type	Performance Measure
Base Salary	• Fixed cash income stream throughout the year	—

Annual Incentive Awards	• Absolute performance	• Pre-tax income (80%)
	• Short-term cash award	• Customer satisfaction (20%)
Long-term Incentive Awards:

• Performance-Based RSUs—ROIC	• Absolute performance • 3-year cliff vesting • Stock price based • Cash settled	• ROIC • Stock price performance over time

• Performance-Based RSUs—Relative Pre-tax Margin	• Relative performance • 3-year cliff vesting • Stock price based • Cash settled	• Pre-tax margin improvement relative to industry peer group • Stock price performance over time

• Restricted Share Awards	• 3-year ratable vesting	• Stock price performance over time

        Base Salary.    The Compensation Committee sets base salary levels in light of competitive practices among companies of similar size and complexity, to reflect the responsibilities of each executive in the Company, in consideration of internal pay equity, and to balance fixed and variable compensation levels. The base salary level for Mr. Munoz was established with reference to the foregoing and in consideration of his compensation and opportunities at his prior employer. Mr. Munoz's annual base salary as set forth in his employment agreement is $1,250,000. The 2015 base salary levels for the remaining named executive officers were as follows: Mr. B. Hart—$715,000; Mr. Laderman—$500,000; Mr. Compton—$875,000; Mr. G. Hart—$850,000; Mr. Bonds—$650,000, Mr. Smisek—$975,000; and Mr. Rainey—$850,000. These salary levels are unchanged from the 2014 levels and remain currently in effect for the continuing named executive officers.

        In connection with Mr. Hart's appointment to serve as acting CEO, the Compensation Committee approved an additional cash payment of $100,000 per month for the duration of his service as acting CEO. The additional cash payment for Mr. Hart was terminated on March 14, 2016 upon Mr. Munoz's return to his role as President and Chief Executive Officer on a full-time basis and Mr. Hart's resumption of his position as Executive Vice President and General Counsel. In connection with Mr. Laderman's appointment as acting CFO, the Compensation Committee approved an additional cash payment of $40,000 per month for the duration of his service as acting CFO. The Committee chose to provide a special monthly payment in light of the potentially limited duration of these assignments and to avoid impacting other compensation programs that are linked to base salary levels. The amounts of these payments were established in consultation with Exequity, and by reference to similar arrangements provided by companies in similar situations, and were deemed by the Compensation Committee to be commensurate with the additional duties and responsibilities assumed by each of Mr. Hart and Mr. Laderman in addition to their pre-existing roles with the Company.

        Annual Incentive Awards.    In 2015, the named executive officers, except Mr. Munoz, participated in the United Continental Holdings, Inc. Annual Incentive Program (the "AIP"), an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010. In order for a payment to be made under the 2015 AIP awards, (i) the Company's 2015 pre-tax income must meet or exceed the entry level pre-tax income established by the Compensation Committee and (ii) a payment must have been made (or will be made) under the Company's broad-based profit sharing plans for employees for such fiscal year. If either of these conditions is not satisfied, no payments are made under the AIP. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The 2015 awards permit the exercise of negative discretion to reduce award payments (but not positive discretion to increase award payments). Under the AIP, "pre-tax income" means, with respect to a fiscal year, the aggregated consolidated net income adjusted to exclude reported income taxes of the Company as shown on the Company's consolidated financial statements for such year, but calculated excluding any special, unusual or non-recurring items as determined by the Compensation Committee in accordance with applicable accounting rules.(5)

        The 2015 award opportunities under the AIP were based on an individual award opportunity granted to each participant, with threshold payout equal to 45% of the target opportunity, target payout equal to 100% of the target opportunity, and stretch payout equal to 200% of the target opportunity. The target award opportunity was allocated so that (1) 80% of the target opportunity was based on pre-tax income performance goals and (2) 20% of the target opportunity was based on the achievement of customer satisfaction performance goals. The 2015 AIP individual target level opportunities for each of the named executive officers were expressed as a percentage of the executives' base salary earned during the year as follows: Mr. B. Hart—120%; Mr. Laderman—110%; Mr. Compton—121%; Mr. G. Hart—120%, Mr. Bonds—121%; Mr. Smisek—150%; and Mr. Rainey—120%. As discussed above, in 2015, the Compensation Committee approved a reallocation of the incentive opportunity between AIP and long-term incentive compensation, resulting in a decline in the AIP opportunity for each of the participating named executive officers, other than Messrs. Laderman and Smisek. The 2015 pre-tax income performance goals, representing 80% of the targeted award

(5)
See "Item 6. Selected Financial Data—Reconciliation of GAAP to Non-GAAP Financial Measures" in the 2015 Form 10-K for information on these special items.

opportunity, were threshold—$1.5 billion, target—$2.705 billion, and stretch—$4.0 billion. Consistent with AIP awards in prior years, the target pre-tax income level was set at the Company's 2015 budget level as reviewed with and approved by the Board. For 2015, measurement of customer satisfaction, representing 20% of the targeted award opportunity, required monthly improvement over the prior three-month rolling average scores on customer satisfaction surveys, with the goals set as entry—3 months of improvement; target—6 months of improvement; and stretch—9 months of improvement.

        For 2015, the Company achieved pre-tax income, excluding special items, of $4.498 billion and eligible employees received payments pursuant to the Company's profit sharing plans. This performance reflects performance at the stretch level with respect to the pre-tax income performance goal. With respect to the customer satisfaction goal, the Company achieved seven months of improvement as compared with the prior three month rolling averages which resulted in performance between the target and stretch levels. The combined 2015 performance relating to pre-tax income and customer satisfaction resulted in achievement at 186.67% of the total target opportunity level. In connection with the certification of the Company's 2015 performance, the Committee elected to exercise negative discretion to reduce the level of payments to the named executive officers by 15 percentage points, which resulted in payout at 171.67% of the target opportunity level. Although the Committee recognized that the Company's 2015 pre-tax income performance was one of the best results in the Company's history, the Committee considered changes in fuel prices between the time the Company's 2015 budget was established and the time that AIP financial goals were set. Based on that analysis, the Committee determined that it was appropriate to reduce the payment amounts for the named executive officers to reflect the impact of the 2015 fuel price changes. The Compensation Committee exercised negative discretion, as provided under the AIP, to reduce the amount of Mr. G. Hart's 2015 annual incentive compensation by $1,000,000. This reduction was made in connection with the Company's previously disclosed internal investigation related to the federal investigation associated with the Port Authority of New York and New Jersey, upon the recommendation (made on September 8, 2015) of the Special Committee formed in connection with such investigation. Mr. Smisek received pro-rated payment of his 2015 AIP award pursuant to the terms of his separation agreement. Mr. Rainey forfeited his AIP award in connection with his resignation. Payments under the AIP are included in the 2015 Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." The named executive officers are not eligible to receive payments under our profit sharing plans.

        2015 Long-Term Incentive Awards.    In designing the long-term incentive award structure for the Company, the Compensation Committee divided the long-term incentive opportunity into three separate awards, each of which has a three-year performance or vesting period. This design was put in place and has continued since our 2011 awards, with the 2015 long-term incentives structured as follows:

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  ROIC Performance Awards:  Designed to reward the creation of economic value, measured by our ROIC achievement;

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  Relative Pre-tax Margin Performance Awards:  Designed to reward improvement in pre-tax margin performance relative to improvement by our airline peers; and

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  Restricted Share Awards:  Intended to align executives' interests with the creation of stockholder value.

        The total target long-term incentive opportunities were established with reference to the benchmarking analysis conducted by Exequity and discussed with the Committee in December 2014, to reflect the responsibilities of each executive in the Company, and in consideration of internal pay equity. As discussed above with respect to the AIP awards, for 2015, the Committee approved a re-allocation of a portion of the total target level compensation opportunity for the named executive officers, other than Mr. Smisek, from the annual incentive opportunity to the long-term incentive opportunity to align more closely with market practices within our peer group. This shift was made after considering the benchmarking analysis discussed above, which indicated that the Company's total targeted compensation levels for the named executive officers were generally slightly below the 50th percentile of the peer group but slightly higher than the group with respect to target levels of annual compensation as compared to long-term incentives. Mr. Smisek's 2015 compensation opportunity was evaluated with reference to the benchmarking review presented to the Committee in December 2014 in advance of the February and March 2015 compensation decisions. Mr. Smisek's compensation was set to correspond to the median level of the peer group companies and the Committee determined that no changes were necessitated in his 2015 target compensation level, including no re-allocation with respect to his AIP and long-term target opportunity levels.

        For the named executive officers, the 2015 total long-term incentive target level opportunities were as follows: Mr. B. Hart—$1,537,250; Mr. Laderman—$1,000,000; Mr. Compton—$2,327,500; Mr. G. Hart—$1,827,500; Mr. Bonds—$1,358,500; Mr. Smisek—$10,693,500; and Mr. Rainey—$1,827,500. See "—Compensation Process and Oversight—Benchmarking" above. The 2015 total long-term target opportunities were divided equally among each of the three long-term incentive awards.

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  ROIC Performance Awards.  In 2011, the Compensation Committee adopted the United Continental Holdings, Inc. Performance-Based RSU Program (the "RSU Program"), pursuant to the provisions of the Company's 2008 Incentive Compensation Plan. The RSU Program requires the Company to achieve specified levels of ROIC. For 2015, the ROIC goals were set as absolute levels of ROIC performance. Each RSU represents the potential right to receive a cash payment at the end of a three-year performance period based on the average closing price per share of Common Stock over the 20 trading days preceding the end of the performance period. The number of RSUs that become vested under the RSU Program increases as the Company's ROIC for the performance period exceeds the specified goal. If the Company achieves at least the minimum level of performance, the awards will be settled in cash following the end of the three-year performance period. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Committee did not apply a maximum payment price per share with respect to the 2015 ROIC Performance-Based RSU awards.

    The 2015 Performance-Based RSU awards have a performance period of January 1, 2015 through December 31, 2017. We believe that the ROIC definition applicable to the 2015 awards is aligned with the parameters generally used by investors as well as our external reporting methodology, including capitalizing our aircraft operating lease expense at seven times and only including aircraft operating leases for which we are the lessor in our calculation of invested capital. For 2015, the entry level performance goal (10%) is aligned with our externally communicated long-term ROIC goal to drive performance in excess of the Company's approximate cost of capital, the target level (12%) is viewed by the Committee as a challenging goal that was established above the ROIC level that the Company has achieved in any prior three year period but below the Company's single-year achievement in 2014, and the maximum or "stretch" performance goal (14%) requires the Company to achieve ROIC performance at a level nearly 400 basis points higher than our achievement in any prior three-year period. Each 2015 award performance level was increased from the levels established with respect to the 2014 awards to reflect the Company's recent financial performance improvement. The goals are established with reference to the Company's operating plan, economic conditions at the time the goals were set, and a variety of scenarios for the Company's multi-year financial plan to address the challenges associated with forecasting results for a three-year measurement period.

    The 2015 ROIC Performance-Based RSU awards have an entry opportunity equal to 50% of the target award value, a target opportunity of 100% of target value, and a maximum or "stretch" opportunity equal to 200% of the target award value. Payment opportunities under the ROIC

    Performance-Based RSU awards are subject to linear interpolation between performance levels. As noted in the 2015 Summary Compensation Table below, the grant date fair value of the 2015 Performance-Based RSUs is the target level of the award based on the probable satisfaction of the required performance conditions as of the grant date.

    The 2013 Performance-Based RSU awards, which had a performance period of January 1, 2013 through December 31, 2015, had the following performance goals: entry—8.1% ROIC; target—10% ROIC; and stretch—11% ROIC. In calculating the number of RSUs subject to the 2013 Performance-Based RSU awards, the Committee applied a discount factor to the closing price per share of Common Stock on the date of grant in recognition of the Company's history of ROIC not exceeding our cost of capital. As a risk mitigation factor, payment of the awards also required that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Committee also established a maximum payment amount with respect to the 2013 awards equal to two times the stock price on the date of grant (representing a $51.82 per unit maximum payment amount). For the 2013-2015 performance period, the Company's ROIC (14.7%) exceeded the required stretch level of performance (11% ROIC), and the 2013 Performance-Based RSUs were settled in cash in the first quarter of 2016 following review and certification by the Committee. The 20-day average closing price per share of Common Stock immediately preceding December 31, 2015 was $58.27 per share. However payments were capped at $51.82 per unit based on the maximum payment amount established for the awards. The payments to the named executive officers are included in the "Option Exercises and Stock Vested for 2015" table below.

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  Relative Pre-tax Margin Performance Awards.  In 2014 and 2015 the Committee evaluated the relative performance component of the long-term incentive program to consider potential alternative award structures. Exequity prepared models of several alternatives for implementing a total shareholder return ("TSR") metric. For 2015, the Committee determined that the current relative performance metric provides the best measure to encourage improvement in our relative pre-tax margin as compared to industry peers. The considered TSR models indicated strong sensitivity to the performance measurement date and limitations on the ability to ensure that performance was accurately rewarded. The Committee continues to evaluate potential alternatives to this relative performance prong of the compensation program, but believes that pre-tax margin improvement is an appropriate metric for motivating executive performance in line with stockholder interests.

    In March 2015, following discussion and review, the Committee approved an amendment to the RSU Program to permit granting of Performance-Based RSU awards with alternative performance metrics and granted RSU Program awards to measure and reward performance based on the Company's improvement in cumulative pre-tax margin over a three-year performance period as compared with an industry peer group (American Airlines Group, Inc., Delta Air Lines Inc., Southwest Airlines Co., JetBlue Airways Corporation, and Alaska Air Group, Inc.). The performance metric under these awards is similar to the metric used under the Long-term Relative Performance awards granted in prior years. However, the 2015 awards are in the form of cash-settled Performance-Based RSUs rather than a cash denominated award that is not linked to our stock price performance. As a result of this change in the relative performance award structure, all of the long-term incentives granted in 2015 are linked to the Company's stock price performance.

    The goals established for the 2015 pre-tax margin Performance-Based RSU awards measure the Company's relative pre-tax margin improvement over the 2015-2017 performance period as compared to the industry peer group. Improvement over the performance period by the Company and the industry group is measured with comparison to pre-tax margin performance achieved in 2014. Performance is generally measured as (A) the Company's pre-tax income over the performance period divided by its revenue over such period minus the Company's 2014 pre-tax margin as compared to (B) the peer companies' aggregate pre-tax income over the performance period divided by the peer companies' aggregate revenue over such period minus the peer companies' aggregate 2014 pre-tax margin. The calculations are adjusted to exclude special items as determined by the Compensation Committee in accordance with applicable accounting rules. If the Company achieves at least the minimum threshold level of performance, the awards will be settled in cash following the end of the three-year performance period. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Committee did not apply a maximum payment price per share with respect to the 2015 pre-tax margin Performance-Based RSU awards.

    The 2015 pre-tax margin Performance-Based RSU awards have a performance period of January 1, 2015 through December 31, 2017. The target performance level established for the 2015 relative pre-tax margin PB RSUs was set by the Compensation Committee so that executives would earn market-competitive rewards ("target" level) for achieving pre-tax margin improvement substantially in excess of the peer group (equal to peer group pre-tax margin change over the performance period plus 125 basis points). The entry performance level was designed to be achievable with solid relative performance (peer group change plus 20 basis points), while the stretch performance level (peer group change plus 300 basis points) was set at a high level requiring exceptional relative performance. In determining the 2015-2017 performance goals, the Committee considered the historic performance of the Company and the peer group, the Company's multi-year financial plan, and the economic and market conditions at the time the goals were established.

    The 2015 pre-tax margin Performance-Based RSUs compensation opportunities, subject to achievement of the specified performance levels, are expressed as a percentage of the target award value as follows: entry—50% of target; target—100% of target; and stretch—150% of target. Payment opportunities under the relative pre-tax margin Performance-Based RSUs are subject to linear interpolation between performance levels. In accordance with ASC Topic 718, and as noted in the 2015 Summary Compensation Table below, the grant date fair value of the relative pre-tax margin Performance-Based RSUs is zero because the satisfaction of the required performance conditions was not considered probable as of the grant date. As discussed above, the Committee believes that improvement in pre-tax margin continues to be an appropriate metric for motivating executive performance in line with stockholder interests. Although the performance conditions were not considered probable as of the grant date, the Committee established the goals at a level they believe is appropriate for the Company and stockholders.

    The 2013 relative pre-tax margin awards, which had a performance period of January 1, 2013 through December 31, 2015, were cash-based awards and had the following performance goals using relative pre-tax margin as the metric: entry—peer group average pre-tax margin minus 60 basis points; target—peer group average pre-tax margin; and stretch—peer group average pre-tax margin plus 80 basis points. As a risk mitigation factor, the awards also required that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Company's pre-tax margin performance with respect to the 2013 relative performance awards did not meet the entry level of performance, and no payments were made to the named executive officers with respect to this 2013 long-term incentive award.

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  Restricted Share Awards.  The final one-third of the 2015 long-term incentive opportunity was delivered in the form of restricted share awards that vest in one-third increments on February 28, 2016, 2017 and 2018. These awards were granted pursuant to the Company's 2008 Incentive Compensation Plan. The 2015 restricted share awards were calculated based on the target opportunity divided by the closing price per share of Common Stock on the date of grant, rounded up to the nearest whole share.

CEO Agreements

        Mr. Munoz.    The Company entered into an employment agreement with Mr. Munoz to memorialize the terms of his employment as President and CEO of the Company. As described above, the compensation, benefits, terms and conditions of the employment agreement were approved by the Compensation Committee after consideration of Mr. Munoz's compensation at his prior employer, including forfeited compensation and prospective incentive opportunities; the benchmarking analysis of the peer group; general succession planning processes within the Company; and guidance and input from Exequity. In consideration of his commencement of employment, and in part to compensate him for incentive and equity compensation forfeited at his prior employer, the agreement provided him a sign-on cash payment of $5.2 million and an initial equity award (granted in 2016) with a grant date value of $6.8 million, vesting over a three year period. Mr. Munoz's sign-on cash payment is subject to repayment if he is terminated for cause or resigns without good reason within the first year of his employment. The agreement also provides an annual base salary of $1,250,000 and, beginning in 2016, Mr. Munoz is eligible to participate in the Company's annual cash bonus program, with a target annual bonus not less than 200% of his annual base salary. Also beginning in 2016, the Company will provide Mr. Munoz an annual long-term incentive award with a grant date value of at least $10.5 million. However, Mr. Munoz is not eligible to receive a long-term incentive award for calendar year 2016 until he has been in continuous active service as President and Chief Executive Officer for a period of six months. See "Narrative to 2015 Summary Compensation Table and Grants of Plan-Based Awards for 2015 Table—Employment Agreement with Mr. Munoz" below for further discussion of the terms of the agreement and "Potential Payments upon Termination or Change in Control" below for a discussion and quantification of potential compensation and benefits to be provided under various separation scenarios. On April 19, 2016, Mr. Munoz, the Company and United Airlines entered into an amendment to the employment agreement. The amendment, which was initiated by Mr. Munoz, provides, among other things, that it is the Company's expectation that Mr. Munoz will be appointed Chairman of the Board at the Company's 2018 annual meeting of stockholders, and the amendment modifies the definition of "Good Reason" such that the appointment of Robert A. Milton as Non-Executive Chairman of the Board would not constitute "Good Reason."

        Mr. Smisek.    Mr. Smisek and the Company entered into a separation and release agreement dated September 8, 2015, which was approved by the Special Committee. Mr. Munoz abstained from voting on the separation agreement with Mr. Smisek. The payments and benefits provided to Mr. Smisek under the separation agreement are substantially consistent with those provided under the terms of his prior employment agreement and his outstanding incentive awards on the basis of a termination without cause when retirement eligible. However, Mr. Smisek also was permitted to retain the automobile that he was using at the time of his separation of which he had paid a portion of the purchase price. In addition, the agreement includes certain provisions related to future cooperation and repayment of benefits and awards under certain circumstances. See "Potential Payments upon Termination or Change in Control" below for a discussion and estimate of the potential compensation and benefits provided pursuant to the separation agreement.

Other Compensation Components

        Severance Benefits.    We have pre-established terms applicable to each of our named executive officers relating to severance and post-employment benefits provided upon certain termination events. In 2014, the Committee determined that individual employment agreements, other than agreements with our CEO, were no longer necessary.

        The Company maintains the United Continental Holdings, Inc. Executive Severance Plan (the "Executive Severance Plan"), which provides severance benefits to executive officers, including Messrs. B. Hart, Compton, G. Hart, Bonds and Rainey, and the United Continental Holdings, Inc. Senior Officer Severance Plan, which provides severance benefits to senior officers, including Mr. Laderman. The severance and post-employment benefits provided under the severance plans are consistent with the level of benefits that were provided under the named executive officers' prior employment agreements, which expired in September 2014, and these plans were approved and adopted by the Compensation Committee in 2014. The terms of Mr. Rainey's departure were governed by the Executive Severance Plan.

        Based on advice of Exequity, we believe that the described severance compensation and benefits are competitive with typical practices and that they provide appropriate levels of compensation and terms and conditions related to executive separations. Further, we believe that these arrangements are an important component of our compensation packages in terms of attracting and retaining top caliber talent in senior leadership roles and in defining terms and conditions of executive separation events. See "Potential Payments Upon Termination or Change in Control" below for a discussion and estimate of the potential compensation and benefits provided pursuant to these arrangements.

  Retirement Benefits.

        Frozen SERP.    Prior to the Merger, Continental maintained supplemental executive retirement plan ("SERP") benefits for Messrs. Laderman, Compton, Bonds and Smisek that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. The SERP is not a current element of the Company's compensation program. The SERP benefit for Messrs. Compton, Bonds, and Smisek was frozen as of December 31, 2010, while the SERP benefit for Mr. Laderman was partially frozen as of December 31, 2010 and fully frozen as of December 31, 2013. The benefit formulas and the compensation limitations applicable to the SERP are described below under "Narrative to Pension Benefits Table."

        Frozen Pension Benefits.    Management and administrative employees from Continental, including Messrs. Laderman, Compton, G. Hart, Bonds, Smisek and Rainey, participate in the Continental Retirement Plan ("CARP"), a non-contributory, defined benefit pension plan in which substantially all of Continental's non-pilot domestic employees participated. The CARP benefits for management and administrative employees were frozen as of December 31, 2013. The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee. The benefit formulas and the compensation limitations applicable to the CARP are described below under "Narrative to Pension Benefits Table."

        Defined Contribution Retirement Benefits.    We provide retirement benefits including a tax qualified 401(k) plan to all of our non-union employees. The Company maintains a tax qualified 401(k) benefit and an excess 401(k) cash direct and cash match program for management and administrative employees, including the named executive officers. We believe these benefits encourage retention and are part of delivering an overall competitive pay package necessary to recruit and retain talented executives.

        Perquisites.    We offer our named executive officers certain perquisites that we believe are generally consistent with those provided to executives at similar levels at companies within the airline industry and general industry groups. We believe that providing certain benefits to our executives, rather than cash, enhances retention, results in a cost savings to the Company, and strengthens our relationships with our executives. For example, travel privileges on United flights provide our executives and non-management directors the opportunity to become familiar with our network, product and locations and to interact with employees. The incremental cost to the Company of providing such flight benefits is minimal, while we believe the value of these benefits to the named executive officers is perceived by them to be high. Other benefits are primarily linked to maintaining the health of our executives and to financial and tax planning and assistance, or to benefits that were provided prior to the Merger with Continental and were retained in individual post-Merger benefit packages. Please refer to "2015 Summary Compensation Table" and the footnotes thereto for additional information regarding perquisites.

Other Executive Compensation Matters

        Recoupment of Earned Awards/"Claw-back" Provisions.    All of our incentive award programs include claw-back provisions requiring the return of incentive payments in financial restatement situations to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any SEC rule.

        Stock Ownership Guidelines.    The Compensation Committee has approved stock ownership guidelines that apply to our executive officers. The guidelines encourage our executives, including each of the named executive officers, to hold shares of Common Stock or equity-based awards with a fair market value that equals or exceeds a multiple of the executive's base salary. The CEO level stock ownership target is five times base salary, the stock ownership target for Messrs. B. Hart, Compton, G. Hart, and Bonds is two times base salary, and the stock ownership target for Mr. Laderman is one times base salary. For purposes of determining whether an executive satisfies the stock ownership guidelines, restricted shares and restricted stock units are included in total stock holdings. The Committee reviews equity ownership at least annually. Once an executive is determined to be in compliance with the stock ownership guidelines, the executive will be considered to be in compliance until such time as he or she sells or otherwise disposes of any his or her shares of Common Stock, restricted shares or restricted stock units. Following any such sale or disposition, the Committee will reevaluate the executive's compliance with the stock ownership guidelines at the next annual evaluation date. As of March 1, 2016, all of our continuing named executives officers are currently in compliance with the guidelines. We also maintain stock ownership guidelines that apply to our non-employee directors, which are described below in "2015 Director Compensation."

        Securities Trading Policy.    Our securities trading policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers and directors. Our securities trading policy prohibits pledging and hedging Company securities by our officers and directors.

        Tax Matters.    In designing and implementing the programs applicable to executives, we consider the effects of applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), including section 162(m). Section 162(m) of the Code limits the tax deductibility by a company of compensation in excess of $1 million paid to the company's chief executive officer and its three other most highly compensated executive officers (other than the chief financial officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. While the tax impact of any compensation arrangement is one factor that the Committee may consider in its deliberations, this impact would be evaluated in light of the Company's overall compensation philosophy and objectives. Under certain circumstances, the Committee believes that the Company's and stockholders' interests would be best served by providing compensation that is not fully deductible and that its ability to exercise discretion outweighs the advantages of requiring that all compensation be qualified under section 162(m).

        Consistent with historic practice and the travel policies at other airlines, the Company provides tax indemnification on the travel benefits provided to active and certain former officers. The Company has eliminated tax indemnification for post-separation perquisites provided to officers who were not officers as of the date the policy was adopted. The tax indemnification provided to each of the named executive officers with respect to active and former (grandfathered) officer travel is subject to an annual limit.

Compensation Committee Report

        We have reviewed and discussed the CD&A with management. Based on such review and discussions, we recommended to the Board that the CD&A be included in the Company's Proxy Statement on Schedule 14A and the Company's Annual Report on Form 10-K for the year ended December 31, 2015.(6)

Respectfully submitted, John H. Walker, Chairman Walter Isaacson Henry L. Meyer III Charles A. Yamarone

(6)
Mr. Shapiro was appointed to the Board and the Compensation Committee on April 19, 2016 and did not participate in the Compensation Committee's review, discussion or recommendation with respect to the matters covered by the Compensation Committee Report.

2015 Summary Compensation Table

        The following table provides information regarding (i) each person who served as the Company's principal executive officer during 2015 (Oscar Munoz, Brett Hart, and Jeffery Smisek), (ii) each person who served as the Company's principal financial officer during 2015 (Gerald Laderman and John Rainey), and (iii) the three other most highly compensated executive officers in 2015 who were serving at year-end (James Compton, Gregory Hart, and Michael Bonds), determined in accordance with applicable SEC disclosure rules. The table provides information for 2015, 2014 and 2013 if the executive officer was included in the Company's Summary Compensation Table for those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value ($)(7)	All Other Compensation ($)(8)	Total ($)
Oscar Munoz(1)	2015	261,218	5,200,000	124,493	0	0	0	209,748	5,795,459
President & Chief
Executive Officer
Brett Hart(2)	2015	715,000	246,154	1,044,692	0	1,472,900	0	182,387	3,661,133
Acting Chief Executive
Officer
Executive Vice President
and General Counsel
Gerald Laderman(3)	2015	500,000	200,000	679,642	0	944,167	0	155,349	2,479,158
Senior Vice President &
Acting Chief Financial
Officer
James Compton	2015	875,000	0	1,581,660	0	1,817,521	0	285,316	4,559,497
Vice Chairman & Chief	2014	875,000	0	1,593,088	0	1,890,000	684,716	204,951	5,247,755
Revenue Officer	2013	875,000	0	1,183,888	0	1,012,331	0	90,424	3,161,643
Gregory Hart	2015	850,000	0	1,241,907	0	751,000	0	225,659	3,068,566
Executive Vice	2014	766,859	0	1,083,712	0	1,656,415	58,375	131,597	3,696,958
President & Chief
Operations Officer
Michael Bonds	2015	650,000	0	923,236	0	1,350,158	0	213,139	3,136,533
Executive Vice President,
Human Resources &
Labor Relations
Former Officers:
Jeffery Smisek(3)	2015	672,159	0	7,266,334	0	1,726,485	0	5,301,065	14,966,043
Former Chairman,	2014	975,000	0	7,725,728	0	2,340,000	1,419,221	302,277	12,762,226
President & Chief	2013	975,000	0	5,741,403	0	1,253,362	0	168,540	8,138,305
Executive Officer
John Rainey(3)	2015	512,179	0	1,241,907	0	0	0	248,030	2,002,116
Former Executive Vice	2014	850,000	0	1,228,251	0	1,836,000	56,886	177,340	4,148,477
President & Chief	2013	823,750	0	912,752	0	953,037	0	134,634	2,824,173
Financial Officer

(1)
The Company named Mr. Munoz as President and CEO effective September 8, 2015. On October 19, 2015, the Company announced that Mr. Munoz was taking a medical leave of absence. On March 14, 2016, Mr. Munoz returned to his role as President and Chief Executive Officer on a full-time basis. For the period January 1, 2015 through September 7, 2015, Mr. Munoz received compensation in connection with his service as a non-employee director, which is included in the Stock Awards and All Other Compensation columns. See "2015 Director Compensation" below for a discussion of our director compensation program.

(2)
In connection with Mr. Munoz's leave of absence, on October 19, 2015, the Board appointed Brett J. Hart as acting Chief Executive Officer. Mr. Hart is included as a named executive officer based on his service as acting CEO during 2015. On March 14, 2016, Mr. Hart resumed his position as Executive Vice President and General Counsel.

(3)
Mr. Laderman was appointed Senior Vice President—Finance and Acting Chief Financial Officer effective August 3, 2015 in connection with the resignation on July 30, 2015 of Mr. Rainey, the Company's former Executive Vice President and Chief Financial Officer. Mr. Smisek stepped down from his roles as Chairman, President and CEO effective September 8, 2015.

(4)
In consideration of his commencement of employment, and in part to compensate him for incentive and equity awards forfeited and prospective compensation opportunities at his prior employer, Mr. Munoz received a sign-on cash payment of $5.2 million, which is subject to repayment if Mr. Munoz is terminated for cause or resigns without good reason within the first year of his employment. In connection with Mr. Hart's appointment to serve as acting CEO, the Compensation Committee determined that Mr. Hart would receive an additional cash payment of $100,000 per month for the duration of his service as acting CEO. The additional cash payment for Mr. Hart was terminated on March 14, 2016 upon Mr. Munoz's return to his role as President and Chief Executive Officer on a full-time basis and Mr. Hart's resumption of his position as Executive Vice President and General Counsel. In connection with Mr. Laderman's appointment as acting CFO, the Compensation Committee determined that he will receive an additional cash payment of $40,000 per month for the duration of his service as acting CFO.

(5)
For 2015, the amount shown represents the aggregate grant date fair value of restricted share and Performance-Based RSU awards determined in accordance with ASC Topic 718, Compensation—Stock Compensation. For Mr. Munoz, the amount shown represents the grant date fair value of 2,361.61 restricted share units granted to him in connection with his service as a non-employee director upon re-election to the Board at the Company's 2015 annual stockholder meeting. See "2015 Director Compensation" below for a discussion of our director compensation program.

Restricted Share and Restricted Share Unit Awards.    For the restricted share awards, the amount was calculated by multiplying the number of restricted shares awarded by the closing price per share of Common Stock on the date of grant ($66.72 per share on February 18, 2015). See "2015 Director Compensation" below for a discussion of the calculation of the grant date fair value of the non-employee director restricted share unit awards.

Performance-Based RSUs.    In 2015, the Company granted two separate awards of Performance-Based RSUs. On February 18, 2015 the Company granted Performance-Based RSUs with performance based on ROIC achievement. On March 19, 2015, the Company granted Performance-Based RSUs with performance based on the Company's pre-tax margin improvement as compared with an industry peer group. In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance condition for those awards at the date of grant. In accordance with ASC Topic 718, the grant date fair value of the ROIC Performance-Based RSUs represents the target value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the date of grant ($69.29 per share as of February 18, 2015). In accordance with ASC Topic 718, the grant date fair value of the relative pre-tax margin Performance-Based RSUs is zero because the satisfaction of the required performance conditions was not considered probable as of the grant date. The following table reflects the aggregate grant date fair value of the 2015 Performance-Based RSUs if they were to vest at the maximum or "stretch" level, using the average closing price per share of Common Stock for the 20 trading days immediately preceding the date of grant ($69.29 per share for the ROIC PB RSUs and $67.57 per share for the relative pre-tax margin PB RSUs).

	ROIC Performance-Based RSUs Maximum Value ($)	Pre-tax Margin Performance-Based RSUs Maximum Value ($)
Oscar Munoz	—	—
Brett Hart	1,064,433	741,040
Gerald Laderman	692,484	482,044
James Compton	1,611,547	1,122,000
Gregory Hart	1,265,374	880,978
Michael Bonds	940,681	654,888
Jeffery Smisek	7,403,637	5,154,645
John Rainey	1,265,374	880,978

  The unvested incentive awards held by Mr. Rainey, including the awards granted in 2015, were forfeited in connection with his resignation from the Company. In accordance with the terms of the underlying award agreements, and his separation agreement, Mr. Smisek remains eligible for vesting in the incentive awards based on actual performance during the performance period and pro-rated for the period in which he served the Company during the performance period.

(6)
Amounts reported for 2015 represent amounts earned under the Company's Annual Incentive Program. Our 2015 performance resulted in achievement at 186.67% of the total target opportunity level and the Committee exercised negative discretion to reduce the payments to the named executive officers by fifteen percentage points, which resulted in payout at 171.67% of the target opportunity level. As discussed in the CD&A under "2015 Key Compensation Components—Annual Incentive Awards," the Compensation Committee exercised negative discretion, as provided under the AIP, to reduce the amount of Mr. G. Hart's 2015 annual incentive compensation by $1,000,000 based on the September 8, 2015 recommendation of the Special Committee. Mr. Smisek received pro-rated payment of his 2015 AIP award pursuant to the terms of his separation agreement. Mr. Rainey forfeited his AIP award in connection with his resignation. The Company did not achieve the entry level of performance under the Long-term Relative Performance Program awards granted in 2013 for the 2013-2015 performance period and therefore no payments were earned under those awards.

(7)
The amounts shown for 2015 represent the difference in the present value of accumulated benefits determined as of December 31, 2015 and December 31, 2014 for both the CARP and SERP benefits established by Continental prior to our 2010 Merger. These benefits are frozen but the values of the frozen benefits will continue to fluctuate based on changes in actuarial assumptions and the passage of time. Prior to the Merger, Continental maintained SERP benefits for certain officers that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. Following the 2010 Merger, the SERP is not an element of the Company's executive compensation program and SERP benefits for Messrs. Compton, Bonds and Smisek were frozen as of December 31, 2010. For Mr. Laderman, final average pay used in the SERP calculation was frozen as of December 31, 2010 and the SERP benefit was fully frozen as of December 31, 2013. The remaining named executive officers do not have a SERP benefit. Messrs. Laderman, Compton, Bonds, G. Hart, Smisek and Rainey also participate in the CARP, which was frozen as of December 31, 2013. For the period from December 31, 2014 to December 31, 2015, the present value of accumulated benefits increased due to the passage of time and the change in the lump sum mortality table. However, these increases were offset due to an increase in the discount rate and lump sum interest rate, resulting in a net decrease in value as follows: Mr. Laderman—($44,662); Mr. Compton—($54,267); Mr. G. Hart—($10,399); Mr. Bonds—($29,658); Mr. Smisek—($262,773); and Mr. Rainey—($12,734). See "Narrative to Pension Benefits Table" below for a discussion of the assumptions used to calculate the present values of these pension benefits and further information on the provisions of the plans.

(8)
The following table provides details regarding amounts disclosed in the "All Other Compensation" column for 2015:

Name	Insurance Premiums Paid by Company ($)(a)	401(k) Company Contributions ($)(b)	401(k) Cash Direct and Cash Match Program ($)(b)	Perquisites and Other Benefits ($)(c)	Tax Indemnification ($)(d)	Non-employee Director Compensation ($)(e)	Separation Benefits ($)(f)	Total ($)
Oscar Munoz	—	—	—	69,882	18,245	121,621	0	209,748
Brett Hart	3,148	16,563	124,102	26,508	12,066		0	182,387
Gerald Laderman	6,946	21,200	89,200	19,410	18,593		0	155,349
James Compton	15,241	19,875	187,500	37,391	25,309		0	285,316
Gregory Hart	5,753	18,550	156,899	22,334	22,123		0	225,659
Michael Bonds	5,688	19,875	134,175	25,370	28,031		0	213,139
Jeffery Smisek	13,915	19,875	131,047	130,639	36,018		4,969,571	5,301,065
John Rainey	2,289	18,550	91,807	15,578	21,732		98,074	248,030

(a)
Represents premiums paid by the Company for supplemental life insurance provided to the named executive officers.

(b)
Amounts shown represent Company contributions to the 401(k) plan. The 401(k) cash direct and cash match program provides cash payments equivalent to direct and matching contributions that could not be made to the applicable 401(k) plan as a result of contribution limits imposed under the Code.

(c)
For each named executive officer, this column includes the Company's incremental cost of providing the named executive officer with air travel on flights operated by any UAL subsidiary or operated as "United Express" and reserved parking at the Company's headquarters. The named executive officers also have access to certain other travel-related benefits with no incremental cost to the Company, such as access to our United Club facilities and status in our Mileage Plus programs for the executives and their immediate family members, complimentary car rentals provided by certain travel partners, and flight privileges on certain other air carriers. In addition, officers of the Company are eligible to purchase on a voluntary basis group excess liability insurance (sometimes also referred to as umbrella insurance). The cost for the group excess liability coverage may be lower than comparable coverage available under an individual personal excess liability policy because group rates are typically lower than individual rates. The Company has no interest in these policies and does not subsidize the cost or make any other payment to the officer or the insurance company with respect to such coverage. During 2015, Messrs. B. Hart, Laderman, G. Hart, Bonds, Smisek, and Rainey purchased such supplemental coverage.

The amount shown for Mr. Munoz includes relocation benefits ($27,680) and third party jet travel between Chicago and his residence in Florida necessitated by his medical condition ($33,999). The amounts shown for Messrs. B. Hart, G. Hart, and Bonds include a health club membership, financial planning and tax services, and an executive physical. The amount shown for Mr. Laderman includes financial planning and tax services and an executive physical. The amount shown for Mr. Compton includes a health club membership and an automobile benefit. The amount shown for Mr. Smisek includes financial planning and tax services ($51,875), an automobile benefit related to the vehicle transferred to him in connection with his separation from service ($59,230), an executive physical, and an enhanced airport parking benefit. The amount shown for Mr. Rainey includes a health club membership and financial planning and tax services. The cost of the financial planning and tax services, relocation benefits, and jet services is the amount paid by the Company to the service provider or through reimbursement to the officer. The incremental cost of the automobile benefit of Mr. Compton is the depreciation cost incurred for the year and for Mr. Smisek is the Company's depreciated book value of the vehicle at the time of transfer. The automobile benefit amounts also include actual expenses paid directly or reimbursed by the Company with respect to fuel and maintenance costs incurred during employment.

(d)
In each case, this amount includes taxes paid on behalf of the named executive officer with respect to air travel on flights operated by any UAL subsidiary or operated as "United Express." Pursuant to the terms of Mr. Smisek's employment agreement, his amount also includes tax indemnity on his insurance benefit.

(e)
Represents compensation earned by Mr. Munoz for the period January 1, 2015 through September 7, 2015 in connection with his service as a non-employee member of the Board, including director and committee attendance fees. See "2015 Director Compensation" below for a discussion of our director compensation program.

(f)
This amount represents payments made to Mr. Smisek in connection with his separation from the Company, consisting of cash severance ($4,875,000) and unused vacation as of his separation date ($94,571). The amount for Mr. Rainey represents payment for unused vacation as of his separation date. The payments and benefits provided to Messrs. Smisek and Rainey in connection with their separations from the Company are discussed below under "Potential Payments upon Termination or Change in Control."

Grants of Plan-Based Awards for 2015

        The following table sets forth information regarding awards granted during 2015 to our named executive officers. The annual incentive awards were granted pursuant to our Annual Incentive Program which is implemented under our Incentive Plan 2010. The ROIC Performance-Based RSUs and relative pre-tax margin Performance-Based RSUs were granted pursuant to our Performance-Based RSU Program, which is implemented under our 2008 Incentive Compensation Plan. The restricted share awards were granted pursuant to our 2008 Incentive Compensation Plan. The restricted share unit awards were granted to Mr. Munoz pursuant to our Director Equity Incentive Plan under our compensation program for non-employee directors.

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Oscar Munoz	6/10/15	(1)	—	—	—	—	—	—	2,361.61	—	—	124,493
Brett Hart	2/18/15	(2)	386,100	858,000	1,716,000	—	—	—	—	—	—	—
	2/18/15	(3)	—	—	—	3,841	7,681	15,362	—	—	—	532,216
	3/19/15	(4)	—	—	—	3,656	7,311	10,967	—	—	—	0
	2/18/15	(5)	—	—	—	—	—	—	7,681	—	—	512,476
Gerald Laderman	2/18/15	(2)	247,500	550,000	1,100,000	—	—	—	—	—	—	—
	2/18/15	(3)	—	—	—	2,499	4,997	9,994	—	—	—	346,242
	3/19/15	(4)	—	—	—	2,378	4,756	7,134	—	—	—	0
	2/18/15	(5)	—	—	—	—	—	—	4,997	—	—	333,400
James Compton	2/18/15	(2)	476,438	1,058,750	2,117,500	—	—	—	—	—	—	—
	2/18/15	(3)	—	—	—	5,815	11,629	23,258	—	—	—	805,773
	3/19/15	(4)	—	—	—	5,535	11,070	16,605	—	—	—	0
	2/18/15	(5)	—	—	—	—	—	—	11,629	—	—	775,887
Gregory Hart	2/18/15	(2)	459,000	1,020,000	2,040,000	—	—	—	—	—	—	—
	2/18/15	(3)	—	—	—	4,566	9,131	18,262	—	—	—	632,687
	3/19/15	(4)	—	—	—	4,346	8,692	13,038	—	—	—	0
	2/18/15	(5)	—	—	—	—	—	—	9,131	—	—	609,220
Michael Bonds	2/18/15	(2)	353,925	786,500	1,573,000	—	—	—	—	—	—	—
	2/18/15	(3)	—	—	—	3,394	6,788	13,576	—	—	—	470,341
	3/19/15	(4)	—	—	—	3,231	6,461	9,692	—	—	—	0
	2/18/15	(5)	—	—	—	—	—	—	6,788	—	—	452,895
Jeffery Smisek	2/18/15	(2)	658,125	1,462,500	2,925,000	—	—	—	—	—	—	—
	2/18/15	(3)	—	—	—	26,713	53,425	106,850	—	—	—	3,701,818
	3/19/15	(4)	—	—	—	25,429	50,857	76,286	—	—	—	0
	2/18/15	(5)	—	—	—	—	—	—	53,425	—	—	3,564,516
John Rainey(7)	2/18/15	(2)	459,000	1,020,000	2,040,000	—	—	—	—	—	—	—
	2/18/15	(3)	—	—	—	4,566	9,131	18,262	—	—	—	632,687
	3/19/15	(4)	—	—	—	4,346	8,692	13,038	—	—	—	0
	2/18/15	(5)	—	—	—	—	—	—	9,131	—	—	609,220

(1)
Represents restricted share units granted under the Company's Director Equity Incentive Plan upon re-election to the Board at the 2015 annual stockholder meeting.

(2)
Represents 2015 award opportunities granted under the Company's Annual Incentive Program. The annual incentive award amounts paid to the named executive officers are included in the "Non-Equity Incentive Plan Compensation" column in the 2015 Summary Compensation Table.

(3)
Represents award opportunities for ROIC Performance-Based RSUs. These awards will be settled in the first quarter of 2018 and payment will depend on the Company's ROIC performance during the period January 1, 2015 through December 31, 2017. In accordance with the terms of the underlying award agreements, and his separation agreement, Mr. Smisek remains eligible for vesting in the incentive awards based on actual performance during the performance period and pro-rated for the period in which he served the Company during the performance period.

(4)
Represents award opportunities for relative pre-tax margin Performance-Based RSUs. These awards will be settled in the first quarter of 2018 and payment will depend on the Company's improvement in cumulative pre-tax margin performance compared to an industry peer group over the period January 1, 2015 through December 31, 2017. In accordance with the terms of the underlying award agreements, and his separation agreement, Mr. Smisek remains eligible for vesting in the incentive awards based on actual performance during the performance period and pro-rated for the period in which he served the Company during the performance period.

(5)
Represents a restricted share award granted pursuant to the Company's 2008 Incentive Compensation Plan. This award is scheduled to vest in one-third increments on February 28, 2016, February 28, 2017 and February 28, 2018. In accordance with the terms of Mr. Smisek's separation agreement, his award vested on a pro-rata basis in connection with his separation from the Company. See "Option Exercises and Stock Vested for 2015" and "Potential Payments upon Termination or Change in Control—Departure of Messrs. Smisek and Rainey" below.

(6)
Represents the grant date fair value of restricted share awards, non-employee director restricted share unit awards, and Performance-Based RSU awards determined in accordance with ASC Topic 718. For the restricted share awards, the amount was calculated by multiplying the number of restricted shares or share units awarded by the closing price per share of Common Stock on the date of grant ($66.72 per share on February 18, 2015). See "2015 Director Compensation" below for a discussion of the calculation of the grant date fair value of the non-employee director restricted share unit awards. In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance condition for those awards at the date of grant. In accordance with ASC Topic 718, the grant date fair value of the ROIC PB RSUs represents the target value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the date of grant ($69.29 per share as of February 18, 2015). In accordance with ASC Topic 718, the grant date fair value of the relative pre-tax margin PB RSUs is zero because the satisfaction of the required performance conditions was not considered probable as of the grant date.

(7)
All of the awards granted to Mr. Rainey in 2015 were forfeited in connection with his departure from the Company in July 2015.

Narrative to 2015 Summary Compensation Table and Grants of Plan-Based Awards for 2015 Table

        The following is a description of material factors necessary to understand the information disclosed in the 2015 Summary Compensation Table and the Grants of Plan-Based Awards for 2015 table.

        Employment Agreement with Mr. Munoz.    On December 31, 2015, Mr. Munoz, the Company and United Airlines entered into an employment agreement memorializing the terms of Mr. Munoz's employment as President and Chief Executive Officer of the Company and United Airlines. See "CD&A—CEO Agreements" above. The employment agreement has a term of five years from its effective date of September 8, 2015 (the "Employment Period"). During the Employment Period, Mr. Munoz shall serve as President and Chief Executive Officer of the Company and United Airlines and shall be the senior-most executive. In addition, the agreement provided that it was the Company's expectation that Mr. Munoz would be appointed Chairman of the Board at or before the Company's 2017 annual meeting of stockholders. On April 19, 2016, Mr. Munoz, the Company and United Airlines entered into an amendment to the employment agreement. The amendment, which was initiated by Mr. Munoz, provides, among other things, that it is the Company's expectation that Mr. Munoz will be appointed Chairman of the Board at the Company's 2018 annual meeting of stockholders.

        Compensation.    Pursuant to the employment agreement, Mr. Munoz receives an initial base salary of $1,250,000 per year. Beginning in 2016, Mr. Munoz is eligible to participate in the Company's annual cash bonus program, with a target annual bonus not less than 200% of his annual base salary. Mr. Munoz did not receive an Annual Incentive Program award for 2015. Also beginning in 2016, the Company will provide Mr. Munoz an annual long-term incentive award with a grant date value of at least $10.5 million, to be delivered through vehicles and designs that are generally consistent with those awarded to the Company's other senior executive officers in each year. However, Mr. Munoz is not eligible to receive a long-term incentive award for calendar 2016 until he has been in continuous active service as President and Chief Executive Officer for a period of six months. Mr. Munoz did not receive any long-term incentive awards in 2015. In consideration of the commencement of Mr. Munoz's employment, and in part to compensate Mr. Munoz for equity awards forfeited and prospective compensation opportunities at his prior employer, Mr. Munoz received a sign-on cash payment of $5.2 million. This amount is included in the Bonus column of the 2015 Summary Compensation Table and is subject to repayment if Mr. Munoz is terminated for cause or resigns without good reason within the first year of his employment. Mr. Munoz's sign-on compensation also includes a time-based restricted share award which was granted in February 2016 at the same time as the Company's 2016 annual equity awards to similarly situated executive officers. This sign-on award has a grant date value of $6.8 million with vesting to occur in three equal installments on the first three anniversaries of the grant date and will be included in the Company's 2016 Summary Compensation Table.

        Other Benefits and Payments.    Under the employment agreement, Mr. Munoz is entitled to reimbursement for reasonable expenses associated with traveling between his current home and Chicago, Illinois and securing temporary housing in Chicago, Illinois. Reimbursement is available up to a maximum of (i) $20,000 per month for the first nine months of the Employment Period and (ii) $10,000 per month for the next three months of the Employment Period. Mr. Munoz is also eligible for reimbursement for reasonable moving expenses incurred in connection with his relocation to Chicago in accordance with the Company's relocation policy for senior executive officers. The Other Annual Compensation column of the Summary Compensation Table includes 2015 relocation expenses for a temporary apartment and parking in Chicago. It is the expectation of Mr. Munoz and the Company that Mr. Munoz will relocate to Chicago within 18 months of the effective date of the employment agreement. Mr. Munoz also is entitled to reimbursement for additional expenses related to his change in employment and relocation, including matters such as reasonable legal fees, tax planning, financial advisory services, home security and estate planning, up to a maximum of $75,000, which will be reimbursed in 2016.

        Severance.    If Mr. Munoz is terminated without "cause" or if Mr. Munoz resigns with "good reason," then Mr. Munoz is entitled to certain payments and benefits, including the following: (i) a cash payment of two times his then-existing base salary plus target level bonus, (ii) full vesting of the time vested equity award granted in February 2016, (iii) pro-rata payment of his annual bonus for the year of termination (calculated based on actual achievement of performance goals), and (iv) continuation of welfare benefits for two years.

        Other Terms and Conditions.    Mr. Munoz is bound by certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter. In addition, the terms of the "cause" and "good reason" definitions are consistent with those contained in the Executive Severance Plan and applicable to the Company's executive vice presidents. See "Potential Payments Upon Termination or Change in Control—Material Defined Terms" below.

  2015 Incentive Compensation Awards

        The individual target level opportunities under the 2015 annual and long-term incentive compensation awards were expressed as a percentage of the executives' base salary earned during the year.

        Annual Incentive Awards.    As discussed in the CD&A, during 2015, each of the named executive officers (except Mr. Munoz) participated in the AIP, an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010. The 2015 AIP award opportunities were as follows: entry—45% of targeted value; target—100% of targeted value; and stretch—200% of targeted value. Our 2015 performance resulted in achievement at 186.67% of the total target opportunity level and the Committee exercised negative discretion to reduce the payments to the named executive officers by fifteen percentage points, which resulted in payout at 171.67% of the target opportunity level. As discussed in the CD&A under "2015 Key Compensation Components—Annual Incentive Awards," the Compensation Committee exercised negative discretion, as provided under the AIP, to reduce the amount of Mr. G. Hart's 2015 annual incentive compensation by $1,000,000 based on the September 8, 2015 recommendation of the Special Committee. Mr. Smisek received pro-rated payment of his 2015 AIP award pursuant to the terms of his separation agreement. Mr. Rainey forfeited his award in connection with his resignation. The annual incentive award amounts paid to the named executive officers are included in the "Non-Equity Incentive Plan Compensation" column in the 2015 Summary Compensation Table. Please see "2015 Key Compensation Components—Annual Incentive Awards" in the CD&A above for further information regarding the operation of the AIP, including the 2015 performance measures.

        Long-Term Incentive Awards.    As discussed in the CD&A, the 2015 target long-term incentive opportunity for each of the named executive officers was divided into one-third increments and granted in the form of the following long-term incentive awards:

  •
  Performance-Based RSU Awards based on ROIC achievement (cash settled);

  •
  Performance-Based RSU Awards based on pre-tax margin improvement relative to industry peers (cash settled); and

  •
  Restricted Share Awards.

        Each of these awards is structured with a three-year performance or vesting period. Please see "2015 Key Compensation Components—2015 Long-Term Incentive Awards" in the CD&A above for further information regarding the long-term incentive awards, including the establishment of the 2015 opportunity levels and the applicable performance measures.

        Performance-Based RSUs.    The Compensation Committee adopted the RSU Program in 2011, pursuant to the provisions of the Company's 2008 Incentive Compensation Plan. For 2015, the Committee established two forms of Performance-Based RSU awards:

  •
  ROIC PB RSUs with performance measured by the Company's ROIC achievement over the January 1, 2015 through December 31, 2017 performance period; and

  •
  Pre-tax margin PB RSUs with performance based on the Company's cumulative improvement in pre-tax margin for the January 1, 2015 through December 31, 2017 performance period versus an industry peer group and as compared to 2014 pre-tax margin results.

Subject to achievement of the specified performance conditions, the Performance-Based RSUs are cash settled based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the end of the performance period. Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events.

        Restricted Share Awards.    The final one-third of the 2015 long-term incentive opportunity was delivered in the form of restricted share awards granted pursuant to the Company's 2008 Incentive Compensation Plan. These shares are scheduled to vest in one-third increments on February 28, 2016, 2017 and 2018, subject to continued employment through each vesting date. The 2015 restricted share awards vest in full upon the holder's death or disability and, in accordance with Mr. Smisek's employment agreement, the restricted shares vested on a pro-rata basis in connection with his separation from the Company. The holder of restricted shares will be eligible to receive any dividends or other distributions paid or distributed with respect to the restricted shares at the time the restricted shares vest, if at all. In consideration of the 2015 restricted share awards, the award agreements include restrictive covenants, including post-separation obligations related to confidentiality, non-competition and non-solicitation.

Outstanding Equity Awards at 2015 Fiscal Year-End

        The following table presents information regarding the outstanding equity awards held by each named executive officer as of December 31, 2015. In accordance with SEC reporting requirements, if performance through 2015 has exceeded the entry level, then the year-end number of Performance-Based RSUs that have not vested and the related payout value shown in the table below is based on achieving the next higher performance measure that exceeds the performance achieved through the 2015 fiscal year. The final determination of the payout value of each award will be made based upon the achievement of the specified performance conditions and the value of the Common Stock at the time of vesting.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Oscar Munoz(1)	5,250	—	22.50	6/6/16	—		—		—		—
	5,250	—	32.48	6/12/17	—		—		—		—
	7,875	—	11.87	6/12/18	—		—		—		—
	7,875	—	8.79	6/10/19	—		—		—		—
		—			2,361.61	(2)	135,320	(2)
Brett Hart	—	—	—	—	6,004	(3)	344,029	(6)	—		—
	—	—	—	—	7,343	(4)	420,754	(6)	—		—
	—	—	—	—	7,681	(5)	440,121	(6)	—		—
	—	—	—	—	—		—		24,476	(7)	1,402,475	(10)
	—	—	—	—	—		—		15,362	(8)	880,243	(10)
	—	—	—	—	—		—		7,311	(9)	418,920	(10)
Gerald Laderman	—	—	—	—	4,289	(3)	245,760	(6)	—		—
	—	—	—	—	5,135	(4)	294,235	(6)	—		—
	—	—	—	—	4,997	(5)	286,328	(6)	—		—
	—	—	—	—	—		—		17,116	(7)	980,747	(10)
	—	—	—	—	—		—		9,994	(8)	572,656	(10)
	—	—	—	—	—		—		4,756	(9)	272,519	(10)
James Compton	—	—	—	—	9,456	(3)	541,829	(6)	—		—
	—	—	—	—	11,322	(4)	648,751	(6)	—		—
					11,629	(5)	666,342	(6)	—		—
	—	—	—	—	—		—		37,742	(7)	2,162,617	(10)
	—	—	—	—	—		—		23,258	(8)	1,332,683	(10)
	—	—	—	—	—		—		11,070	(9)	634,311	(10)
Gregory Hart	—	—	—	—	2,959	(3)	169,551	(6)	—		—
	—	—	—	—	7,702	(4)	441,325	(6)	—		—
	—	—	—	—	9,131	(5)	523,206	(6)	—		—
	—	—	—	—	—		—		25,674	(7)	1,471,120	(10)
	—	—	—	—	—		—		18,262	(8)	1,046,413	(10)
	—	—	—	—	—		—		8,692	(9)	498,052	(10)
Michael Bonds	—	—	—	—	5,436	(3)	311,483	(6)	—		—
	—	—	—	—	6,509	(4)	372,966	(6)	—		—
	—	—	—	—	6,788	(5)	388,952	(6)	—		—
	—	—	—	—	—		—		21,696	(7)	1,243,181	(10)
	—	—	—	—	—		—		13,576	(8)	777,905	(10)
	—	—	—	—	—		—		6,461	(9)	370,215	(10)
Jeffery Smisek(11)	—	—	—	—	—		—		102,871	(7)	5,894,508	(10)
	—	—	—	—	—		—		24,471	(8)	1,402,188	(10)
	—	—	—	—	—		—		11,647	(9)	667,373	(10)
John Rainey(11)	—	—	—	—	—		—		—		—

(1)
All of the outstanding equity awards held by Mr. Munoz at December 31, 2015 were previously granted to him in connection with his service as a non-employee director.

(2)
Represents restricted share unit awards granted pursuant to the Company's Director Equity Incentive Plan in June 2015 in connection with re-election to the Board at the 2015 annual stockholder meeting. Each share unit represents the economic equivalent of one share of Common Stock. Upon settlement, the share units will be settled (i) 50% in cash based on the average of the high and low sale prices of a share of Common Stock on the settlement date (or the average of the high and low sale prices of the Common Stock on the preceding trading day if the settlement date is not a trading day) and (ii) 50% in shares of Common Stock. Any odd or fractional units will be rounded toward the share units to be settled in cash. The value of the unvested share units shown in the table was calculated based on the number of units held as of December 31, 2015 multiplied by the closing price per share of Common Stock on December 31, 2015 ($57.30).

(3)
Represents the remaining one-third of restricted shares granted on February 21, 2013, which vested on February 21, 2016, subject to continued employment through the vesting date.

(4)
Represents the remaining two-thirds of restricted shares granted on February 19, 2014, which remainder vests in equal increments on February 28, 2016 and 2017, subject to continued employment through each vesting date.

(5)
Represents restricted shares granted on February 18, 2015 which vest in one-third increments on February 28, 2016, 2017 and 2018, subject to continued employment through each vesting date.

(6)
The market value shown in the table was calculated based on the number of restricted shares held as of December 31, 2015 multiplied by the closing price per share of Common Stock on December 31, 2015 ($57.30).

(7)
Represents ROIC Performance-Based RSU awards granted in 2014 assuming that the awards achieve the stretch level of performance. Vesting of these awards remains subject to achievement of specified performance conditions over the January 1, 2014 through December 31, 2016 performance period.

(8)
Represents ROIC Performance-Based RSU awards granted in 2015 assuming that the awards achieve the stretch level of performance. Vesting of these awards remains subject to achievement of specified performance conditions over the January 1, 2015 through December 31, 2017 performance period.

(9)
Represents relative pre-tax margin improvement Performance-Based RSU awards granted in 2015 assuming that the awards achieve the target level of performance. Vesting of these awards remains subject to achievement of specified performance conditions over the January 1, 2015 through December 31, 2017 performance period.

(10)
The market value of the unvested Performance-Based RSUs shown in the table was calculated based on the number of unvested units or RSUs as of December 31, 2015 that represent the level of performance as reflected in footnotes 7, 8 and 9 above, multiplied by the closing price per share of Common Stock on December 31, 2015 ($57.30). Vested Performance-Based RSUs will be settled based on the average closing price per share of Common Stock over the 20 trading days at the end of the performance period, but may not exceed the maximum payment amount established by the Compensation Committee for the applicable grant. The maximum payment amount applicable to the 2014 ROIC Performance-Based RSU awards is $86.56 per unit. There is no maximum payment amount applicable to the 2015 Performance-Based RSU awards.

(11)
Mr. Smisek's year-end holdings reflect his pro-rated Performance-Based RSU awards (based on the number of days elapsed in the respective performance period prior to his separation date on September 8, 2015). Consistent with the terms of Mr. Smisek's separation agreement, these remaining awards will be paid at the end of the respective performance period subject to achievement of the specified performance conditions. Mr. Smisek's restricted share awards vested on a pro-rata basis upon his separation from the Company and are included in the "Option Exercises and Stock Vested for 2015" table below. All of the outstanding equity awards held by Mr. Rainey were forfeited in connection with his resignation from the Company.

Option Exercises and Stock Vested for 2015

        The following table presents information regarding the vesting of restricted share and RSU awards during 2015. There were no option exercises by the named executive officers during 2015. Mr. Munoz is the only named executive officer with stock option holdings and all of such awards were granted to him as director compensation as a member of the Board, prior to his appointment as President and CEO.

	Stock Awards
Name	Number of Units Vesting (#)		Value Realized on Vesting ($)
Oscar Munoz	2,916.13	(1)	153,913	(1)
Brett Hart	15,414	(2)	1,045,780	(2)
	45,024	(3)	2,333,144	(3)
Gerald Laderman	11,469	(2)	779,062	(2)
	32,160	(3)	1,666,531	(3)
James Compton	23,835	(2)	1,616,941	(2)
	70,912	(3)	3,674,660	(3)
Gregory Hart	9,180	(2)	616,680	(2)
	22,192	(3)	1,149,989	(3)
Michael Bonds	14,053	(2)	953,883	(2)
	40,764	(3)	2,112,390	(3)
Jeffery Smisek	116,667	(2)	7,916,228	(2)
	308,095	(3)	15,965,483	(3)
	60,746	(4)	3,493,502	(4)
John Rainey	17,442	(2)	1,181,810	(2)

(1)
Represents the vesting of share unit awards granted in June 2014 pursuant to the Company's Director Equity Incentive Plan in connection with re-election to the Board at the 2014 annual stockholder meeting. Each share unit represents the economic equivalent of one share of Common Stock and was settled (i) 50% in cash, including any odd or fractional units, paid and with the value realized for purposes of the above table calculated based on the average of the high and low sale prices of a share of Common Stock on the settlement date ($52.69 on June 12, 2015) and (ii) 50% in shares of Common Stock, with the value realized for purposes of the above table based on the closing price per share of Common Stock on the settlement date ($52.87 on June 12, 2015).

(2)
Represents the vesting in February 2015 of one-third of the restricted shares granted in each of 2012, 2013 and 2014 and valued based on the closing price per share of Common Stock on the vesting date.

(3)
Represents Performance-Based RSU awards granted in 2013 that vested in connection with the Company's achievement of ROIC performance goals over the three year performance period January 1, 2013 through December 31, 2015. The 2013 Performance-Based RSU awards were settled in cash in the first quarter of 2016 upon certification by the Compensation Committee that the Company achieved the stretch level of performance. The RSUs were settled based on the maximum price per share established for the award ($51.82 per share). Pursuant to the terms of the underlying award agreements and his separation agreement, and as a result of his retirement eligibility, Mr. Smisek's 2013 Performance-Based RSU awards were paid on a pro-rata basis through his separation date based on the Company's actual performance through the end of the performance period. Mr. Rainey forfeited his outstanding Performance-Based RSU awards in connection with his resignation from the Company.

(4)
Based on pro-rata service through his separation date under the outstanding restricted share awards granted in 2013, 2014 and 2015, and the terms of his separation agreement, the Company vested and delivered to Mr. Smisek a total of 60,746 shares of Common Stock. The value of these shares is based on the closing price per share of Common Stock as of the date of release is set forth in the table.

2015 Pension Benefits Table

        Prior to the Merger, Continental maintained SERP benefits for Messrs. Laderman, Compton, Bonds, and Smisek that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. The SERP is not a current element of the Company's compensation program. The SERP benefit for Messrs. Compton, Bonds, and Smisek was frozen as of December 31, 2010. The SERP benefit for Mr. Laderman was partially frozen as of December 31, 2010 and fully frozen as of December 31, 2013. The final average compensation used for calculating the SERP benefit values for each of these officers will be based on their compensation from Continental, UAL or its affiliates as of December 31, 2010. None of these officers will receive additional service credit for purposes of the SERP benefit after December 31, 2010, except for Mr. Laderman, who will not receive additional service credit for purposes of his SERP benefit after December 31, 2013. The following table sets forth information as of December 31, 2015 for the continuing Continental named executive officers concerning the present value of his accumulated benefits under (i) the CARP, which was frozen with respect to the officers as of December 31, 2013, and (ii) the SERP. The SERP amounts shown in this proxy statement reflect an estimated Medicare tax indemnification that is expected to be paid by the Company in the year the named executive officer retires or terminates.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Gerald Laderman	CARP	23.3	508,308	0
	SERP	19.0	3,821,174	0
James Compton	CARP	18.9	453,672	0
	SERP	16.0	4,329,448	0
Gregory Hart	CARP	15.4	232,583	0
	SERP	N/A	N/A	0
Michael Bonds	CARP	18.9	328,679	0
	SERP	5.6	636,960	0
Jeffery Smisek(3)	CARP	18.8	0	518,496
	SERP	26.0	4,804,339	7,262,631
John Rainey	CARP	16.6	192,975	0
	SERP	N/A	N/A	0

(1)
Years of credited service recognized under the SERP differ from actual service with the Company. Actual Company service (including Continental service) is shown with respect to the CARP.

(2)
The assumptions used to calculate the present value of accumulated benefits under CARP and SERP, including those shown in the 2015 Summary Compensation Table, are set forth in the table below. These assumptions are primarily the same as those used for pension plan accounting under FASB ASC Topic 715-20 "Compensation—Retirement Benefits—Defined Benefit Plans—General" ("ASC 715-20"), as of each measurement date with three exceptions: pre-retirement mortality, pre-retirement turnover, and the age at which participants are assumed to retire.

(3)
Mr. Smisek's separation date was September 8, 2015. The payment of $518,496 represents the lump sum distribution of his entire benefit earned under the CARP. The payment of $7,262,631 includes a payment of $6,791,536 for the portion of his benefit that was not subject to the six month delay required under Section 409A of the Code and $471,095 for Medicare tax indemnity. Mr. Smisek received his remaining SERP lump sum payment of $4,845,508 on March 9, 2016. The Present Value of Accumulated Benefit show above reflects his March 9, 2016 payment, discounted to December 31, 2015 using the discount rate show below. The Summary Compensation Table amounts reflect the Present Value of Accumulated Benefit as of December 31, 2015 plus Payments during 2015 minus Present Value of Accumulated Benefit as of December 31, 2014.

Narrative to Pension Benefits Table

	Measurement Date
Assumption	12/31/2013	12/31/2014	12/31/2015
Discount Rate and Lump Sum Interest Rate:
• CARP	5.26%	4.31%	4.70%
• SERP	5.09%	4.19%	4.63%
Lump Sum Election	100%	100%	100%
Pre-retirement Turnover	None	None	None
Mortality Assumption:
• Pre-retirement	None	None	None
• Lump Sum	2014 IRS 417(e) Table	2015 IRS 417(e) Table	2016 IRS 417(e) Table
Assumed Retirement Age (earliest unreduced age):
• CARP	Age 65	Age 65	Age 65
• SERP	Age 60 (or current age if older)	Age 60 (or current age if older)	Age 60 (or current age if older)

        CARP.    The CARP is a non-contributory, defined benefit pension plan in which substantially all of Continental's non-pilot domestic employees (including Messrs. Laderman, Compton, G. Hart. Bonds, Smisek, and Rainey) were entitled to participate. During 2015, the Company contributed $800 million to its tax qualified U.S. defined benefit pension plans, including $750 million contributed to CARP.

        Effective December 31, 2013, the Company froze benefit accruals in CARP for all management and administrative employees, including Messrs. Laderman, Compton, G. Hart, Bonds, Smisek, and Rainey. Effective January 1, 2014, all management and administrative employees of the Company, including the named executive officers, participate in a defined contribution plan. In addition, management employees with compensation in excess of the tax-qualified plan limit, including these officers, participate in the United Airlines, Inc. Management Cash Direct & Cash Match Program. The Company's decision to freeze CARP was part of the Company's continuing efforts to standardize management and administrative benefits post-Merger.

        The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee of Continental. Compensation used to determine benefits is regular pay, which includes salary deferral elections under broad-based employee programs (such as Continental's

401(k) plan), but excludes bonuses, taxable income derived from group term life insurance, payments pursuant to profit sharing plans, and any form of non-cash or incentive compensation. A limit of $170,000 is applied to each year of compensation. Final average compensation is based on the highest consecutive five calendar years of compensation of the ten most recent calendar years of employment. The final average compensation used to calculate the frozen accrued CARP benefit for Messrs. Laderman, Compton, G. Hart, Bonds, Smisek, and Rainey is $170,000.

        The benefit under the CARP is calculated as (A) times (B), where:

  (A)
  is 1.19% of final average compensation plus 0.45% of the final average compensation in excess of the participant's average Social Security wage base; and

  (B)
  is credited service, limited to 30 years.

        Normal retirement under the CARP is age 65, but a participant is entitled to receive a reduced benefit after attaining either age 55 with 10 years of service or age 50 with 20 years of service. The early retirement benefit is the same as the normal retirement benefit, but actuarially reduced from age 65 to the early retirement age. Messrs. Laderman, Compton, and Bonds were eligible for early retirement as of December 31, 2015, and Mr. Smisek was eligible for early retirement at the date of his separation from the Company.

        The CARP benefit can be received as a single life annuity or an actuarially equivalent contingent annuity with 50%, 66 2/3%, 75%, or 100% of the participant's payments continuing for the life of the surviving spouse following the participant's death, or as an actuarially equivalent lump sum. The lump sum payment option is not available if the participant terminates before being eligible for either normal or early retirement.

        Frozen SERP.    The SERP benefits originally were granted in connection with Messrs. Laderman, Compton, Bonds, and Smisek's employment agreements with Continental and will be offset by amounts paid or payable under the CARP. These benefits are not protected from bankruptcy, are subject to the rights of creditors of the Company, and are not protected by the Pension Benefit Guaranty Corporation. Continental provided the SERP benefits to address the compensation limits under CARP and to encourage retention by enhancing the financial value of continued employment with Continental. As of December 31, 2010, SERP benefits were frozen for Messrs. Compton, Bonds, and Smisek. Mr. Laderman's SERP benefit was partially frozen as of December 31, 2010 and fully frozen as of December 31, 2013.

        Payouts under the SERP are based on final average compensation, which was frozen as of December 31, 2010 for all SERP participants, and credited years of service, which were frozen as of December 31, 2010 for Messrs. Compton, Bonds, and Smisek and as of December 31, 2013 for Mr. Laderman. Under the SERP, final average compensation means the greater of a specified minimum amount or the average of the participant's highest five years of compensation during their last ten calendar years through the freeze date. For purposes of such calculation, compensation includes salary and cash bonuses but excludes certain stay bonus amounts, any termination payments, payments under the Continental Officer Retention and Incentive Award Program (which has been terminated), proceeds from awards under any option or stock incentive plan and any cash awards paid under a long term incentive plan. The final average compensation used to calculate the frozen SERP accrued benefit is $655,357 for Mr. Laderman, $789,860 for Mr. Compton, $557,112 for Mr. Bonds, and $1,279,909 for Mr. Smisek.

        Credited years of service recognized under the SERP began January 1, 2000 for Mr. Laderman, January 1, 2001 for Mr. Compton, June 16, 2005 for Mr. Bonds, and January 1, 1995 for Mr. Smisek. Messrs. Laderman, Compton, and Smisek received additional credited years of service under the SERP for each actual year of service during a specific period of time as follows: from 2000 through 2004, one additional year for each year of service for Mr. Laderman and two additional years for each year of service for Mr. Smisek; from 2001 through 2006, one additional year for each year of service for Mr. Compton. This additional service credit was provided as a retention incentive. The portion of the Present Value of Accumulated Benefits attributable to years of service credited under the SERP that are in excess of actual years worked while participating in the SERP is as follows: $1,114,639 for Mr. Laderman, $1,739,307 for Mr. Compton, and $1,128,331 for Mr. Smisek. In addition, the portion of the benefit payment that Mr. Smisek received during 2015 attributable to years of service credited under the SERP that are in excess of actual years of service worked while participating in the SERP was $3,481,142.

        The benefit under the SERP is defined as a single life annuity, which is (a) times (b) minus (c), where:

  (a)
  is 2.50% of final average compensation;

  (b)
  is credited service; and

  (c)
  is the benefit payable from the CARP.

        The Company will increase the amount for the executive's portion of any Medicare payroll tax incurred in connection with the SERP payout (plus income taxes on such indemnity payment). This Medicare tax indemnity is expected to be paid in the year the executive terminates.

        Normal retirement under the SERP is age 60, but an officer is entitled to receive a reduced benefit upon the earlier of attaining age 55 or completing 10 years of actual service under the SERP. The benefit is payable as a lump sum, which is the actuarial equivalent of the single life annuity benefit payable at age 60. The lump sum is calculated using the same mortality table that is used in the CARP (currently the Internal Revenue Service ("IRS") prescribed 417(e) table). It is also calculated using an interest rate that is the average of the Moody's Aa Corporate Bond rate for the three month period ending on the last day of the second month preceding payment.

Potential Payments upon Termination or Change in Control

        This section quantifies and describes potential payments that may be made to Messrs. Munoz, B. Hart, Laderman, Compton, G. Hart and Bonds and our potential costs associated with providing them certain additional benefits that would be provided at, following, or in connection with certain terminations of employment or upon a change in control of the Company assuming that such event had occurred on December 31, 2015. For Messrs. Smisek and Rainey, this section quantifies and describes actual payments and estimated future payments and benefits based only on the triggering event that actually occurred in connection with their separations from the Company during 2015. These payment and benefits are described below under "—Departure of Messrs. Smisek and Rainey."

        For the continuing named executive officers, this section does not quantify or include a description of payments that would be made upon certain qualifying terminations of employment or a change in control of the Company with respect to awards that were earned or vested as of the last business day of the year, which includes payments under the following awards:

  (i)
  Annual Incentive Program awards for 2015 (see the Non-Equity Incentive Plan Compensation column of the 2015 Summary Compensation Table and the footnote thereto for information regarding the amounts paid under these awards);

  (ii)
  Long-term Relative Performance awards for the performance period January 1, 2013 through December 31, 2015 (no amounts were earned under these awards); and

  (iii)
  Performance-Based RSU awards for the performance period January 1, 2013 through December 31, 2015 (see the Option Exercises and Stock Vested for 2015 table and the footnotes thereto for information regarding amounts paid under these awards).

  Termination Benefits of Mr. Munoz.

        At December 31, 2015, Mr. Munoz was eligible for the separation benefits set forth under the terms of his employment agreement. In the event that Mr. Munoz's employment is terminated without cause or if he resigns with "good reason," then Mr. Munoz will be entitled to certain payments and benefits, including the following: (i) a cash severance payment in the amount of $7.5 million (representing two times Mr. Mr. Munoz's then-existing base salary plus target bonus), (ii) full vesting of the initial equity award specified in the agreement (which had not been granted as of December 31, 2015), (iii) pro-rata payment of Mr. Munoz's annual bonus for the year of termination (which was not granted in 2015), based on actual achievement of performance targets, and (iv) continuation of Mr. Munoz's welfare benefits for two years. Mr. Munoz is bound by certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter. Mr. Munoz received a sign-on cash payment under his employment agreement of $5.2 million, which is subject to repayment if he is terminated for cause or resigns without good reason within the first year of his employment. Upon separation, Mr. Munoz retains lifetime flight benefits and a related tax indemnification, which benefits he retains from his service as a non-employee director of the Company. As of December 31, 2015, Mr. Munoz is not retirement eligible and a change in control would not impact his compensation. See "—Material Defined Terms" below for a discussion of "good reason" and "cause" definitions.

Estimate of Mr. Munoz's Potential Post-Employment Payments and Benefits at December 31, 2015
Type of Payment or Benefit	Resignation without Good Reason ($)(1)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	7,500,000	—	7,500,000
Continuation Coverage Benefits
Health and welfare	—	—	—	36,097	—	36,097
Life Insurance	—	—	—	1,231	—	1,231
Perquisites
Outplacement Services	—	—	—	25,000	—	25,000
Flight Benefits	74,841	74,841	74,841	74,841	—	74,841
Tax Indemnification on Flight Benefits	284,336	284,336	284,336	284,336	—	284,336

(1)
As noted above, Mr. Munoz received a sign-on cash payment under his employment agreement of $5.2 million, which is subject to repayment to the Company if he is terminated for cause or resigns without good reason within the first year of his employment.

  Termination Benefits of Messrs. B. Hart, Laderman, Compton, G. Hart and Bonds.

        As of December 31, 2015, Messrs. B. Hart, Compton, G. Hart and Bonds were eligible for benefits pursuant to the Company's Executive Severance Plan and Mr. Laderman was eligible for benefits pursuant to the Company's Senior Officer Severance Plan. Below is a description of potential payments to each of these officers upon (i) termination for "cause," (ii) retirement or resignation without "good reason," (iii) termination due to death or disability, (iv) involuntary termination without "cause" or voluntary termination for "good reason," and (v) a change in control. A tabular summary of the estimated payments and benefits for each of these officers as of December 31, 2015 is set forth below the following narrative descriptions.

  Termination for "Cause"

        Upon a termination for "cause," our named executive officers are not entitled to any additional payments or benefits. However, upon any termination of employment, including a termination for "cause," Messrs. Laderman, Compton and Bonds would retain their frozen SERP benefits.

        Frozen SERP benefits.    The value of the frozen SERP benefits as of December 31, 2015 is set forth in the 2015 Pension Benefits Table and the benefits are described under "Narrative to Pension Benefits Table." This is a frozen benefit and there is no enhancement of this benefit under any separation scenario. The SERP benefit payable is not affected by the cause of termination, other than death. Assuming a termination on December 31, 2015 other than due to death, the lump sum benefit payable to such officers would be as follows: Mr. Laderman—$4,086,710 (payable on July 1, 2016); Mr. Compton—$4,607,284 (payable partially on January 1, 2016 and partially on July 1, 2016); and Mr. Bonds—$685,364 (payable on July 1, 2016). Assuming a termination on December 31, 2015 due to death, the lump sum benefit would be as follows: Mr. Laderman—$1,838,673; Mr. Compton—$2,529,926; and Mr. Bonds—$308,676, and in each case the benefit would be payable to the surviving spouse on January 1, 2016. For purposes of these calculations, we have assumed that the lump sum interest rate in effect at the time of payment for those benefits payable after January 1, 2016 will be the same as the assumption currently in effect (4.18%). For the lump sum mortality assumption, we have used the 2016 IRS prescribed 417(e) table.

  Retirement or Resignation without "Good Reason"

        Messrs. Laderman, Compton, and Bonds were each retirement eligible on December 31, 2015 and each would have been entitled to the retirement benefits described below. Such benefits are in addition to their frozen SERP benefits described above. Messrs. B. Hart and G. Hart were not retirement eligible as of December 31, 2015 and therefore voluntary separation would occur upon resignation without "good reason" (as defined in the Executive Severance Plan). The only separation benefit provided to Messrs. B. Hart and G. Hart in such circumstance is lifetime flight benefits.

  •
  Relative Pre-tax Margin and ROIC Performance Awards.  Retirement eligible participants receive payments (pro-rata through the retirement date) under the long-term relative performance ("LTRP") awards based on relative pre-tax margin and under the pre-tax margin PB RSUs and ROIC PB RSUs if and when actively employed participants receive payments based on the Company's actual performance results through the end of the performance period. The performance period for the 2014 awards ends on December 31, 2016 and the performance period for the 2015 awards ends on December 31, 2017. The total potential payment opportunities (without pro-ration) under the 2015 awards granted to Messrs. Laderman, Compton, and Bonds are set forth in the Grants of Plan-Based Awards for 2015 table. Assuming retirement at December 31, 2015, each would be eligible for payment of (i) two-thirds of the 2014 awards based on the Company's actual performance achieved through December 31, 2016 and (ii) one-third of the 2015 awards based on the Company's actual performance achieved through December 31, 2017. As an estimate of the future payment to Messrs. Laderman, Compton, and Bonds, the termination tables set forth below include (i) two-thirds of the target opportunity under the 2014 LTRP, (ii) one-third of the value of the 2015 pre-tax margin PB RSUs assuming that the awards meet the target level of performance, (iii) two-thirds of the value of the 2014 ROIC PB RSU awards assuming that the awards meet the stretch level of performance, and (iv) one-third of the value of the 2015 ROIC PB RSU awards assuming that the awards meet the stretch level of performance. The estimated payout value of the 2014 and 2015 PB RSUs was determined based on the closing price per share of Common Stock on December 31, 2015 ($57.30). Vested pre-tax margin and ROIC PB RSUs will be settled based on the average closing price per share of Common Stock over the 20 trading days at the end of the performance period, but may not exceed the maximum payment amount established by the Compensation Committee for the applicable award. The maximum payment amount applicable to the 2014 ROIC PB RSU awards is $86.56 per unit. The other RSU awards do not have a maximum payment amount. The pre-tax margin and ROIC RSU awards outstanding at December 31, 2015 are set forth in the Outstanding Equity Awards at 2015 Fiscal Year-End table.

    No amounts are payable under the LTRP awards or the Performance-Based RSU awards in connection with a voluntary resignation without "good reason" and therefore no amounts have been included for these awards under this scenario for Messrs. B. Hart and G. Hart.

  •
  Restricted Shares.  The outstanding restricted share awards terminate upon retirement or resignation without "good reason."

  •
  Continuation Coverage Benefits.  Upon any termination other than for "cause", Mr. Laderman is eligible to receive continued coverage under the Company's health and welfare benefit plans for himself and his eligible dependents at rates equivalent to those paid by similarly-situated employees who continue in service until he is eligible for Medicare (but in no event beyond age 65). Messrs. B. Hart, Compton, G. Hart, and Bonds do not have any post-separation continuation coverage benefits upon retirement or voluntary resignation without "good reason."

  •
  Flight Benefits.  Upon any termination other than for "cause," flight benefits are provided for the remainder of the executive's lifetime, with indemnification for taxes on imputed income (except in the case of Messrs. B. Hart and G. Hart), subject to an annual limit. Prior to the Merger, the Company and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to persons who were not entitled to such benefits as of the date the respective policy was adopted and therefore Messrs. B. Hart and G. Hart are not eligible for the post-separation tax indemnity. Each of the other named executive officers had a grandfathered right to these post separation tax reimbursements. Upon death, certain executive's survivors will receive a limited flight benefit. For purposes of the tables below this has not been separately valued and is shown for each executive at the same value as the other termination scenarios.

  •
  Automobile.  Upon any termination other than for "cause", Mr. Compton will retain the automobile that he is using at the time his employment terminates. The table shows the year-end book value of the automobile currently provided by the Company.

  Termination Due to Death or Disability

        If a named executive officer was terminated due to death or disability on December 31, 2015, in addition to applicable benefits as described above, he would have been entitled to the following benefits:

  •
  Relative Pre-tax Margin and ROIC Performance Awards.  Upon death or disability, the 2014 LTRP awards based on relative pre-tax margin, the 2015 pre-tax margin PB RSU awards, and the 2014 and 2015 ROIC PB RSU awards vest at the target level and are paid out immediately on a pro-rata basis. For purposes of the termination tables set forth below, (i) two-thirds of the target opportunity under the 2014 awards and (ii) one-third of the target opportunity under the 2015 awards has been included as an estimate of the payments to Messrs. B. Hart, Laderman, Compton, G. Hart, and Bonds. The value of each pre-tax margin and ROIC PB RSU was determined based on the same stock price assumptions as included for the retirement and resignation scenario and described above.

  •
  Restricted Shares.  The restricted share awards vest in full upon death or disability. The value of each restricted share was estimated based on the closing price of a share of the Common Stock on December 31, 2015 ($57.30 per share).

  •
  Frozen SERP Benefit.  If the executive dies, the surviving spouse is entitled to immediate payment of the SERP benefit in a lump sum. This lump sum payment is the present value of the hypothetical benefit that would be payable if the participant had terminated employment on the date of death, survived until age 60, been entitled to and elected a contingent annuitant option with 50% of the benefit continuing to his surviving spouse at his death, and died the day after benefits commenced. Assuming a date of death of December 31, 2015, the lump sum benefit would be payable on January 1, 2016 and the amounts payable to the beneficiaries of the named executive officers would be as follows: Mr. Laderman—$1,838,673; Mr. Compton—$2,529,926; and Mr. Bonds—$308,676.

  •
  Continuation Coverage Benefits.  In the case of death, the named executive officers' beneficiaries are entitled to receive proceeds of life insurance benefits equal to three times his base salary at the time of death. In the case of disability, the named executive officer is eligible to receive monthly benefits under the Company's applicable disability policies. There is no additional cost to the Company associated with payments under these policies and therefore no additional amounts are included in the tables with respect to these policies.

  Involuntary Termination Without "Cause" or Voluntary Termination for "Good Reason"

        If any of the named executive officers was terminated by the Company without "cause" or terminated voluntarily for "good reason" (as defined in the applicable severance plan) on December 31, 2015, in addition to the benefits described above (including payments under outstanding awards with respect to the named executive officers who are retirement eligible and excepting disability benefits or life insurance payments and except as modified below), he would have been entitled to the following:

  •
  Cash Severance.  For Messrs. B. Hart, Compton, G. Hart, and Bonds, a cash severance payment equal to two times the sum of (i) his base salary (B. Hart—$715,000, Compton—$875,000, G. Hart—$850,000, and Bonds—$650,000) and (ii) his target bonus percentage under the annual incentive plan for 2014 (135% of base salary for each of such persons) multiplied by year-end base salary. For Mr. Laderman, a cash severance payment equal to 1.5 times the sum of (i) his base salary ($500,000) and (ii) his target bonus under the annual incentive plan for 2015 (110% of base salary) multiplied by year-end base salary. To the extent permitted under Section 409A of the Code, the severance payment is made in one lump sum payment. If the severance payment is subject to a six-month delay, interest will be paid on the delayed payment.

  •
  Relative Pre-tax Margin and ROIC Performance Awards.  For Messrs. Laderman, Compton, and Bonds, as a result of their retirement eligibility, the LTRP awards based on relative pre-tax margin and the pre-tax margin and ROIC PB RSUs have the same treatment upon involuntary termination without cause or voluntary termination for good reason as is described above upon retirement. For Messrs. B. Hart and G. Hart, such awards would be forfeited and no payment would be made with respect to such awards.

  •
  Restricted Shares.  Outstanding restricted shares would be forfeited and no payment would be made with respect to such awards.

  •
  Continuation Coverage Benefits.  For Mr. Laderman, continued coverage under the Company's health and welfare benefit plans and continued life insurance benefits as set forth above. For Messrs. B. Hart, Compton, G. Hart, and Bonds, continued coverage under the Company's welfare benefit plans for themselves and their eligible dependents at rates equivalent to those paid by similarly situated employees who continue in service, for 24 months following termination (until December 31, 2017) or, if earlier, until he receives similar benefits from a subsequent employer. The continued welfare benefits shall be subject to any Medicare or other coordination of benefits provisions under a particular welfare benefit plan. Messrs. B. Hart, Compton, G. Hart, and Bonds also receive continued life insurance benefits for 24 months following termination.

  •
  Outplacement Services.  Outplacement consulting services for 12 months following termination with an estimated cost based on current contracted rates and officer position.

"Change in Control"

        If a "change in control" of the Company occurred on December 31, 2015, except as noted below with respect to retirement eligible participants, no payments or benefits are provided to the named executive officers unless there is also a qualified termination of employment. These payments and benefits are generally similar to those provided upon a qualified termination in the absence of a change in control. For purposes of the termination tables set forth below, "qualifying event" includes involuntary termination without "cause," voluntary termination for "good reason," death, disability and attainment of retirement eligibility. However, the health and welfare benefits would be provided to Messrs. B. Hart, Compton, G. Hart, and Bonds only upon involuntary termination without "cause" or voluntary termination for "good reason" or if eligible at December 31, 2015, upon retirement.

        The outstanding restricted share awards include a double-trigger with respect to a change in control, with vesting accelerated only if the holder terminates for "good reason" or upon a qualifying event within two years of the change in control. The outstanding LTRP awards and pre-tax margin and ROIC PB RSU awards also include double-trigger provisions. Pursuant to such awards, the performance goals would be deemed satisfied at the target level of performance, which was specified by the Compensation Committee as the change in control level of performance at the time the awards were granted. Payments would be subject to continued employment through the end of the performance period except in situations involving a qualifying termination event, death, disability or with respect to a retirement eligible participant, who would be eligible for annual pro-rata payment. Payments with respect to the 2014 LTRP and 2014 and 2015 PB RSU awards would be made on a pro-rated basis to each of the named executive officers upon a qualifying termination event, death or disability.

        None of our named executive officers will be entitled to indemnification with respect to excise taxes under Section 4999 of the Code for a change in control. Instead, payments to each named executive officer that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless such executive would be in a better net after-tax position by receiving the full payments and paying the excise tax.

Material Defined Terms

        The terms "cause" and "good reason" as used above are defined under Mr. Munoz's employment agreement, as amended, and the Executive Severance Plan and the Senior Officer Severance Plan with respect to the remaining named executive officers and are set forth below.

  •
  "Cause" means, in general, (i) gross neglect or willful gross misconduct; (ii) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (iii) the executive's commission of an act of deceit or fraud intended to result in personal and unauthorized enrichment of the executive at the Company's expense; or (iv) a material breach of a material obligation of the executive under the Company's Bylaws or pursuant to any award or agreement with the executive, (v) the executive's abuse of alcohol or drugs rendering the executive unable to perform the material duties and services required by his position, and (vi) a material violation of Company policies.

  •
  "Good Reason" means, in general, (i) a material diminution in the executive's authority, duty or responsibilities; (ii) a material diminution in the executive's base salary, except as part of an across-the-board reduction in salary; (iii) a relocation of the executive's principal place of employment by more than 50 miles; or (iv) a material breach by the Company of the applicable severance plan. With respect to Mr. Munoz, "good reason" also means, (a) the failure of any successor or assignee of the Company to assume his employment agreement or (b) the appointment of a Chairman of the Board other than Mr. Henry L. Meyer, Mr. Robert A. Milton or Mr. Munoz; provided that such an appointment will not be "good reason" if the simultaneous holding of the offices of both Chief Executive Officer and Chairman of the Board is prohibited by the Company's Bylaws, Certificate of Incorporation, the New York Stock Exchange or applicable law.

  •
  "Change in Control" means, in general, the occurrence of any one of the following events: (i) certain acquisitions by a third-party or third-parties, acting in concert, of at least a specified threshold percentage of the Company's then outstanding voting securities; (ii) consummation of certain mergers or consolidations of the Company with any other corporation; (iii) stockholder approval of a plan of complete liquidation or dissolution of the Company; (iv) consummation of certain sales or dispositions of all or substantially all the assets of the Company; and (v) certain changes in the membership of the Company's board of directors.

Restrictive Covenants and Release Requirement

        The 2014 and 2015 restricted share awards include restrictive covenants related to non-solicitation, non-competition and no-hire provisions for a period of one year following termination of employment (except, with respect to the non-competition covenant, if such termination is an involuntary termination by the Company without "cause" or by the executive for "good reason"). Similar restrictive covenants apply under the employment agreement of Mr. Munoz and there are related surviving obligations under the prior employment agreements with Messrs. B. Hart, Laderman, Compton, G. Hart, and Bonds. In addition, each of the above named executives officers is bound by an obligation of confidentiality for an indefinite duration. The Company's officer severance plans and Mr. Munoz's employment agreement contain a requirement to execute a release of claims in favor of the Company in order to receive the above described separation benefits (other than the frozen SERP benefits, if applicable).

Estimate of Mr. B. Hart's Potential Post-Employment Payments and Benefits as of December 31, 2015
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	3,360,500	—	3,360,500
Long-Term Incentives
LTRP Award (2014)	—	317,778	317,778	—	—	317,778
Pre-tax Margin PB RSUs (2015)	—	139,640	139,640	—	—	139,640
ROIC PB RSUs (2014 and 2015)	—	614,199	614,199	—	—	614,199
Restricted Shares (2013, 2014 and 2015)	—	1,204,904	1,204,904	—	—	1,204,904
Continuation Coverage Benefits
Health and welfare	—	—	—	69,695	—	69,695
Life Insurance	—	—	—	1,233	—	1,233
Perquisites
Outplacement Services	—	—	—	25,000	—	25,000
Flight Benefits	29,244	29,244	29,244	29,244	—	29,244

Estimate of Mr. Laderman's Potential Post-Employment Payments and Benefits as of December 31, 2015
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	1,575,000	—	1,575,000
Long-Term Incentives
LTRP Award (2014)	222,222	222,222	222,222	(1)	—	222,222
Pre-tax Margin PB RSUs (2015)	90,840	90,840	90,840	(1)		90,840
ROIC PB RSUs (2014 and 2015)	844,716	422,358	422,358	(1)	—	422,358
Restricted Shares (2013, 2014 and 2015)	—	826,323	826,323	—	—	826,323
Continuation Coverage Benefits
Health and welfare	263,176	175,273	263,176	263,176	—	263,176
Life Insurance	3,686	—	3,686	3,686	—	3,686
Perquisites and Tax Payments
Outplacement Services	—	—	—	15,300	—	15,300
Flight Benefits	29,627	29,627	29,627	29,627	—	29,627
Tax Indemnification on Flight Benefits	256,479	256,479	256,479	256,479	—	256,479

(1)
The LTRP and Performance-Based RSU awards would be paid in accordance with the retirement separation scenario based on Mr. Laderman's retirement eligibility at December 31, 2015.

Estimate of Mr. Compton's Potential Post-Employment Payments and Benefits as of December 31, 2015
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	4,112,500	—	4,112,500
Long-Term Incentives
LTRP Award (2014)	490,000	490,000	490,000	(1)	—	490,000
Pre-tax Margin PB RSU (2015)	211,437	211,437	211,437	(1)	—	211,437
ROIC PB RSUs (2014 and 2015)	1,885,972	942,986	942,986	(1)	—	942,986
Restricted Shares (2013, 2014 and 2015)	—	1,856,922	1,856,922	—	—	1,856,922
Continuation Coverage Benefits
Health and welfare	—	—	—	78,305	—	78,305
Life Insurance	—	—	—	1,231	—	1,231
Perquisites and Tax Payments
Outplacement Services	—	—	—	25,000	—	25,000
Flight Benefits	55,154	55,154	55,154	55,154	—	55,154
Tax Indemnification on Flight Benefits	298,154	298,154	298,154	298,154	—	298,154
Automobile	50,521	50,521	50,521	50,521	—	50,521

(1)
The LTRP and Performance-Based RSU awards would be paid in accordance with the retirement separation scenario based on Mr. Compton's retirement eligibility at December 31, 2015.

Estimate of Mr. G. Hart's Potential Post-Employment Payments and Benefits as of December 31, 2015
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	3,995,000	—	3,995,000
Long-Term Incentives
LTRP Award (2014)	—	333,333	333,333	—	—	333,333
Pre-tax Margin PB RSU (2015)	—	166,017	166,017	—	—	166,017
ROIC PB RSUs (2014 and 2015)	—	664,776	664,776	—	—	664,776
Restricted Shares (2013, 2014 and 2015)	—	1,134,082	1,134,082	—	—	1,134,082
Continuation Coverage Benefits
Health and welfare	—	—	—	78,328	—	78,328
Life Insurance	—	—	—	1,232	—	1,232
Perquisites
Outplacement Services	—	—	—	25,000	—	25,000
Flight Benefits	33,953	33,953	33,953	33,953	—	33,953

Estimate of Mr. Bonds' Potential Post-Employment Payments and Benefits as of December 31, 2015
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	3,055,000	—	3,055,000
Long-Term Incentives
LTRP Award (2014)	281,667	281,667	281,667	(1)	—	281,667
Pre-tax Margin PB RSUs (2015)	123,405	123,405	123,405	(1)	—	123,405
ROIC PB RSUs (2014 and 2015)	1,088,088	544,044	544,044	(1)	—	544,044
Restricted Shares (2013, 2014 and 2015)	—	1,073,401	1,073,401	—	—	1,073,401
Continuation Coverage Benefits
Health and welfare	—	—	—	53,801	—	53,801
Life Insurance	—	—	—	1,231	—	1,231
Perquisites and Tax Payments
Outplacement Services	—	—	—	25,000	—	25,000
Flight Benefits	88,594	88,594	88,594	88,594	—	88,594
Tax Indemnification on Flight Benefits	326,864	326,864	326,864	326,864	—	326,864

(1)
The LTRP and Performance-Based RSU awards would be paid in accordance with the retirement separation scenario based on Mr. Bonds' retirement eligibility at December 31, 2015.

Departure of Messrs. Smisek and Rainey

        Separation Agreement with Mr. Smisek.    Mr. Smisek stepped down from his roles as Chairman, President and CEO effective September 8, 2015 (the "Separation Date"). Mr. Smisek and the Company (together with United Airlines) entered into a Separation Agreement and General Release (the "Separation Agreement") dated as of the Separation Date in connection with Mr. Smisek's resignation from the Company and the Board. The payments and benefits under the Separation Agreement are substantially consistent with an involuntary termination without cause under Mr. Smisek's employment agreement and based on his retirement eligibility. The Separation Agreement specified, among other things, the following:

        Accrued Obligations and Vested Benefits.    Mr. Smisek retained all obligations and benefits that accrued or vested prior to the Separation Date, including salary through his separation date, reimbursement of business expenses and payment for earned but unused vacation days. Mr. Smisek also retained his right to payments under plans in which Mr. Smisek was vested as of the Separation Date. The value of Mr. Smisek's frozen SERP benefits are set forth in the 2015 Pension Benefits Table and the benefits are described under "—Narrative to Pension Benefits Table."

        Separation Payment.    Mr. Smisek received a separation payment in the amount of $4,875,000, payable as a lump sum in cash. This payment is included in the All Other Compensation column of the 2015 Summary Compensation Table and is subject to a clawback in certain circumstances as described below.

        Annual Incentive Award.    Mr. Smisek received pro-rated payment of his 2015 Annual Incentive Plan award. This payment is included in the Non-equity Incentive Plan Compensation column of the

2015 Summary Compensation Table and is subject to clawback in certain circumstances as described below.

        Relative Pre-tax Margin and ROIC Performance Awards.    Mr. Smisek is eligible for pro-rated cash payments (based on the number of days elapsed in the applicable performance period prior to the Separation Date) under the outstanding 2013, 2014 and 2015 relative pre-tax margin based LTRP cash and PB RSU awards and 2013, 2014 and 2015 ROIC PB RSU awards, based on the Company's achievement of the specified performance goals. This treatment is consistent with the payments provided in connection with Mr. Smisek's retirement eligibility under the awards. Estimates of the potential pro-rated payment opportunities under his 2014 and 2015 awards (both LTRP cash and PB RSU) are set forth in the table below. Consistent with the above separation scenarios for the remaining named executive officers, the 2014 and 2015 relative pre-tax margin based LTRP cash and PB RSU awards are estimated based on the target level and the 2014 and 2015 ROIC based PB RSU awards are estimated based on the stretch performance level. The 2013 pre-tax margin based LTRP award for the January 1, 2013 through December 31, 2015 performance period did not achieve the entry level of performance and therefore no amounts were paid with respect to this award. The 2013 ROIC based PB RSU award was achieved at the stretch performance level and the pro-rated award was paid in 2016 following certification of the performance conditions. The payment of the 2013 ROIC based PB RSU award is included below and in the "Option Exercises and Stock Vested for 2015" table above.

        Restricted Share Awards.    Based on pro-rata service under outstanding restricted share awards for fiscal years 2013, 2014 and 2015, the Company vested and delivered to Mr. Smisek a total of 60,746 shares of Common Stock. The value of these shares as of the date of release is included below and in the "Option Exercises and Stock Vested for 2015" table. These awards are subject to clawback in certain circumstances as described below.

        Continued Benefits.    Mr. Smisek and his eligible dependents receive continued coverage under the Company's welfare benefit plans until he becomes eligible for Medicare coverage under applicable law (but in no event beyond age 65), plus tax indemnification payments on any income imputed to him from such coverage. Mr. Smisek also receives flight benefits (plus tax indemnification payments on such flight benefits) and parking privileges at the Company's hub airports in Houston, Texas and Chicago, Illinois for the remainder of his lifetime. The Company also transferred title to Mr. Smisek of the automobile used by him at the Separation Date. Mr. Smisek previously had paid a portion of the purchase price of such vehicle. The automobile benefit also is included in the All Other Compensation column of the 2015 Summary Compensation Table.

        Other Terms and Conditions.    Under the terms of the Separation Agreement, Mr. Smisek released and discharged the Company and certain related parties from any and all claims based on any events or circumstances arising or occurring prior to and including the date of the Separation Agreement to the fullest extent permitted by law, subject to certain limited exceptions. He also agreed to hold in strict confidence any confidential information related to the Company and its affiliates. He remains subject to two-year post-employment covenants not to compete and not to solicit employees or business partners of the Company and its affiliates. Mr. Smisek also agreed to a non-disparagement covenant and to cooperate fully with the Company and its affiliates in the defense, prosecution or conduct of any claims or investigations relating to events or occurrences that transpired while Mr. Smisek was employed by the Company. Pursuant to the Separation Agreement, the Company may terminate and require repayment (or "clawback") of certain severance payments and benefits (as noted in the table below) if (i) the Company determines that Mr. Smisek failed to comply with the cooperation provisions of the Separation Agreement and failed to remedy any such failure within five days of receipt of written notice from the Company or (ii) Mr. Smisek is convicted or pleads guilty or nolo contendere to any felony or any crime involving moral turpitude which conviction or plea relates to or arises from Mr. Smisek's service with the Company and its affiliates.

        A summary of the estimated payments and benefits to Mr. Smisek pursuant to the Separation Agreement is set forth below.

Type of Payment or Benefit	($)
Cash Severance*	4,875,000
Annual Incentive Program*	1,726,485
Long-Term Incentives
2013-2015 Pre-tax Margin LTRP Award	0
2014-2016 Pre-tax Margin LTRP Award	2,003,406
2015-2017 Pre-tax Margin PB RSUs	667,373
2013-2015 ROIC PB RSUs	15,965,483
2014-2016 ROIC PB RSUs	5,894,508
2015-2017 ROIC PB RSUs	1,402,188
Restricted Shares (60,746 shares)*	3,493,502
Continuation Coverage Benefits
Health and welfare	100,191
Life Insurance	2,119
Perquisites and Tax Payments
Outplacement Services*	25,000
Flight Benefits	82,394
Tax Indemnification on Flight Benefits	517,645
Automobile	58,736

*
Subject to clawback as described above.

        Resignation of Mr. Rainey.    Mr. Rainey resigned as Executive Vice President and Chief Financial Officer effective July 30, 2015. In connection with his departure, Mr. Rainey is entitled to the benefits under the Executive Severance Plan applicable to a resignation without "good reason," and the only such benefit is the lifetime flight benefit ($78,526 estimated incremental cost to the Company). All of Mr. Rainey's incentive awards were forfeited in connection with his resignation and he did not receive any continuation coverage benefits. Mr. Rainey remains subject to confidentiality obligations indefinitely and is subject to non-competition and non-solicitation obligations pursuant to surviving obligations of his prior employment agreement and the terms of the 2014 and 2015 restricted share awards.

Methodologies and Assumptions used for Calculating Other Potential Post-Employment Payments

        For purposes of quantifying the payments and estimated benefits disclosed in the foregoing tables, the Company utilized the following assumptions and methodologies to calculate the applicable costs to the Company:

  •
  Continuation Coverage benefits.  The present value of medical and prescription drug benefits and life insurance benefits that are continued for a pre-defined period following certain qualifying triggering events was determined based on assumptions used for financial reporting purposes (i.e. FASB ASC 715-20-50 assumptions) using a discount rate of 4.36%. The expected future present values for the continuation coverage benefits were based on 2016 employer gross costs, with a health care cost trend related to the medical and prescription drug benefits (including employer and employee contributions) of 6.75% in 2016, grading down to 5.0% in 2023. The separation scenarios include the portion of the benefits that is greater than the benefit that would be provided to all management employees. Messrs. Laderman and Smisek are assumed to be eligible for Medicare beginning on September 30, 2022 and August 17, 2019, respectively. The value of the continued life insurance benefits was determined based on individual insurance premium rates paid by the Company for each executive.

  •
  Flight benefits and related tax reimbursements.  The value of travel privileges was determined by utilizing the following assumptions: (i) executive and eligible family members and significant others continue to utilize the travel benefit for a period of 20 years; (ii) the level of usage for each year is the same as the actual usage was for the executive and such persons for 2015; and (iii) the incremental cost to the Company for providing travel benefits for each year is the same as the actual incremental cost incurred by the Company for providing travel benefits to the executive and eligible family members and significant others for 2015. On the basis of these assumptions, the Company determined the value of travel benefits by calculating the present value of the assumed incremental cost of providing the benefit to the executive and the executive's eligible family members over a 20-year period using a discount rate of 4.36%. The tax indemnification on flight benefits was determined utilizing the same three assumptions stated above. Using these assumptions, the Company determined the value of the indemnification by calculating the present value of the executive's future assumed annual tax indemnification (equal to the executive's actual 2015 tax indemnity) over a 20-year period using a discount rate of 4.36%.

2015 DIRECTOR COMPENSATION

        The following table represents the amount of director compensation in 2015 for each director who served during that year other than Messrs. Munoz and Smisek. All 2015 compensation of each of Messrs. Munoz and Smisek is shown in the 2015 Summary Compensation Table, including compensation that Mr. Munoz received for his service as a non-employee director of the Board for the period January 1, 2015 through September 7, 2015. During the period in which he served as the Company's Chairman, President and Chief Executive Officer in 2015, Mr. Smisek received no additional compensation for his service as a director. Each of Messrs. Harford, Insler, Kennedy, Milton, Pantoja, Shapiro and Whitehurst joined the Board in 2016 and did not receive any director compensation during 2015. For purposes of the disclosure contained in this section, we refer to the non-employee directors elected by the holders of our Common Stock as "non-employee directors."

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Current Directors who Served as Directors in 2015
Carolyn Corvi	165,118	124,493	3,677	293,288
Jane C. Garvey	130,000	124,493	16,855	271,348
Walter Isaacson	142,500	124,493	15,892	282,885
Henry L. Meyer III	238,343	159,751	37,322	435,416
William R. Nuti	123,750	124,493	4,428	252,671
Laurence E. Simmons	145,000	124,493	57,770	327,263
David J. Vitale	193,283	124,493	29,536	347,312
John H. Walker	192,500	124,493	20,893	337,886
Charles A. Yamarone	131,250	124,493	11,623	267,366
Former Directors who Served as Directors in 2015(3)
Richard A. Delaney	—	—	12,857	12,857
James J. Heppner	—	—	35,379	35,379

(1)
The amount shown in this column represents the grant date fair value of 2,361.61 restricted share units granted to each of the non-employee directors on June 11, 2015, determined in accordance with FASB ACS Topic 718.

For Mr. Meyer, the amount shown also includes the grant date fair value of 579.42 restricted share units granted on September 17, 2015 in connection with his service as Non-Executive Chairman. Upon settlement, the restricted share units will be settled: (i) 50% in cash, including any odd or fractional share units, based on the average of the high and low sales prices of Common Stock on the anniversary date (which is treated as a liability award); and (ii) 50% in shares of Common Stock (which is treated as an equity award). With respect to the portion of the restricted share unit award that is treated as a liability award (cash-settled), the grant date fair value was calculated by multiplying the number of units by the average of the high and low trading prices per share of Common Stock on the date of grant ($52.93 per share on June 11, 2015 and $60.15 per share on September 17, 2015). With respect to the portion of the restricted share unit award that is treated as an equity award (share-settled), the grant date fair value was calculated by multiplying the number of units by the closing price per share of Common Stock on the date of grant ($52.50 per share on June 11, 2015 and $61.56 per share on September 17, 2015).

  As of December 31, 2015, the aggregate number of share units outstanding (including, as applicable, deferred share units) for each individual who served as a non-employee director was: 2,941.03 for Mr. Meyer; 2,361.61 for each of Ms. Corvi and Messrs. Nuti, Simmons and Yamarone; 6,177.48 for Ms. Garvey; 29,069.29 for Mr. Isaacson; and 9,390.10 for each of Messrs. Vitale and Walker.

(2)
All other compensation includes: (a) with respect to certain non-employee directors, matching contributions to nonprofit organization(s) to which the director makes a personal commitment(s), as discussed under the caption "Charitable Contributions" below; (b) a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to the Company of providing such benefits) for each director as follows: Ms. Corvi—$3,677; Ms. Garvey—$1,677; Mr. Isaacson—$12,861; Mr. Meyer—$15,014; Mr. Nuti—$4,428; Mr. Simmons—$29,136; Mr. Vitale—$7,794; Mr. Walker—$17,031; Mr. Yamarone—$7,660; Mr. Delaney—$10,665; and Mr. Heppner—$29,136; and (c) as required by SEC rules, for certain directors whose perquisites equal or exceed $10,000, the aggregate incremental cost to the Company of such director's flight benefits.

(3)
Messrs. Delaney and Heppner each served as members of the Board until March 1, 2016 and were replaced by Messrs. Pantoja and Insler, respectively.

  We do not pay directors who are employees of the Company or directors who are elected by a class of stock other than Common Stock additional cash or equity compensation for their services as directors. However, each of the ALPA director and the IAM director are entitled to receive certain flight benefits. See "—Travel Benefits" below.

        The Nominating/Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of compensation of the Company's non-employee directors. The Nominating/Governance Committee has not delegated any authority with respect to director compensation matters, and no executive officer plays a role in determining the amount of director compensation. The Compensation Committee's independent compensation consultant, Exequity, has advised the Nominating/Governance Committee with respect to director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits, and share ownership guidelines.

        The compensation for the Non-Executive Chairman, the members of the Special Committee of the Board, and the members of the Subcommittee of such Special Committee were approved by the Board upon recommendation of the Nominating/Governance Committee. Exequity provided the Nominating/Governance Committee with advice and information regarding market practices in connection with establishing these compensation levels.

Cash Retainers for Board and Committee Service

        Effective January 1, 2015 (except as noted below), in connection with a review by Exequity of the Company's non-employee director compensation program, the Board approved the following cash retainers for Board and committee service:

  •
  an annual retainer of $85,000;

  •
  an additional annual retainer of $20,000 for the Chairperson of each of the Compensation, Executive, Finance, Nominating/Governance and Public Responsibilities Committees and an additional annual retainer of $25,000 for the Chairperson of the Audit Committee; and

  •
  an additional annual retainer of $12,500 for each of the members (other than the Chairperson) of the Compensation, Executive, Finance, Nominating/Governance and Public Responsibility

    Committees and an additional annual retainer of $15,000 for each of the members (other than the Chairperson) of the Audit Committee.

        In addition, effective March 2015, the Board approved an additional monthly cash retainer of $2,000 to the non-employee directors who serve on the Special Committee (but do not serve on the Subcommittee) and an additional monthly cash retainer of $6,000 to the non-employee directors who serve on both the Special Committee and the Subcommittee of the Special Committee.

Equity Compensation

        To attract and retain the services of experienced and knowledgeable non-employee directors, the Company adopted the 2006 Director Equity Incentive Plan, as amended and restated on February 20, 2014 (the"DEIP"). Under the DEIP, non-employee directors may receive as compensation periodic awards, stock compensation and/or cash compensation. Periodic awards are equity-based awards including options, restricted stock, SARs and/or shares that are granted to non-employee directors from time to time at the discretion of the Board.

        The Board has approved annual equity compensation under the DEIP valued at $125,000 based on the average of the high and low sales prices of Common Stock on the date of grant. Such awards are granted in connection with the non-employee directors' election to the Board at the annual stockholder meeting. For the year ended December 31, 2015, non-employee directors received an annual grant of share units on June 11, 2015, with a grant date fair value equal to $124,493. In addition, in connection with his role as non-executive chairman, Mr. Meyer received a pro-rated share unit award with respect to the non-executive chairman compensation described above. In each case, each share unit represents the economic equivalent of one share of Common Stock and vests on the one-year anniversary of the date of grant. Upon settlement, the share units will be settled: (i) 50% in cash based on the average of the high and low sales prices of Common Stock on the anniversary date and (ii) 50% in shares of Common Stock. Any odd or fractional units will be settled in cash.

        The stock ownership guidelines that apply to our non-employee directors encourage our non-employee directors to hold shares of Common Stock or equity-based awards (including share units and restricted shares) with a fair market value equal to or exceeding four times the annual cash retainer paid to the non-employee directors, which is currently set at $85,000. The guidelines provide for a transition period of five years for non-employee directors to achieve the ownership requirement. The Nominating/Governance Committee reviews equity ownership of the non-employee directors annually. Once a non-employee director is determined to be in compliance with the stock ownership guidelines, the non-employee director will be considered to be in compliance until such time as he or she sells or otherwise disposes of any of his or her Common Stock, at which time the Nominating/Governance Committee will re-evaluate the non-employee director's compliance with the stock ownership guidelines. Messrs. Harford, Kennedy, Milton, Shapiro and Whitehurst joined the Board in 2016 and will have a transition period of five years to achieve compliance with the share ownership guidelines. All other non-employee directors are currently in compliance with the guidelines.

Non-Executive Chairman/Lead Director Compensation

        In addition to the cash and equity compensation described above, the Board approved an annual retainer for the Lead Director of $25,000, which was effective January 1, 2015 through September 16, 2015. On September 17, 2015, in connection with naming Mr. Munoz as President and Chief Executive Officer and Mr. Meyer as the Non-Executive Chairman of the Board on September 8, 2015, the Board considered and approved additional compensation for the Non-Executive Chairman of $200,000 annually, of which: (i) $80,000 is paid in four equal quarterly installments and (ii) $120,000 is granted in share units under the DEIP. For 2015, the supplemental Non-Executive Chairman compensation was pro-rated from the date of approval by the Board through year-end. The Non-Executive Chairman compensation was paid in lieu of Lead Director compensation for the applicable period of 2015.

Director Compensation Deferral under the DEIP

        In prior years, non-employee directors were permitted to defer the receipt of some or all cash compensation through credits to a cash and/or share account established and maintained by the Company on behalf of the director. Non-employee directors also were permitted to defer the receipt of shares that would otherwise be issued under a periodic award through credits to his or her share account. Distribution from the cash and/or share accounts will be made, if in a lump sum, or will commence, if in installments, as soon as administratively practicable after January 1 of the year following the year the non-employee director terminates his or her position as a director of the Company. Beginning in 2011, the Board eliminated the compensation deferral option.

Travel Benefits

        We consider it important for our directors to understand our business and to have exposure to our operations and employees. For that reason, our directors receive flight benefits, including a travel card permitting positive space travel by the director, the director's spouse or qualified domestic partner and certain other eligible travelers, frequent flyer cards, and access to our United Club facilities. These benefits are taxable to the director, subject to the reimbursement of certain of such taxes by the Company. Prior to the Merger, United Air Lines and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to non-employee directors who did not have an existing right to such benefits as of the date the respective policy was adopted. The tax indemnification provided to the non-employee directors is subject to an annual limit. A non-employee director who retires from the Board with at least five consecutive years of service as a director will receive lifetime travel benefits, subject to certain exceptions.

Charitable Contributions

        We adopted a program in 2009 through which the Company provides a matching charitable contribution to qualifying nonprofit organizations to which a director makes a personal commitment in an aggregate amount of up to $20,000 per year. In the case of each of the ALPA director and the IAM director, the Company will provide a matching charitable contribution to qualifying nonprofit organizations to which the director or the director's union contributes up to $20,000 per year in the aggregate. During 2015, directors elected by the holders of Common Stock were also entitled to donate ten round trip tickets for complimentary positive space travel to charity.

AUDIT COMMITTEE REPORT

United Continental Holdings, Inc. Audit Committee Report

To the Board of United Continental Holdings, Inc.:

        The Audit Committee is comprised of five non-employee members of the Board. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that: (1) all current Audit Committee members are "independent" as that concept is defined in Section 10A of the Exchange Act; (2) all current Audit Committee members are "independent" as that concept is defined in the applicable NYSE listing standards; (3) all current Audit Committee members are financially literate under the applicable NYSE listing standards; and (4) each of Mr. Vitale, Mr. Walker and Mr. Yamarone qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        The Board appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year, the Audit Committee reviews the adequacy of the charter and recommends any changes to the Board for approval. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (2)-(4) of the first paragraph of this report and the adequacy of the committee charter.

        During the last year, and earlier this year in preparation for the filing with the SEC of the 2015 Form 10-K, the Audit Committee, among other matters:

  •
  reviewed and discussed the audited financial statements included in the 2015 Form 10-K with management and the Company's independent registered public accounting firm, referred to in this report as the "independent auditors;"

  •
  reviewed the overall scope and plan for the annual audit of the Company's financial statements to be included in the 2015 Form 10-K and the results of the examinations by the Company's independent auditors;

  •
  met with management periodically during the year to consider the adequacy of the Company's internal control over financial reporting and the quality of its financial reporting and discussed these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors;

  •
  reviewed and discussed with the independent auditors: (1) their judgments as to the quality of the accounting principles applied in the Company's financial reporting; (2) the written disclosures and the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and the independence of the independent auditors; and (3) the matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, "Communications with Audit Committees," as amended;

  •
  based on these reviews and discussions, as well as private discussions with the independent auditors and the Company's internal auditors, recommended to the Board the inclusion of the audited financial statements of the Company and its subsidiaries in the 2015 Form 10-K; and

  •
  determined that the non-audit services provided to the Company by the independent auditors (discussed below under Proposal No. 2) are compatible with maintaining the independence of the independent auditors. The Audit Committee's pre-approval policies and procedures are discussed below under Proposal No. 2.

        Notwithstanding the foregoing actions and the responsibilities set forth in the committee charter, the charter clarifies that the Audit Committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditors' report. The functions of the Audit Committee are not intended to duplicate or substitute for the activities of management and the independent auditors, and the Audit Committee members cannot provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certifications as to the work of the independent auditors. Management is responsible for the Company's financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company and are not acting as professional accountants or auditors on behalf of the Company. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements.

        The Audit Committee meets periodically with management and the independent and internal auditors, including private discussions with the independent auditors and the Company's internal auditors, and receives the communications described above. The Audit Committee has also established procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters and (2) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Audit Committee with an independent basis to determine that management has maintained: (1) appropriate accounting and financial reporting principles or policies or (2) appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States.

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,
Audit Committee
David Vitale, Chair Carolyn Corvi Laurence E. Simmons John H. Walker Charles A. Yamarone

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

Independent Public Accountants

        Ernst & Young LLP was the Company's independent registered public accounting firm for the fiscal year ended December 31, 2015. The Audit Committee has approved the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

Audit Committee Pre-approval Policy and Procedures

        The Audit Committee has adopted a policy on pre-approval of services of the Company's independent registered public accounting firm. The policy provides that the Audit Committee shall pre-approve all audit and non-audit services to be provided to the Company and its subsidiaries and affiliates by its independent auditors. The process by which this is carried out is as follows:

        For recurring services, the Audit Committee reviews and pre-approves the independent registered public accounting firm's annual audit services in conjunction with the annual appointment of the outside auditors. The reviewed materials include a description of the services along with related fees. The Audit Committee also reviews and pre-approves other classes of recurring services along with fee thresholds for pre-approved services. In the event that the additional services are required prior to the next scheduled Audit Committee meeting, pre-approvals of additional services follow the process described below.

        Any requests for audit, audit-related, tax and other services not contemplated with the recurring services approval described above must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

        On a periodic basis, the Audit Committee reviews the status of services and fees incurred year to date and a list of newly pre-approved services since its last regularly scheduled meeting. The Audit Committee has considered whether the 2015 and 2014 non-audit services provided by Ernst & Young LLP are compatible with maintaining auditor independence and concluded that such services were compatible with maintaining Ernst & Young LLP's independence.

        All of the services in 2015 and 2014 under the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees categories below have been approved by the Audit Committee pursuant to paragraph (c)(7) of Rule 2-01 of Regulation S-X of the Exchange Act.

Independent Registered Public Accounting Firm Fees

        The aggregate fees billed for professional services rendered by the Company's independent auditors in 2015 and 2014 are as follows (in thousands):

Service	2015	2014
Audit Fees	$4,193	$3,827
Audit-Related Fees	98	181
Tax Fees	2,050	560
All Other Fees	5	5

Total	$6,346	$4,573

  Audit Fees

        For 2015 and 2014, audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements and the audit of the effectiveness of internal control over financial reporting of the Company and its wholly-owned subsidiaries. Audit fees also include the audit of the consolidated financial statements of United Airlines, employee benefit plan audits, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

  Audit-Related Fees

        For 2015 and 2014, fees for audit-related services consisted of understanding key process changes and identifying and testing changes in the internal control environment prior to implementation of system conversions, and an assessment of certain information technology security-related controls.

  Tax Fees

        Tax fees for 2015 and 2014 include professional services provided for preparation of tax returns of federal, foreign and state tax returns, research and consultations regarding tax accounting, and tax compliance matters and assistance in assembling data to prepare for and respond to governmental reviews of past tax filings, exclusive of tax services rendered in connection with the audit.

  All Other Fees

        Fees for all other services billed in 2015 and 2014 consist of subscriptions to Ernst & Young LLP's on-line accounting research tool.

Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for fiscal year 2016. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 2010. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from those attending the Annual Meeting.

        The stockholders are being asked to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2016. Although ratification is not required by law or the Bylaws, the Board is submitting the appointment to the stockholders as a matter of good corporate governance. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD AND AUDIT COMMITTEE RECOMMEND A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

 PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED
EXECUTIVE OFFICERS

        In accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote on an advisory resolution, commonly known as a "say-on-pay" proposal, approving the Company's executive compensation as reported in this proxy statement:

  RESOLVED, that the stockholders approve the compensation of the named executive officers of United Continental Holdings, Inc., as disclosed in the proxy statement for the 2016 Annual Meeting of Stockholders under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis, the compensation tables, the accompanying footnotes, and the related disclosure contained therein.

        At the 2011 annual meeting of stockholders, stockholders were asked to cast a non-binding advisory vote on whether the say-on-pay vote should be held every year, every two years or every three years (the "Frequency Vote"). A majority of stockholders voting on the matter indicated a preference for holding the say-on-pay vote on an annual basis. Accordingly, the Board resolved that the non-binding advisory vote to approve the compensation of the Company's named executive officers will be held on an annual basis at least until the next Frequency Vote is held. At the Company's annual meeting on June 10, 2015, approximately 98% of the votes cast were voted in favor of the "say-on-pay" proposal.

        Our executive compensation program for 2015 is described in this proxy statement under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis ("CD&A"), the compensation tables, the accompanying footnotes and the related disclosure contained therein.

        As discussed in the CD&A, our executive compensation programs are designed to fulfill the following principles: (i) aligning the interests of our stockholders and executives; (ii) linking executive pay to performance; and (iii) attracting, retaining and appropriately rewarding our executives in line with market practices.

        Our 2015 executive compensation policies and practices include the following features, which we believe illustrate our commitment to corporate governance "best practices" and the program principles stated above:

  •
  Multiple performance metrics aimed at stockholder value.  We utilize multiple performance metrics (pre-tax income, customer satisfaction, ROIC, relative pre-tax margin, and stock price) to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value.

  •
  Focus on both relative and absolute performance goals.  We utilize performance measures that emphasize both relative and absolute performance goals, including relative pre-tax margin (which measures Company performance in comparison to an industry peer group), pre-tax income, ROIC, customer satisfaction and stock price, which provide the primary links between incentive compensation and the Company's business strategy and financial results.

  •
  Pay is targeted with reference to peer group median levels.

  •
  Balanced peer group companies.  We have maintained the same standards for our peer group since it was established in 2011 following the Merger. Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenue); and the largest U.S.-based airlines (regardless of revenue range).

  •
  "Double-triggers" on change in control.  All long-term incentives have "double-trigger" accelerated vesting provisions. A "double-trigger" means that acceleration of vesting requires two events: first, the transaction that represents the change in control, and second, a qualified termination of service, such as an involuntary termination without "cause."

  •
  No change in control tax indemnity.  Company policy prohibits excise tax indemnity for change in control transactions.

  •
  Stock ownership guidelines.  Our named executive officers are subject to stock ownership guidelines based on a multiple of base salary (CEO—5x base salary; EVP—2x base salary; SVP—1x base salary).

  •
  Prohibition on pledging and hedging.  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

  •
  "Claw-back" provision.  Our programs include claw-back provisions, requiring the return of incentive payments in certain financial restatement situations.

  •
  Profit sharing hurdle.  No annual incentives are paid to officers unless other employees receive a profit-sharing payment for the year.

  •
  Risk mitigation.  Our executive pay program has been designed with features to mitigate against the risk of inappropriate behavior.

  •
  Standardized severance policies.  We maintain standardized severance policies for our officers, other than the CEO. We previously eliminated employment agreements for all officers other than our CEO.

  •
  Annual say-on-pay vote.  We have adopted an annual policy for our say-on-pay vote as recommended by our stockholders at our 2011 annual meeting of stockholders.

  •
  Communication with investors.  We regularly communicate with our investors regarding our performance that is linked to our incentive awards, particularly the linkage between our compensation program and our ROIC.

  •
  Independent Compensation Committee.  The Compensation Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

  •
  Independent Compensation Consultant.  The Compensation Committee has retained an independent compensation consultant, who provides services directly to the Compensation Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Compensation Committee.

        We urge our stockholders to read the CD&A section of this proxy statement, which discusses in greater detail how our 2015 executive compensation program implemented our guiding principles. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.

        Because this vote is advisory, it will not be binding upon the Board. Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of the Company's stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, WHICH IS DESIGNATED AS PROPOSAL NO. 3.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

        If a stockholder of record wishes to submit a proposal for inclusion in next year's proxy statement for the annual meeting, the proposal must be received by the Company no later than December 30, 2016 and otherwise comply with SEC rules. Failure to otherwise comply with SEC rules will cause the proposal to be excluded from the proxy materials. All notices must be submitted to the Corporate Secretary—United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

        Stockholders who intend to submit director nominees for inclusion in the Company's proxy materials for the 2017 annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company no earlier than November 30, 2016, and no later than December 30, 2016.

        As previously disclosed, pursuant to the Settlement Agreement, the Nominating/Governance Committee, PAR and Altimeter will work together in good faith to identify an additional independent director as promptly as possible who is mutually agreeable to the Board, PAR and Altimeter. Under the terms of the Settlement Agreement, following the identification of the new independent director, the Board will promptly appoint the new independent director to the Board and is obligated to nominate and recommend the new independent director for election at the 2017 annual meeting of stockholders, subject to certain exceptions as set forth in the Settlement Agreement. Due to this agreement, the number of nominees for director that may be included in the Company's proxy materials pursuant to the proxy access provisions of the Bylaws for the 2017 annual meeting of stockholders will be reduced by one, and may be further reduced as set forth in the Bylaws.

        To propose business or nominate a director at the 2017 annual meeting of stockholders without inclusion of such matters in our proxy materials, proper notice must be submitted by a stockholder of record no earlier than February 8, 2017 and no later than March 10, 2017 in accordance with the Bylaws. The notice must contain the information required by the Bylaws. No business proposed by a stockholder can be transacted at the 2017 annual meeting of stockholders, and no nomination by a stockholder will be considered, unless the notice satisfies the requirements of the Bylaws. If we do not receive timely notice of any other matter that a stockholder wishes to raise at the 2017 annual meeting of stockholders, the Bylaws provide that the matter shall not be transacted and the nomination shall not be considered.

ANNUAL REPORT

        A copy of our 2015 Form 10-K has been made available with this proxy statement and is also available at http://www.envisionreports.com/ual. Additional copies of the 2015 Form 10-K and this Notice of Annual Meeting and proxy statement, and accompanying proxy card, may be obtained from the Corporate Secretary—United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

        COPIES OF OUR 2015 FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY—UNITED CONTINENTAL HOLDINGS, INC., 233 S. WACKER DRIVE, CHICAGO, ILLINOIS 60606. YOU CAN ALSO OBTAIN A COPY OF OUR 2015 FORM 10-K AND OTHER PERIODIC FILINGS AT THE COMPANY'S WEBSITE AT WWW.IR.UNITED.COM OR FROM THE SEC'S EDGAR DATABASE AT WWW.SEC.GOV.

OTHER BUSINESS

        The Company knows of no other matters to be submitted to stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the Board's recommendations.

APPENDIX A

Reconciliation of GAAP to Non-GAAP Financial Measures

        The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America ("GAAP") and Non-GAAP financial measures including pre-tax net income excluding special charges. The Company believes that adjusting for special items is useful to investors because the special items are non-recurring items not indicative of the Company's ongoing performance. Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis (in millions, except ratios). For additional information related to special items, see Note 16 to the financial statements included in Part II, Item 8 of the Company's annual report on Form 10-K.

	2015
Income before income taxes	$4,219
Less: Special items before income tax benefit	279

Income before income taxes and excluding special items	4,498
NOPAT adjustments	1,100	(a)

Net Operating Profit After Cash Tax (NOPAT)	$5,598

Effective tax rate	0.4%
Invested Capital (five-quarter average):
Total assets	$39,210
Invested capital adjustments	12,507	(b)

Average invested capital	$26,703

Return on invested capital	21.0%

(a)
NOPAT adjustments include: adding back (net of tax shield) interest expense, the interest component of capitalized aircraft rent, and net interest on pension while removing interest tax expense.

(b)
Invested capital adjustments include: adding back capital aircraft rent (at 7.0X) and deferred income taxes, less advance ticket sales, frequent flyer deferred revenue, tax valuation allowance, and other non-interest bearing liabilities.

A-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02D2WB 1 U P X + Annual Meeting Proxy/Voting Instruction Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1, FOR Proposal 2 and FOR Proposal 3. For Against Abstain 2. Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2016. For Against Abstain 3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. 01 - Carolyn Corvi 04 - Walter Isaacson 07 - Oscar Munoz 02 - Jane C. Garvey 05 - James A. C. Kennedy 08 - William R. Nuti 03 - Barnaby M. Harford 06 - Robert A. Milton 09 - Edward L. Shapiro 1. Election of Directors IMPORTANT ANNUAL MEETING INFORMATION 10 - Laurence E. Simmons 11 - David J. Vitale For Against Abstain For Against Abstain 12 - James M. Whitehurst For Against Abstain Proxy/Voting Instruction Card MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 8 0 5 1 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week Instead of mailing your proxy or voting instructions, you may choose one of the two methods outlined below to vote your proxy or direct the trustee as to shares held in your 401(k) plan. We encourage you to vote by Internet. Internet • Log on to the Internet and go to http://www.envisionreports.com/ual. • Follow the steps outlined on the secured website. Telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. * Proxies submitted by Internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, June 7, 2016. Voting instructions to the trustee of the United 401(k) plans must be received by 5:00 a.m., Central Time, on Monday, June 6, 2016. This Proxy is solicited on behalf of the Board of Directors.

. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Oscar Munoz and Brett J. Hart, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of United Continental Holdings, Inc. owned of record by the undersigned on the matters listed on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the 2016 Annual Meeting of Stockholders to be held at the Willis Tower, 233 S. Wacker Dr., Chicago, IL 60606 on June 8, 2016 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof, unless otherwise specified herein. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all the director nominees listed under Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting. EMPLOYEES/PARTICIPANTS HOLDING SHARES IN UNITED AIRLINES 401(K) PLANS: This card constitutes your voting instructions to Evercore Trust Company, N.A. or its successor, as trustee under the United Airlines 401(k) plans. By signing on the reverse side, you are instructing the trustee to vote the shares of common stock of United Continental Holdings, Inc. held in the 401(k) plan in which you participate with regard to the matters listed on the reverse side of this proxy card and to act in its discretion upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, all as set forth in the Notice to Plan Participants. Your voting instructions to the trustee are confidential. If properly executed and timely received, this voting instruction card will constitute a direction to the trustee to vote on the matters as directed. In its discretion, the trustee is authorized to vote upon other business as may properly come before the Annual Meeting. If no choice is made or no timely direction is received, the trustee will vote your shares in proportion to allocated shares in such plan for which timely instructions are received, subject to applicable law. The proxies cannot vote your shares, and the trustee cannot ensure that your instructions are tabulated, unless you vote or instruct the trustee by telephone, Internet or sign and return this card. Voting instructions to the trustee from employees/participants holding shares in the 401(k) plans must be received prior to 5:00 a.m., Central Time, on Monday, June 6, 2016. Votes from all other stockholders that are submitted by Internet or telephone must be received prior to 11:59 p.m., Central Time, on Tuesday, June 7, 2016. TO BE SIGNED AND DATED ON THE REVERSE SIDE Annual Meeting Proxy/Voting Instruction Card – United Continental Holdings, Inc. C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + Admission Ticket 2016 Annual Meeting of Stockholders of United Continental Holdings, Inc. Wednesday, June 8, 2016 9:00 a.m., Central Time Willis Tower 233 S. Wacker Dr. Chicago, IL 60606 Doors will open for registration and admittance at 8:30 a.m., Central Time. Upon arrival, you must present this admission ticket and valid picture identification at the registration desk to be admitted to the Annual Meeting. * The Proxy Statement and 2015 Annual Report are available at http://www.envisionreports.com/ual. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q